As filed with the Securities and Exchange Commission on


                                December 7, 2004

                           Registration No. 333-79831

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                         POST-EFFECTIVE AMENDMENT NO. 6

                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               PIPELINE DATA INC.
                 (Name of small business issuer in its charter)

         Delaware                          7389                   13-3953764
(State or other jurisdiction of (Primary Standard Industrial (IRS Employer incorporation or organization) Classification Code Number) Identification No.)

                                                     MacAllister Smith,
       1599 Washington Street                     Chief Executive Officer
        Braintree, MA  02184                          Pipeline Data Inc.
          (781) 843-3812                             1599 Washington Street
(Address and telephone number of                       Braintree, MA 02184
     principal executive offices)                  (800) 932-5708 ext. 220
                                                (Name, address  and telephone
                                                 number of agent for service)

        Copy to:

                        Law Offices of Sheila G. Corvino
                              811 Dorset West Road
                         Dorset, VT 05251(802) 867-0112


     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement. If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.



                                  Calculation of Registration Fee

                                                  Amount           Proposed Maximum        Proposed Maximum
Title of each Class of Securities Being            To be             Offering Price           Aggregate                Amount  of
Registered                                       Registered           Per Security          Offering Price         Registration Fee

Common Stock                                     3,325,000(1)         $ .50(2)              $1,662,500(2)           $462.18(2)
Class A Warrants                                  1,000,000           $0.10                   $100,000               $27.80
Class B Warrants                                  1,000,000           $0.10                   $100,000               $27.80
Common Stock Underlying Class A Warrants(3)       1,000,000(4)        $1.50(5)              $1,500,000              $834.00(6)
Common Stock Underlying Class B Warrants(3)       1,000,000           $2.50(7)              $2,500,000            $1,390.00(8)
                                                  ---------                                 ----------             ---------
TOTAL                                             7,325,000                                 $5,862,500            $2,741.78(9)
                                                  =========                                 ==========             =========


(1) Includes (a) 791,890 previously registered shares which were sold by registrant after this registration statement was declared effective.
     Includes 208,110 shares which had been registered for sale by the registrant but not sold and (c) 2,325,000 shares which have been registered for resale by the selling stockholders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, 457,550 shares of which have been sold, leaving 1,867,450 shares.

(2) Estimated solely for purposes of calculating the registration fee and includes shares being sold by selling stockholders.

(3) Pursuant to Rule 416 there are also registered hereby such additional number of shares as may become issuable by reason of the anti-dilution provisions of the class A redeemable warrants and class B redeemable warrants. These additional shares are not issuable by reason of the anti-dilution provisions of other derivative securities we may issue in the future.

(4) Includes (a) 785,210 previously registered class A redeemable warrants which were sold by registrant after this registration statement was declared effective. Also includes 214,790 class A redeemable warrants which had been registered for sale by the registrant, but not sold.

(5) At the time of effectiveness of this registration statement, the exercise price of these warrants was $3.00 per share. That exercise price was reduced, pursuant to the first post-effective amendment to this registration statement dated January 4, 2001, to $1.50 per share.

(6) Represents the filing fee previously paid on the basis of a $3.00 per share exercise price.

(7) At the time of effectiveness of this registration statement, the exercise price of these warrants was $5.00 per share. That exercise price was reduced, pursuant to the first post-effective amendment to this registration statement dated January 4, 2001, to $2.50 per share.

(8) Represents the filing fee previously paid on the basis of a $5.00 per share exercise price.

(9) The registrant previously paid a fee of $2,741.78. Therefore, no additional fee is due with this filing.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                                EXPLANATORY NOTE


     This is our sixth post-effective amendment to our registration statement relating to (1) our previous registration of 1,000,000 shares of common stock, 791,890 of which were issued in our initial public offering of securities and 1,000,000 class A redeemable warrants, 785,210 of which were issued in that offering, (2) our previous reduction in the exercise price of our class A redeemable warrants from $3.00 to $1.50, (3) our previous registration of up to 1,000,000 class B redeemable warrants for sale in our initial public offering, none of which were sold in that offering, and all of which were distributed as a dividend to the holders of our common stock, (4) our previous reduction in the exercise price of our class B redeemable warrants from $5.00 to $2.50, (5) our previous registration for resale of 2,325,000 shares of common stock by the holders of those shares, 1,508,750 of which have been sold, leaving 816,250, (6) the resale of up to 1,785,210 shares of common stock issuable upon exercise of our outstanding class A redeemable warrants and upon exercise of our class B redeemable warrants by the holders of such instruments and (7) disclosure concerning recent acquisitions as well as updated business and financial information.


     We did not receive any proceeds from our distribution of the class B redeemable warrants. We will not receive any proceeds from the resale of securities by holders of any of the securities registered hereunder. We will receive proceeds of up to $1,177,815 in the event that the outstanding class A redeemable warrants are exercised by the holders of such instruments, and up to $2,500,000 in the event that the class B redeemable warrants are exercised by the holders of such instruments.

     This registration statement contains three forms of prospectus. One will be used in connection with (1) the resale of 785,210 shares of our common stock, par value $.001 per share, issuable upon the exercise of our outstanding class A redeemable warrants by the holders of such instruments and (2) the resale of 1,000,000 shares of our common stock issuable upon the exercise of the class B redeemable warrants by the holders of such instruments. The other two forms of prospectus will be used in connection with an offering of shares of our common stock by certain selling stockholders. One of those two forms of selling stockholder prospectus will be used by three affiliates who may sell up to 10%, in the aggregate, of the issued and outstanding shares of common stock in "at the market" transactions. The other form of selling stockholder prospectus will be used by selling stockholders who are not affiliates who may sell all of their respective holdings of common stock in "at the market" transactions. All of the forms of prospectus will be identical except for (i) the front cover page of the prospectus; (ii) an alternate "Table of Contents" page; (iii) an alternate description of the offering to be inserted in the "Prospectus Summary" section;
(iv) an alternate "Selling Stockholders" section; and (v) the rear cover page of the prospectus.


                              Cross Reference Sheet

                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2

                   Part I. Information Required in Prospectus

         Item

         No.        Required Item                         Location or Caption
         ----       -------------                         -------------------

         1.         Front of Registration Statement
                    and Outside Front Cover of
                    Prospectus                            Front of Registration
                                                          Statement and Outside
                                                          Front Cover of Prospectus

         2.         Inside Front and Outside Back
                    Cover Pages of Prospectus             Inside Front Cover Page
                                                          of Prospectus and Outside
                                                          Back Cover Page of
                                                          Prospectus

         3.         Summary Information and Risk
                    Factors                               Prospectus Summary;
                                                          Risk Factors

         4.         Use of Proceeds                       Use of Proceeds

         5.         Determination of Offering
                    Price                                 Market for our Common
                                                          Stock

         6.         Dilution Dilution

         7.         Selling Security Holders              Not Applicable

         8.         Plan of Distribution                  Not Applicable

         9.         Legal Proceedings                     Legal Proceedings

         10.        Directors, Executive Officers,
                    Promoters and Control Persons         Management

         11.        Security Ownership of Certain
                    Beneficial Owners and Management      Principal Stockholders

         12.        Description of Securities             Description of Securities

         13.        Interest of Named Experts and
                    Counsel                               Legal Matters; Financial
                                                          Statements

         14.        Disclosure of Commission Position
                    on Indemnification for Securities
                    Act Liabilities                       Statement as to
                                                          Indemnification

         15.        Organization Within Last
                    Five Years                            Management; Certain
                                                          Transactions

         16.        Description of Business               Proposed Business

         17.        Management's Discussion and           Management's Discussion and
                    Analysis or Plan of                   Analysis
                    Operation

         18.        Description of Property               Business

         19.        Certain Relationships and Related
                    Transactions                          Certain Transactions




         20.        Market for Common Stock and
                    Related Stockholder Matters           Prospectus Summary;
                                                          Market for Our
                                                          Common Stock

         21.        Executive Compensation                Management - Remuneration

         22.        Financial Statements                  Financial Statements

         23.        Changes in and Disagreements          Changes in and Disagreements
                    with Accountants on Accounting        with Accountants on Accounting
                    and Financial Disclosure              and Financial Disclosure

                                 GRAPHIC OMITTED
                                   PROSPECTUS

                    PROSPECTUS DATED: _______________________

                               Pipeline Data Inc.
                   1599 Washington Street, Braintree, MA 02184

                       785,210 class A redeemable warrants

              785,210 shares of common stock issuable upon exercise
                   of outstanding class A redeemable warrants

                    1,000,000 class B redeemable warrants and 1,000,000 shares of common stock issuable upon exercise of the class B redeemable warrants

     This prospectus relates to the resale of 785,210 shares of our common stock, par value $.001 per share, issuable upon exercise of our outstanding class A redeemable warrants by the holders of such instruments. This prospectus also relates to the resale of up to 1,000,000 shares of our common stock which shall be issued by us upon exercise of our outstanding class B redeemable warrants by the holders of such instruments. In addition, 816,250 shares of our common stock owned by certain of our stockholders will be subject to resale pursuant to a separate prospectus.

     The shares of our common stock offered by the selling stockholders pursuant to this prospectus involves substantial risk. See "Risk Factors" beginning on page XX.

     Each class A redeemable warrant entitles the holder to purchase one share of common stock at an exercise price of $1.50, subject to adjustment, at any time until April 25, 2006. The class A redeemable warrants originally expired on April 25, 2003; however, our company decided to extend the term of these warrants until April 25, 2006. Each class B redeemable warrant entitles the holder to purchase one share of common stock at an exercise price of $2.50, subject to adjustment, until April 25, 2005. The class A and class B redeemable warrants are subject to redemption by us at any time on 30 days written notice at a redemption price of $.01 per warrant, provided that the trading price of the underlying common stock is at least 150% of the then current per share exercise price for 20 or more consecutive trading days.

     The 816,250 shares of common stock to be offered and sold by certain of our stockholders pursuant to a separate prospectus, 748,750 of which are held by one affiliate - officers, directors and controlling stockholders of this company.

          o The one named affiliate will be entitled to offer and sell up to an aggregate of 748,750 of his shares at the then prevailing market price for our shares; and

          o The non-affiliates who hold the 67,500 share balance of those 816,250 shares also will be entitled to offer and sell their shares at the then prevailing market price.

     We will not receive any of the proceeds from the resale of any of the class A or class B redeemable warrants, or the shares of common stock underlying those warrants, however, we are paying for the costs of registering the securities covered by this prospectus.

     The holders of the class A and class B redeemable warrants, and the shares of common stock underlying those warrants, will receive all of the amounts derived from any sale by them of those securities, less any brokerage commissions or other expenses incurred by them. While this offering is not being underwritten, the holders of the securities offered pursuant to this prospectus and the brokers or other third parties through whom the any of the holders of those securities sell them may be deemed "underwriters" as that term is defined in the Securities Act of 1933, as amended, for purposes of the resale of the securities offered in this prospectus. See "Plan of Distribution."


     Our common stock trades on the OTC Bulletin Board(R) under the symbol "PPDA." The last reported sale price of our common stock on December 7, 2004 was $1.01 per share.


     Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                                         Table of Contents

                                                                                     Page

         Prospectus Summary.............................................................
         The Company....................................................................
         The Distribution...............................................................
         Risk Factors...................................................................
         Use of Distribution Proceeds...................................................
         Capitalization.................................................................
         Forward-Looking Statements.....................................................
         Business of the Company........................................................
         Management's Discussion and Analysis of
          Financial Condition and Results of Operations.................................
         Price Range of Common Stock and Class A Redeemable Warrants....................
         Dividend Policy................................................................
         Plan of Distribution...........................................................
         Legal Proceedings..............................................................
         Directors, Executive Officers,
         Promoters and Control Persons..................................................
         Security Ownership of Certain Beneficial Owners and Management.................
         Description of Securities......................................................
         Interest of Named Experts and Counsel..........................................
         Selling Stockholders...........................................................
         Certain Provisions of Our Certificate of Incorporation and By-Laws and
          Disclosure of Commission Position on Indemnification for Securities
          Act Liabilities...............................................................
         Description of Property
         Certain Relationships and Related Transactions.................................
         Market for Common Equity and Related Stockholder Matters.......................
         Executive Compensation.........................................................
         Financial Statements...........................................................
         Changes in and Disagreements With Accountants on Accounting and
          Financial Disclosure..........................................................
         Where Can Investors Find Additional Information................................
         Financial Statements of the Company............................................


                               Prospectus Summary

                                   The Company


     Pipeline Data Inc., a Delaware corporation, was incorporated in June 1997 and began its business operations in 1998. Under our corporate charter documents, we may engage in any activity for which corporations may be organized under the Delaware General Corporation Law. We operate through four wholly owned subsidiaries: Our subsidiary, SecurePay.com, Inc. ("SecurePay.com" or "SecurePay"), is an integrated provider of transaction processing services, gateway services, related software application products and value- added services primarily to small-to-medium sized merchants operating either in the physical "brick and mortar" world, mobile merchant (wireless) or the virtual world of the Internet; Our subsidiary, Northern Merchant Services, Inc., ("NMSI") is an independent sales organization that markets and services electronic credit card authorization and payment systems to merchants located throughout the United States. Our subsidiary, Pipeline Data Processing, Inc. provides wholesale processing to Independent Sales Organizations "ISO's". Our subsidiary, Pipeline Data Portfolio Acquisitions, Inc. sources and and aquires merchant portfolios. Our telephone number is (781)843-3812.


                                  Risk Factors

     In addition to the risks and other considerations discussed elsewhere in this report, set forth below is a discussion of certain risk factors relating to our business and operations. These risk factors are drafted in "Plain English" format in accordance with Rule 421 of the Securities Act. Accordingly, references to "we" and "our" refer to Pipeline and its subsidiaries.

Our dependence upon VISA and MasterCard registration and
financial institution sponsors
-------------------------------------------------------------------------------

     Our subsidiary, NMSI, must be sponsored by a financial institution that is a principal member of the VISA and MasterCard credit card associations in order to process bankcard transactions. Our designation with VISA and MasterCard as a member service provider is dependent upon the sponsorship of member clearing banks and our continuing adherence to the standards of the VISA and MasterCard credit card associations. The member financial institutions of VISA and MasterCard set these standards. Some of the member financial institutions of VISA and MasterCard provide transaction processing services in direct competition with our services. In the event we fail to comply with these standards, VISA or MasterCard could suspend or terminate our designation as a member service provider. The termination of our member service provider registration or our status as a certified processor, or any changes in the VISA or MasterCard rules that prevent our registration or otherwise limit our ability to provide transaction processing and marketing services for VISA or MasterCard, would have a material adverse effect on our business, financial condition and results of operations.

Increased consolidation in the marketplace has an impact on price and availability of acquisition, joint venture and alliance opportunities
-------------------------------------------------------------------------------

     Historically, our growth strategy has been materially dependent upon the purchase of additional merchant portfolios and acquisition of operating businesses and transaction processing assets. We face significant competition from other transaction processors for available acquisition, joint venture and alliance opportunities. These acquisitions potentially deprive us of acquisition opportunities. We cannot give any assurances that the historical or current level of acquisition opportunities will continue to exist, that we will be able to acquire merchant portfolios, operating businesses and transaction processing assets that satisfy our criteria, or that any such transaction will be on favorable terms.

We may be unable to accurately analyze risks associated with purchased merchant portfolios, joint ventures or business combinations
-------------------------------------------------------------------------------

     When we evaluate a potential purchase of a merchant portfolio, joint venture or business combination, we conduct a due diligence review of the related merchant portfolio. The review process includes analyzing the composition of the merchant portfolio, applying our uniform standards and underwriting guidelines to the merchant portfolio and attempting to identify high-risk merchants included in the merchant portfolio. Notwithstanding, these due diligence efforts, however, it is not possible to properly assess all of the risk attributes associated with a purchased or otherwise acquired portfolio or otherwise identify all of the high-risk merchants. Incorrect risk assessments of our purchased or otherwise acquired portfolios may result in excessive losses from chargebacks or merchant fraud.

We may experience higher than anticipated costs and expenses in the event of delays in the conversion of merchant portfolios to our network
-------------------------------------------------------------------------------

     At the time of consummation of merchant portfolio purchases, combinations or joint ventures, merchants in a purchased portfolio typically are not operating on the SecurePay Network and may not use the same merchant accounting processors that we use.

     Until we convert each newly-purchased merchant to our Network and our merchant accounting processors, we may not fully realize the anticipated cost savings and synergies from the portfolio purchase, business combination or joint venture. We have little, if any, control over the performance of the other networks and processors. We may not be able to apply fully our risk management and fraud avoidance practices to these merchants and we must continue to pay third parties for processing services, which reduces our economic benefits in the merchant portfolio.

     In certain circumstances, third-party processors may claim an ownership interest in certain of the purchased merchant relationships to which they are a party. If those claims are successful, they could impede the conversion and, correspondingly, reduce the cost savings and synergies anticipated to be gained by virtue of the purchased or otherwise acquired portfolio.

     As a result of any acquisitions of merchant portfolios, and other smaller acquisitions, our failure to complete these conversions in accordance with management plans could have a material adverse effect on our financial condition and results of operations.

Our acquisition strategy may require substantial
capital resources and additional indebtedness
-------------------------------------------------------------------------------

     Our acquisition strategy may require substantial capital resources, and is likely to result in the need for additional indebtedness. We cannot give any assurances that we will be able to obtain financing for future acquisitions on favorable terms.

High levels of competition may have a material adverse effect on our business, financial condition and results of operations
-------------------------------------------------------------------------------

     The credit, charge and debit card transaction processing services business is highly competitive. Many of our current and prospective competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, more developed infrastructures, greater name recognition and/or more established relationships in the industry than we have. Our competitors may be able to adopt more aggressive pricing policies than we can, develop and expand their service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisitions and other opportunities more readily, achieve greater economies of scale, and devote greater resources to the marketing and sale of their services. Because of these competitive factors and due to our relatively small size and financial resources we may be unable to compete successfully.

Increased merchant attrition may have a material adverse effect on our business, financial condition and results of operations
-------------------------------------------------------------------------------

     We experience attrition in our merchant base in the ordinary course of business resulting from several factors, including business closures, losses to competitors and conversion-related losses. Increased merchant attrition may have a material adverse effect on our financial condition and results of operations. We cannot give any assurances that we will not experience higher rates of merchant attrition.

Increases in interchange rates may adversely affect our profitability
-------------------------------------------------------------------------------

     VISA and MasterCard have increased their respective interchange rates each year. Although we historically have reflected these increases in our pricing to merchants, there can be no assurance that merchants will continue to assume the entire impact of the future increases or that transaction processing volumes and merchant attrition will not be adversely affected by the increases.


Increases in chargebacks or merchant fraud may adversely affect our profitability where we have contractually obligated ourselves
-------------------------------------------------------------------------------

     When a billing dispute between a cardholder and a merchant is resolved in favor of the cardholder, the transaction is "charged back" to the merchant and the amount of the transaction is credited to the cardholder. Reasons for billing disputes include, among others:

          .    nonreceipt of merchandise or services;

          .    unauthorized use of a credit card; and

          . quality of the goods sold or the services rendered by that merchant.

     If we are not able to collect chargeback amounts from a merchant's account, or if the merchant refuses or is not able due to bankruptcy or other reasons to reimburse us for the chargeback, we bear the loss for the amount of the refund paid to the cardholder. We attempt to reduce our exposure to such losses by performing periodic credit reviews on our merchant customers and adjusting rates based, in part, on the merchant's credit risk, business or industry. In addition, we maintain a reserve account to offset potential losses. However, we cannot give any assurances that we will not experience significant losses from chargebacks in the future. Increases in chargebacks not paid by merchants may have a material adverse effect on our business, financial condition and results of operations.


We bear the risk of fraud committed by our merchant customers where we have contractually obligated ourselves to do so.
--------------------------------------------------------------------------------

     Currently, we have contractually obligated ourselves to bear the risk of fraud or chargeback loss on less than 20% of our merchant customers. We bear the risk of losses caused by fraudulent credit card transactions initiated by these merchant customers. Examples of merchant fraud include inputting false sales transactions or false credits which then result in a chargeback.

     In addition to credit review, we monitor merchant transactions against a series of standards developed to detect merchant fraud and excessive chargebacks. In addition, we maintain a reserve account to offset potential losses. Despite our efforts to detect merchant fraud, it is possible that we will experience significant amounts of merchant fraud in the future, which may have a material adverse effect on our business, financial condition and results of operations.

Increases in processing costs may adversely affect our profitability
-------------------------------------------------------------------------------

     We are subject to certain contractual volume obligations that if not met, will cause our processing cost to increase and therefore may adversely affect our ability to attain and retain new and existing merchants. This could materially adversely affect our growth and profitability.

We may become subject to certain state taxes that currently
are not passed through to our merchants
-------------------------------------------------------------------------------

     We, like other transaction processing companies, may be subject to state taxation of certain portions of our fees charged to merchants for our services. Application of this tax is an emerging issue in the transaction processing industry and the states have not yet adopted uniform guidelines. If we are required to pay such taxes and are not able to pass this tax expense through to our merchant customers, our financial condition and results of operations could be adversely affected.

We must continue to update and develop technological
capabilities and new products in order to compete
-------------------------------------------------------------------------------

     Because the transaction processing industry and the software application products and value-added services of the type that we offer have been characterized by rapidly changing technology and the development of new products and services, we believe that our future success will depend, in part, on our ability to continue to improve our products and services and to offer our merchant customers new products and services. We cannot give any assurances that we will continue to develop successful new products and services or that our newly-developed products and services will perform satisfactorily or be widely accepted in the marketplace.

Future sales of our common stock could cause the
price of our shares to fluctuate and even decline
-------------------------------------------------------------------------------

     There may be significant volatility in the market for the common stock, based on a variety of factors, including the following: future announcements concerning us or our competitors; changes in quarterly operating results; the gain or loss of significant contracts; the entry of new competitors into our markets; changes in management; announcements of technological innovations or new products by us or our competitors; and other events and circumstances some of which are beyond our control.


We could be subject to liability due to security risks both to users of our merchant services and to the uninterrupted operation of our systems.
-------------------------------------------------------------------------------

     Security and privacy concerns of users of online commerce services such as our merchant services may inhibit the growth of the Internet and other online services, especially as a means of conducting commercial transactions.

     We rely on secure socket layer technology, public key cryptography and digital certificate technology to provide the security and authentication necessary for secure transmission of confidential information. Various regulatory and export restrictions may prohibit us from using the strongest and most secure cryptographic protection available and thereby expose us to a risk of data interception. Because some of our activities involve the storage and transmission of confidential personal or proprietary information, such as credit card numbers, security breaches and fraud schemes could damage our reputation and expose us to a risk of loss or and possible liability. In addition, our payment transaction services may be susceptible to credit card and other payment fraud schemes perpetrated by hackers or other criminals. If such fraud schemes become widespread or otherwise cause merchants to lose confidence in our services in particular, or in Internet payments systems generally, our business could suffer.

     Additionally, our wireless networks may be vulnerable to unauthorized access by hackers or others, computer viruses and other disruptive problems. Someone who is able to circumvent security measures could misappropriate our proprietary information or cause interruptions in our operations. We may need to expend significant capital or other resources protecting against the threat of security breaches or alleviating problems caused by breaches. Although we intend to continue to implement and improve our security measures, persons may be able to circumvent the measures that we implement in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to users accessing Web pages that deliver our services, any of which could harm our business.

We rely on the Internet infrastructure, and its continued commercial viability, over which we have no control and the failure of which could substantially undermine our business strategy.
-------------------------------------------------------------------------------

     Our success depends, in large part, on other companies maintaining the Internet system infrastructure. In particular, we rely on other companies to maintain a reliable network backbone that provides adequate speed, data capacity and security and to develop products that enable reliable Internet access and services. If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, the Internet system infrastructure may be unable to support the demands placed on it, and the Internet's performance or reliability may suffer as a result of this continued growth.

     In addition, the Internet could lose its commercial viability as a form of media due to delays in the development or adoption of new standards and protocols to process increased levels of Internet activity. Any such degradation of Internet performance or reliability could cause advertisers to reduce their Internet expenditures; in recent months, in fact, advertisers have begun to attribute less value to advertising on the Internet. Furthermore, any loss in the commercial viability of the Internet would have a significant negative impact on our merchant services. If other companies do not develop the infrastructure or complementary products and services necessary to establish and maintain the Internet as a viable commercial medium, or if the Internet does not become a viable commercial medium or platform for advertising, promotions and electronic commerce, our business could suffer.

Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events
------------------------------------------------------------------------------

     Our systems could fail or become unavailable, which would harm our reputation, result in a loss of current and potential customers and could cause us to breach existing agreements. Our success depends, in part, on the performance, reliability and availability of our services. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, break-in, earthquake and similar events. We would face significant damage as a result of these events. In addition, our systems use sophisticated software which may in the future contain bugs that could interrupt service. For these reasons we may be unable to develop or successfully manage the infrastructure necessary to meet current or future demands for reliability and scalability of our systems.

     If the volume of traffic on our Web sites or our customers' Web sites increases substantially, we must respond in a timely fashion by expanding and upgrading our technology, transaction-processing systems and network infrastructure. If we do not expand in a timely fashion we could experience periodic capacity constraints which may cause temporary unanticipated system disruptions, slower response times and lower levels of customer service. Our business could be harmed if we are unable to accurately project the rate or timing of increases, if any, in the use of our products and application services or expand and upgrade our systems and infrastructure to accommodate these increases in a timely manner.

We depend upon third-party suppliers and distributors who could terminate their relationship with us, who could compete against us, or increase the prices for their goods and services.
-------------------------------------------------------------------------------

     Although we have contractual relationships with our suppliers, there are risks of breach, that we may not comply with minimum supply or performance standards and risk termination or price increase. We cannot assure you that our suppliers will not: compete directly against us; enter into exclusive arrangements with our competitors; or stop selling their products or components to us at commercially reasonable prices, or at all.

There are potential conflicts of interest as our company lacked sufficient disinterested directors to ratify certain past transactions
-------------------------------------------------------------------------------

     Our board of directors unanimously ratified all past transactions. In some cases, fewer than two members of our three member board of directors were not interested in the transaction.

If an event of default occurs under the convertible note issued to Laurus, it could result in a material adverse effect on our business, operating results, or financial condition.

--------------------------------------------------------------------------------

     We issued Laurus a $2,000,000 convertible note on February 27, 2004, a $1,000,000 convertible note on June 16, 2004, and a $3,000,000 convertible note on August 31, 2004. Events of default under the note include:

          o    failure to pay interest and principal payments when due;

          o a breach by us of any material covenant or term or condition of the note or in any agreement made in connection therewith;

          o a breach by us of any material representation or warranty made in the note or in any agreement made in connection therewith;

          o we make an assignment for the benefit of our creditors, or a receiver or trustee is appointed for us;

          o any form of bankruptcy or insolvency proceeding is instituted by or against us, which is not vacated within 90 days;

          o any money judgment or similar final process filed against us for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days;

          o our failure to timely deliver shares of common stock when due upon conversions of the note; and

          o our common stock is suspended for 5 consecutive days or 5 days during any 10 consecutive days from a principal market.

     If we default on the note and the holder demands all payments due and payable, we will be required to pay 125% of the outstanding principal amount of the note and any interest accrued thereon. The cash required to pay such amounts will most likely come out of our working capital. Since we rely on our working capital for our day to day operations, such a default on the note could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

                         Risks Related To This Offering

We may experience volatility in our stock price, which could negatively affect your investment, and you may not be able to resell your shares at or above the offering price.
------------------------------------------------------------------------------

     The offering price of our common stock may vary from the market price of our common stock after the offering. If you purchase shares of common stock, you may not be able to resell those shares at or above the offering price. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

          o    a quarterly variations in operating results;

          o    changes in financial estimates by securities analysts;

          o    changes in market valuations of other similar companies;

          o    announcements  by us or our  competitors  of new  products  or of
               significant  technical  innovations,   contracts,   acquisitions,
               strategic partnerships or joint ventures;

          o    additions or departures of key personnel;

          o any deviations in net sales or in losses from levels expected by securities analysts; and

          o    future sales of common stock.

     In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

Because our securities trade on the otc bulletin board, your ability to sell your shares in the secondary market may be limited.
----------------------------------------------------------------------------

     Our common stock and class A redeemable warrants commenced trading on the OTC Bulletin Board on October 19, 2000 under the trading symbol "PPDA" and "PPDAW," respectively. Our class B redeemable warrants trade under the symbol "PPDAZ". Because our securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person's written consent to the transaction prior to sale. Consequently, these rules may adversely affect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

Because our shares are deemed "penny stocks," you may have difficulty selling them in the secondary trading market.
-----------------------------------------------------------------------------

     The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange or Nasdaq, the equity security also would constitute a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

We have additional securities available for issuance, including preferred stock, which if issued could adversely affect the rights of the holders of our common stock.
--------------------------------------------------------------------------------

     Our articles of incorporation authorize the issuance of 95,000,000 shares of common stock and 5,000,000 shares of preferred stock. The common stock and the preferred stock can be issued by, and the terms of the preferred stock, including dividend rights, voting rights, liquidation preference and conversion rights can generally be determined by, our board of directors without shareholder approval. Any issuance of preferred stock could adversely affect the rights of the holders of common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. Accordingly, shareholders, including those purchasing the securities offered hereby, will be dependent upon the judgment of our management in connection with the future issuance and sale of shares of our common stock and preferred stock, in the event that buyers can be found therefor. Any future issuances of common stock or preferred stock would further dilute the percentage ownership of our company held by the public shareholders. Furthermore, the issuance of preferred stock could be used to discourage or prevent efforts to acquire control of our company through acquisition of shares of common stock.

                                 Use of Proceeds

     In the event all of our outstanding class A redeemable warrants are timely exercised, we will receive aggregate proceeds of $1,177,815. In the event that all of the class B redeemable warrants are timely exercised, we will receive aggregate proceeds of $2,500,000. We will employ all of such proceeds for working capital purposes. We intend to use some or all of our proceeds to pay our promissory notes payable to Kevin and Nancy Weller pursuant to our acquisition of NMSI.


                                 Capitalization

     The following table sets forth our capitalization as of December 31, 2003 and our unaudited capitalization as of September 30, 2004. You should read this table together with "Management's Discussion and Analysis of Financial Conditions and Result of Operations" and consolidated financial statements and notes thereto appearing elsewhere in this prospectus.



                                                                           September 30, 2004        December 31, 2003
                                                                             (Unaudited)


         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable and accrued expenses                                          $    435,880          $     306,183
    Accrued salaries                                                                     69,331                 72,974
    Payroll taxes and withholdings                                                       58,713                 50,586
    Taxes payable                                                                         5,825                 30,942
    Lease obligations-equipment                                                           9,067                  4,839
    Loan payable-revolving line of credit                                                 1,614                 36,228
                                                                                          -----                 ------
    Laurus Master Fund convertible debt-current                                         483,333                      0
    Notes payable                                                                             0                 12,500
                                                                                              -                 ------
            Total current liabilities                                                 1,063,763                514,252
                                                                                      ---------                -------
LONG-TERM LIABILITIES
     Lease obligations-equipment                                                         70,576                 13,039
     Officer loans payable                                                              100,000                100,000
     Officers right of mandatory redemption                                                   0              2,500,000
     Laurus Master Fund convertible debt                                              5,450,001                      0
     Notes payable-convertible 8%                                                     1,015,423                726,023

            Total long-term liabilities                                               6,636,000              3,339,062

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock, authorized 5,000,000 shares $.001 par value each. At
     September 30, 2004 and December 31, 2003, there are 0 and
     5,000 shares outstanding, respectively                                                   0                      5
     Common stock authorized 95,000,000 shares, $.001
     each. At September  30, 2004 and December  31, 2003, there are
     24,948,645 and 13,146,250 shares outstanding respectively                           24,959                 13,146
     Additional paid-in capital                                                       7,666,355              1,451,821
    Retained Earnings (deficit)                                                      (1,831,093)            (1,780,167)
                                                                                     -----------            -----------
         Total stockholders' equity (deficit)                                         5,860,221               (315,195)
                                                                                      ---------               ---------
               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $    13,559,984          $   3,538,119
                                                                                ===============          ==============
The accompanying notes are an integral part of these statements.






         The information provided above:

          o excludes 785,210 outstanding class A redeemable warrants, 785,210 shares of common stock issuable upon the exercise of those warrants, 1,000,000 outstanding class B redeemable warrants and 1,000,000 shares of common stock issuable upon exercise of those warrants.

                           Forward Looking Statements

     Some of the  information  in this  prospectus  may contain  forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may", "will", "expect", "anticipate", "continue", or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus. The risk factors noted in the "Risk Factors" section and the other factors noted throughout this prospectus, including certain risks and uncertainties, could cause the actual results of the company to differ materially from those contained in any forward-looking statement.

                             Business of the Company

Company Background and History

     We are a Delaware corporation that was incorporated in June 1997. During 1998, we researched and developed an online system to easily access and deliver requested information from industry members of the healthcare, pharmaceutical and biotechnology industries to subscribers to our site. This research focused on refining the process in which we receive the relevant information from the individual, quickly relate this information to the customer, and then relay back to the customer the relevant information he or she requested. We launched the initial beta-version of our Web site in August 1999. Our website is located at http://www.pipelinedata.com

     During our development period, management devoted the majority of its efforts to initiating the process of the Web site design and development, obtaining new customers for sale of consulting services, developing sources of supply, developing and testing its marketing strategy and finding a management team to begin the process of: completing its marketing goals; furthering its research and development for its products; completing the documentation for and selling initial shares through the company's private placements; and completing the documentation for the company's initial public offering. These activities were funded by the company's management and investments from stockholders.

     On November 1, 2000, we loaned $200,000 to Accu-Search Inc., a New Jersey corporation. In consideration of the issuance of the loan, Accu-Search, Inc. granted us a perpetual, non-transferable and non-sublicensable royalty free license to utilize an automated software process which will enable us to improve the functionality of our Web site. Specifically, we anticipate that we will be able to employ the licensed software process in the internal workings of our Web site to enable us to receive documents in any readable form from our contributors and convert them into an Adobe readable format. The loan was evidenced by Accu-Search, Inc.'s promissory note that accrues interest at the rate of 12% annually. The principal amount of the promissory note together with accrued interest was due and payable on December 31, 2001.

     On March 14, 2002, Accu-Search renegotiated their note with us. As of December 31, 2001, the balance of principal and interest due aggregated $230,000. We agreed to settle this balance due as follows. We converted the $228,000 into preferred stock of Accu-Search. They remitted an upfront payment of $23,447 in cash. In addition, Accu-Search will pay our company 3% interest quarterly. $6,043 is the most recent quarterly payment to date. We have utilized these interest payments for cash flow needs. Contracts were finalized and signed and monies were delivered on July 12, 2002.

     Our relationship with Accu-Search and our report from Rainbow Media helped result in our concentrating more on the data-base delivery aspect of our business.

     On March 8th, 2002, Jack Rubinstein, our chairman of the board, lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion, Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005.

     Our goal has been to become a pipeline of data to the public. After much research and negotiation, we acquired all of the stock of SecurePay, on March 19, 2002. SecurePay is an integrated provider of transaction processing services, gateway services, related software application products and value-added services primarily to small-to-medium sized merchants operating either in the physical "brick and mortar" world, mobile merchant (wireless) or the virtual world of the Internet. SecurePay developed and began marketing technologies and services that provide secure, convenient means of making and accepting payments over the Internet, wireless devices and Web (TCP/IP) connected PC and cash registers. SecurePay provides transaction processing support for all major credit and charge cards, including Visa, MasterCard, American Express, Discover, Diner's Club and JCB, and also provides access to check verification services. It provides merchants with a broad range of transaction processing services, including authorizing card transactions at the point-of-sale, capturing and transmitting transaction data, effecting the settlement of payments and assisting merchants in resolving billing disputes with their customers. In addition, SecurePay has developed several value-added software applications that can be delivered to its customers and updated via its proprietary host network (the "SecurePay Host"). The capabilities of the SecurePay Host result in rapid response time and its substantial bandwidth facilitates the delivery of sophisticated value-added services. SecurePay's ability to effectively employ technology, together with the capabilities of the SecurePay Host, enable it to respond quickly and effectively to the changing and diverse needs of its merchant customers.


     As a result of this transaction, SecurePay became our wholly owned subsidiary. The acquisition of SecurePay was accomplished by a stock for stock exchange in which we acquired all of the issued and outstanding common stock of SecurePay in exchange for the issuance of seven million six hundred thousand (7,600,000) newly issued shares of our common stock. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of our common stock are being held in escrow. If and when SecurePay's gross revenue run rate reaches $100,000 per month as determined by our most recent Form 10Q or Form 10K, then we shall issue an additional 3,800,000 shares of our common stock to former shareholders of SecurePay. If and when SecurePay's gross revenue run rate reaches $200,000 per month as determined by the most recent Form 10Q or Form 10K then we shall issue an additional 3,800,000 of our shares of common stock to former SecurePay shareholders. The deadline for meeting these revenue targets terminates on March 31, 2005. Pipeline has deemed these targets met and issued the additional shares of common stock.



     With the acquisition of SecurePay, Mr. Rubinstein remained as our Chairman of the Board. MacAllister Smith joined our board and became our President and Chief Executive Officer. Mr. Smith has held ownership positions in two transaction processing companies that have successfully merged with public companies, Pinnacle Financial Technologies and Access Services, Inc. Previously, he was Regional Vice President for NOVA Information Systems, Inc. (NYSE: NIS).


     On August 26, 2002, we acquired all the capital stock of Northern Merchant Services. Northern Merchant Services, Inc. ("NMSI") is an independent sales organization which markets and services electronic credit card authorization and payment systems to merchants located throughout the United States. NMSI's operating and growth strategies focus on expanding NMSI's customer base of small and medium-sized merchants through bank referrals, direct sales, independent sales agents, trade and other association affiliations, merchant portfolio purchases and superior customer service. NMSI has experienced rapid growth in its total merchant portfolio base which has fostered significant growth in NMSI's revenues and earnings. This increase in revenues has resulted primarily from new merchant contracts generated through NMSI's marketing and sales efforts and revenue enhancements with existing merchants.

     As a result of this transaction, NMSI became our wholly owned subsidiary. The acquisition of NMSI was accomplished by a stock for stock exchange in which we acquired all of the issued and outstanding common stock of NMSI in exchange for (i) five thousand shares of series A preferred convertible stock (the "Preferred Shares"), each preferred share is convertible into one thousand (1,000) shares of our common stock at the conversion price of $0.50 per common share and (ii) one million of our common shares. In addition, the former shareholders of NMSI have certain earn-in capabilities based upon account acquisition milestones achieved within a specified period of time. Each time that NMSI, as our wholly owned subsidiary, attains 5,000 merchant accounts, we shall issue to the former shareholders of NMSI an aggregate of one million (1,000,000) common shares, up to an aggregate of 3,000,000 common shares. This earn- in restriction shall expire on the fourth anniversary of the date of the acquisition agreement governing the transaction. Pipeline has deemed these targets met and issued the additional shares of common stock.



     We agreed that during the 36-month period from the date (the "36-month Period") of the NMSI Acquisition Agreement (August 26, 2005), we shall offer to repurchase the Preferred Shares from Kevin and Nancy Weller for $2,500,000. In the event we fail to do this, the merchant portfolio shall revert back to the Wellers.


     On February 27, 2004, we entered into a financing arrangement with Laurus Master Fund, Ltd. ("Laurus Funds" or "Laurus"), a financial institution specializing in funding small and micro-capitalization companies, to provide our company with up to $3.0 million in financing. Under the arrangement, on February 27, 2004, we issued $2,000,000 of our 6% convertible term notes at a conversion price of $1.00 to Laurus Funds. On June 16, 2004, we issued the remaining $1,000,000 of our 6% convertible term notes at a conversion price of $1.20.

     On August 31, 2003, we entered into a second financing arrangement with Laurus funds pursuant to which we issued $3,000,000 of our 6% convertible term notes at a conversion price of $1.00.

     We granted to Laurus a first priority security interest in our assets to secure the obligations under theses notes pursuant to security agreements dated February 27, 2004, June 16, 2004 and August 31, 2004 between us and Laurus. We used $1,000,000 of the proceeds of the financing to fulfill our repayment obligation under the NMSI Acquisition Agreement to repurchase a portion of the Weller stock, complete various acquisitions of residual rights as described below, including from UPC and Millenium Merchant Services, and intend to use the remainder to acquire merchant portfolios in order to grow our business.

     We have embarked upon a recent campaign for quality portfolio acquisitions fueled by the Laurus funds. We have made five recent acquisitions.

     On March 15, 2004, our subsidiary Northern Merchant Services, Inc. entered into an Asset Purchase Agreement with Leslie E. McElhiney, Michael Hornung, and Patricia Thornton for rights to residual payments ("Residual Rights") which relate to certain merchant accounts. As consideration for the assets sold, Northern Merchants paid an aggregate purchase price of $131,363.00 plus 21,968 shares of our restricted common stock to McElhiney; $42,093.33 to Hornung; and $94,624.68 plus 10,984 shares of our common stock to Thornton.

     On May  18,  2004,  we  entered  into  an  asset  purchase  agreement  (the
"Millennium Agreement") with MILLENNIUM MERCHANT SERVICES, INC. and Kent Stiritz, (the "Sellers"), pursuant to which we agreed to purchase Sellers' rights to residual payments ("Residual Rights") under Merchant Agreements. Sellers are independent agents in the business of soliciting merchants and other customers on behalf of third-party providers of card-based transaction processing services for the purpose of encouraging such merchants and other customers to conclude merchant agreements with such providers (this business is referred to herein as the "Merchant Solicitation Business" and the agreements with the providers is referred to herein as "Merchant Agreements").

     The Millennium Agreement contemplates that the Residual Rights shall be purchased in a series of transactions. The consideration for the Residual Rights shall be shares of Pipeline's common stock (the "Shares"). There have been a total of 4.2 million shares set aside for the Residual Rights sales (subject to adjustments in the event of a reverse stock split or other stock recombination).

     On May 25, 2004, our subsidiary Northern Merchant Services, Inc. entered into an Asset Purchase Agreement (the "UPC Agreement") with UNITED PROCESSING CORPORATION LTD. ("UPC"), pursuant to which NMSI agreed to purchase UPC's Residual Rights under Merchant Agreements. UPC is an independent agent in the business of soliciting merchants and other customers on behalf of third-party providers of card-based transaction processing services for the purpose of encouraging such merchants and other customers to conclude merchant agreements with such providers (this business is referred to herein as the "Merchant Solicitation Business" and the agreements with the providers is referred to herein as "Merchant Agreements"). The two Merchant Agreements under which rights were transferred are: (i) an Agreement dated April 30, 1996 with EFS NATIONAL BANK, (the "EFS Existing Agreement") and (ii) an Agreement dated April 2, 1998 with NATIONAL PAYMENT SYSTEMS, INC., a New York Corporation, d/b/a CARD PAYMENT SYSTEMS ("CPS") (the "CPS Existing Agreement"). As consideration for the assets sold, NMS paid an aggregate purchase price of $312,000 in cash or certified check and 21,000 Shares of Pipeline Data common stock.

     On May 13, 2004, we appointed former Concord EFS (NYSE:FDC) Senior Vice President Kevin Smith as our Chief Operating Officer and named him president of our new Independent Sales Organization (ISO) division, Pipeline Data Processing. Smith's primary objective will be to aggressively grow the number of merchant accounts serviced. The division will target the wholesale processing industry on a greatly expanded scale by leveraging its operating efficiencies to reduce underlying costs and increase profit margins. We will continue to seek exceptionally talented individuals, like Kevin Smith, to add depth to our management and staff.

     In June, the company announced the appointment of Thomas W. Tesmer to Chief Technical Officer. Management views this as a significant event, because we believe there are important advantages to consolidating both our payment processing and IT systems which are currently operating in multiple locations, on multiple systems, and on multiple platforms. Through the many efficiencies that will be gained by consolidation, and Tesmer's many years of industry related IT experience, we expect that Pipeline can achieve meaningful cost savings. In the second quarter of 2004, we expanded into government payment processing by signing St. Lawrence County, New York to a three-year exclusive merchant services agreement with Pipeline's subsidiary, Northern Merchant Services, Inc. We will implement credit card acceptance in three phases: phase one will be delinquent property taxes and community health services, phase two will add current property tax payments, and phase three will incorporate the Department of Motor Vehicles and county clerk services. Under the terms of the agreement, NMSI will receive a portion of the revenue from all credit card transactions. Since the consummation of this agreement, additional inquiries have been received from several other government bodies.


     At the beginning of July, our director Kevin Weller together with Senator Hillary Clinton (D-NY) and Congressman John McHugh (R-NY) announced that Pipeline will establish its US call center operations in St. Lawrence County, NY. The announcement was made at an economic development press conference held at the Frederic Remington Art Museum in Ogdensburg, NY. Management believes that there will be significant economies of scale to locating the call center in upstate New York, and also believes that the well-trained local work force will contribute to our competitive customer support advantage. We expect full implementation by 2005, and pending its success, will undertake further expansion into the region.

     In August, 2004, we formed a wholly owned subsidiary, Pipeline Data Portfolio Acquisitions, Inc. to source and acquire merchant portfolios.

Our Business

     Industry Overview

     Card-based payment processing for merchants has emerged as one of the fastest growing segments of the transaction processing industry. The proliferation in the uses and types of credit cards, rapid technological advances in transaction processing and financial incentives offered by credit card issuers have contributed greatly to wider merchant acceptance and increased consumer use of such cards. For example, industry sources indicate that the use of credit cards, and thus the business of credit card transaction processing, is an ever-growing trend within the world of consumer and business-to-business non-cash payments. Research from the Nilson report, which focuses on consumer payment systems , shows that debit and credit card spending, which in 2001 was approximately $1.7 trillion, is likely to grow 9 percent annually through 2005.

     Electronic credit card transaction processing services encompass a variety of functions including data capture, communication and authorization and settlement. A typical transaction begins when a customer presents a credit card to a merchant for payment. The card is swiped through an electronic terminal, which has been placed with the merchant by a bank or a non-bank service provider. The cardholder's purchase is electronically authorized by the issuing bank. Simultaneously, pertinent data relating to the transaction is recorded electronically by the terminal and transferred to a processor where the data is stored for use in settlement and client reporting. Both the authorization and data capture functions of the terminal involve transmissions of data via an electronic network. The processor transmits the total merchant charge to the card issuing institution through the Visa and MasterCard credit card associations and arranges for funds to be transferred to the merchant's bank. The merchant's account is credited with the full retail purchase amount, generally within 48 to 72 hours, and the card issuer then enters the transaction on the cardholder's monthly statement.


The business of our subsidiary SecurePay
----------------------------------------------------

     Business Summary

     SecurePay is a custom credit card transaction processor serving as a gateway intermediary between the customer and the financial networks for the acceptance of credit card payments by merchants. Most credit card transactions worldwide are processed by a third-party working in conjunction with the financial networks. SecurePay processes all major card types including Visa, MasterCard, Amex, Discover and JCB. Presently, SecurePay's solutions include: wireless applications operating on cell phone networks, PDA devices to support mobile merchant card acceptance applications, proprietary shopping cart solutions, virtual credit card terminals and multiple custom interfaces to support Value-Added Resellers.


Merchant services provided by SecurePay
---------------------------------------------------

     Authorization Services

     SecurePay provides electronic transaction authorization services for all major credit and charge cards originating from certain wireless cell phone and PDA devices and transactions originating through the Internet. Authorization generally involves approving a cardholder's purchase at the point-of-sale after verifying that the card is not lost or stolen and that the purchase amount is within the cardholder's credit or account limit. The electronic authorization process for a credit card transaction begins when the merchant "swipes" the card through its POS terminal or enters the card via the Internet and enters the dollar amount of the purchase. After capturing the data, the device transmits the authorization request via the SecurePay Host to the Company's switching center, where the data is routed to the appropriate credit card association network for authorization. The transaction is approved or declined by the credit card association, and the response is transmitted back to SecurePay's switching center, where it is routed to the appropriate merchant.

     Data Capture and Reporting Services

     At the time of authorization, data relating to the transaction, such as the purchase price and card number, is stored by the SecurePay Host. This maximizes accurate transaction reconciliation with each merchant and protects against potential loss of data. This information also allows SecurePay to provide merchants with information services such as specialized management reports, accounting export files and to assist in its other customer service operations. Merchants can access this archived information through the SecurePay Host which allows the merchant direct access to its database through a PC or wireless device.

     Software Application Products And Value-Added Services

     In addition to card transaction processing, SecurePay offers related software application products and value-added services to its merchant customers. These products and services are designed to run on Internet connected Windows-based PCs and wireless devices. Offering a broad range of products and services historically unavailable to small-to-medium sized merchants is an integral part of SecurePay's strategy of focusing on these merchants and differentiating itself among the banks and Independent Sales Organization's (ISO's) serving this market segment. Management believes that the quality and reliability of its products and services enhance SecurePay's ability to attract and retain merchant customers.

SecurePay currently offers a variety of products and services, each with a differing application, including the following:
-------------------------------------------------------------------------------

     Virtual Terminal

     SecurePay's virtual terminal is the core SecurePay Host product which allows payment processing via any Internet connected device. Its virtual terminal allows a card reader attached to a PC to read the entire magnetic stripe across the Internet, thereby qualifying a merchant for the lowest possible fees for card acceptance. The virtual terminal can process sales, voids, forces and returns. The address verification system (AVS) confirms shipping and cardholder address information to protect merchants from fraud. It will process recurring transactions and allows access to the entire suite of reporting functions. All transactions are encrypted using industry standard SSL technology.

     Shopping Cart Technology

     The shopping cart (Easy Shop) is one of the most powerful, yet user-friendly carts on the market that is fully integrated to a proprietary gateway. The shopping cart gives merchants an easy way to create either a "Buy Now" button on their Web site or a simple HTML link to the Easy Shop cart. It can be used with most Web sites. Core features include sales tax and shipping cost calculations, real-time card processing, automatic customer configuration and e-mail order notification, advance cart support for product size and color selections, unlimited number of products supported, product import and export to accounting applications, support of downloadable items (soft goods) such as documents, program images and audio files, promotion of items and coupons and allowance of order viewing summaries by date or order detail via quick link technologies.


     Gateway and Communication Interfaces

     SecurePay's gateway solutions allow VAR's and programmers access to the card authorization systems by integrating their product to SecurePay for card processing. The company supports eight different communication objects, allowing flexibility to programmers who wish to create their own custom applications.

     Cell Phone and PDA Devices

     SecurePay has developed proprietary and interfaced third-party payment application utilizing Palm OS, Java and Windows CE to allow the acceptance of card payments over wireless Internet connected PDA and cell phone devices. In addition to the many third-party applications available, the SecurePDA and cell phone-based applications provide functionality and value-added features that previously were the domain of only the largest companies. Features of the Secure PDA and cell phone applications include: store and forward, signature capture, error correction, full reporting and customizable data fields, as well as a price point less than any other traditional wireless card processing devices on the market. The wireless solution enables the merchant to process transactions utilizing airwaves, as opposed to traditional phone lines, for wireless transaction authorization and processing. Wireless enabled transaction authorization and processing in environments where traditional phone lines are unavailable, inconvenient and/or prohibitively expensive, affords merchants increased flexibility, mobility and security in processing card transactions. Further, wireless technology allows merchants that have relied on paper-based processing, where the ability to check if a card is stolen or credit limits exceeded is generally unavailable or inconvenient, to convert to electronic processing. In so doing, such merchants can also avoid the higher rates imposed by both Visa and MasterCard for paper-based transactions or key entered transactions.

     Procurement and Purchasing Cards

     Corporate procurement and purchasing cards are growing in popularity and flexibility of use, and SecurePay is exploring opportunities intended to take advantage of this emergence. Procurement and purchasing cards, although very similar in most respects to bank and charge cards, are tailored to a specific business and functionality. Purchasing cards may be used, for example, to replace the traditional use of paper-based purchase orders, confirmations and invoices with electronically authorized, processed and recorded transactions. Another illustrative use of a purchasing card is an insurance company that issues purchasing cards to its policyholders for their purchase of medical supplies, prescriptions and services from certain health care providers, all of whom have agreed, in advance, to accept the insurance company's purchasing cards. Purchasing cards can be used effectively in these and other capacities to reduce the costs, human error and security issues associated with paper-based transactions, while concurrently offering the benefits of increased flexibility and functionality, including specialized review, reporting and accounting functions.

The business of our subsidiary NMSI
---------------------------------------------

     Business Summary

     NMSI targets small and medium-sized merchants as its primary customer base. These merchants generally have a lower volume of credit card transactions, are difficult to identify and have traditionally been underserved by credit card processors. Management of NMSI estimates that there are approximately 3.2 million merchant locations in the United States currently accepting Visa and MasterCard credit cards in the small merchant market segment; and that approximately 2 million of such small merchant locations utilize electronic processing for credit card transactions. Management believes the small and medium-sized merchant market offers NMSI significant growth opportunities for the "first time" installation and subsequent servicing of credit card authorization and payment systems.

     NMSI utilizes exclusive contractual relationships with banks/direct salespersons, trade associations, distributors and wholesalers to reach merchants that would otherwise be difficult to identify and locate using customary marketing practices. Pursuant to these relationships, banks/direct salespersons endorse the processing systems marketed and serviced by NMSI and participate in originating new customers for NMSI. Through the use of its field sales force, management believes NMSI's cost structures will continue to be competitive with the cost structures of its competitors.

     Management believes increased competition in the industry and other factors have pressured certain competitors to dispose of all or a portion of their merchant portfolios. As a result, management believes many opportunities for portfolio purchases exist as the industry continues to consolidate. NMSI believes it has the management experience necessary to successfully integrate purchased merchant portfolios on a cost-effective basis, thereby achieving better economies of scale.

     NMSI provides comprehensive customer service and support to its merchants requiring consultative problem solving and account management. Management believes that providing cost-effective, reliable and responsive service is the most effective long-term strategy to retain its merchant base. Through internally generated sales of merchant accounts, purchases of merchant account portfolios, retention of merchants and the increasing use and acceptance of credit cards, management believes NMSI has developed a stable and growing recurring base of revenues.

     Market Outlook

     Historically, the larger acquiring banks have marketed credit card processing services to national and regional merchants, not emphasizing small to medium-sized merchants, as small merchants are often difficult to identify and expensive to service. This created an opportunity for non-banks, including independent service organizations such as NMSI, that recognized the business potential of providing electronic processing to these small merchants. Management estimates that there are approximately 3.2 million small merchant locations nationwide accepting Visa and MasterCard credit cards. The transaction processing industry has undergone rapid consolidation over the last several years with the three largest acquirers controlling over 50% of market share. Merchant requirements for improved customer service and the demands for additional customer applications have made it difficult for some community and regional banks and independent service organizations to remain competitive. Many of these providers are unwilling or unable to invest the capital required to meet those evolving demands, and are leaving the transaction processing business or otherwise seeking partners to provide transaction processing for their customers. Despite this ongoing consolidation, the industry remains fragmented with respect to the number of entities providing merchant services. Management believes that these factors will result in continuing industry consolidation over the next several years.

     Operating Strategy

     Focus on Small to Medium-Sized Merchants. NMSI has focused its marketing efforts on small to medium-sized merchants, which have traditionally been underserved by processing banks. Management believes it understands the unique characteristics of this market segment and has tailored its marketing and servicing efforts accordingly. NMSI is able to provide electronic processing systems at rates that generally are lower than those available from small local processors as a result of its transaction volume.

     Create Bank/Direct Sales Relationships. NMSI utilizes exclusive contractual relationships with banks/direct salespersons to reach small merchants that would otherwise be difficult to identify and locate using customary marketing practices. Pursuant to these relationships, banks/direct salespersons endorse the processing systems marketed and serviced by NMSI and participate in originating new customers for NMSI.

     Minimize Marketing Expense. Using the leads generated by its banks/direct sales relationships provides NMSI with a cost-effective means of contacting small merchants that traditionally have been difficult to reach.

     Deliver Customer Service Support. Management believes providing cost-effective, reliable and responsive service is the most effective long-term strategy to retain its merchant base. The size of NMSI's merchant base enables it to support a customer service program designed to provide consultative problem solving and account management. NMSI is continuing to upgrade its customer service information systems by installing new hardware and creating proprietary software applications to further enhance the customer service it provides and to accommodate future growth.

     Increase Operating Efficiencies. Currently, NMSI outsources its processing and network services from third-parties which have excess capacity and the expertise to handle NMSI's needs.

     Management believes because its merchant base generates significant transaction volume in the aggregate, NMSI has been able to negotiate competitive pricing from its processing and network providers at favorable rates. NMSI has achieved significant reductions in certain operating expenses through operational efficiencies, economies of scale and improved labor productivity. The Company intends to outsource processing and network services as long as it is economically more attractive than to develop and support these services within NMSI, allowing management to focus on its core business of sales, marketing and customer service.

     Maintain a Stable and Growing Recurring Revenue Base. Through merchant retention and increased credit card use, NMSI has developed a stable and recurring base of revenues. In addition to its high customer service level, NMSI's endorsements from banks/direct salespersons provide an additional link to its merchants that tend to reduce attrition. Furthermore, management believes that the size of the merchants it services make the merchants less likely to change providers because of the up-front costs associated with a transfer.

     Growth Strategy

     NMSI combines both internal and acquisition based growth strategies. Internal growth is achieved through its bank referral relationships and direct sales and marketing efforts. External growth is sought through acquisitions of complementary merchant portfolios. Through the use of its bank/direct sales relationships, NMSI obtains new merchant accounts by offering merchants technologically advanced products and services with better levels of service than those obtainable from other sources. In addition to increasing its penetration of the small merchant segment, management intends to continue NMSI's growth through purchases of merchant portfolios from banks and other independent service organizations, assuming adequate financing and acceptable transaction terms are achieved.

     Marketing

     NMSI's marketing strategy is to solicit prospective merchants primarily through NMSI's banks/direct sales marketing programs. Under these arrangements, NMSI obtains the exclusive endorsement of the bank and receives initial and ongoing marketing assistance from the bank to its customers.

     Portfolio Acquisitions

     NMSI expects to acquire selected merchant portfolios that complement NMSI's existing customer base of small to medium-sized merchants. NMSI will perform an extensive review of the cash flow characteristics of each portfolio, the types of business conducted therein, the credit status of the merchants in the portfolio, NMSI's ability to control attrition of the portfolio and the opportunities the portfolio provides for revenue enhancement and cost reduction. The Company will determine a valuation of each portfolio acquisition opportunity based on a combination of these factors.

     Management believes the consolidation activity in the transaction processing industry offers NMSI many opportunities for portfolio purchases. NMSI's past management experience, coupled with operating efficiencies, should enhance NMSI's ability to successfully integrate purchased merchant portfolios on a cost-effective basis.

     Smaller  independent  sales  organizations  are  NMSI's  primary  source of portfolio acquisitions. Typically these service organizations have built portfolios to the limits of their servicing capabilities, are facing increasing competitive pressures from larger, lower cost providers and/or are seeking additional liquidity. Another source of portfolio acquisitions are commercial banks which, in an effort to lower their internal overhead, often sell or outsource their credit card servicing operations, creating the opportunity for buyers to acquire the existing merchant portfolio. Often, the small-merchant portion of these portfolios is viewed as being unattractive by acquiring banks or third-party processors and can be acquired at favorable terms. Management believes the portfolio acquisition market will continue to be an attractive source of new customers in the future.


     Processing Relationships

     NMSI markets and services electronic credit card authorization and payment systems pursuant to contractual relationships with processing banks that are members of Visa and MasterCard. Under such contractual relationships, NMSI's processing banks process merchant credit card transactions pursuant to contracts, the terms of which have been negotiated by NMSI and approved by the processing bank. NMSI's processing banks withhold from the merchants a discount rate and various fees for the processing of each credit card transaction. From NMSI's discount rate revenues, amounts are paid to the issuing bank, the network service provider, Visa or MasterCard and to the processing bank.

     Generally NMSI's agreements with processing banks contain aspects of both marketing and service. The marketing portions of the agreements permit NMSI to originate new merchants which then enter into contractual agreements with the processing banks for processing of credit card transactions. The service portion of the agreements permits NMSI to provide appropriate service (including terminal programming and shipping, employee training, equipment supply and repair and operational support) to the merchants solicited to process on the processing banks' systems. Although the marketing portion of the agreements is limited as to time, the service portion of these agreements is not. Accordingly, NMSI has a right to continue to receive revenues from these processors, so long as NMSI remains in compliance with the service agreement.

     Agreements With Processing Banks

     To date, NMSI relied on four banks to process the credit card transactions of NMSI's clients. At this time, NMSI's agreement with its principal processing bank, Nova Information Systems, Inc.(NIS), a subsidiary of US Bancorp , applies to approximately 80% of NMSI's aggregate merchant base. NMSI has agreements with its processing banks to provide for NMSI to continue to receive revenues as long as the merchants subject to the agreement process credit card transactions with the banks, NMSI provides the appropriate service to the merchants and NMSI otherwise remains in compliance with the terms of the agreement. Under the NIS agreement, NMSI bears no liability for any unfulfilled chargebacks. The agreement with the second processing bank also provides for no liability, while the third has limited liability. Each of NMSI's processing agreements may be terminated by either party in the event of default of obligations, insolvency or receivership, or failure to make payments when due or to abide by the rules and regulations of Visa and MasterCard. NMSI solicits, on a non-exclusive basis, merchants to process transactions with the processing banks.

     Network Services

     Networks provide an electronic connection or pathway between the merchant and NMSI's processing banks and are paid a fixed amount per transaction. All appropriate parties receive pertinent information from merchants via the networks. NMSI's relationships with its processing banks enable it to negotiate directly with network service providers to obtain volume discounts for network services.



     Pipeline Data Processing

     We have commenced operations of our new division, Pipeline Data Processing, to provide wholesale processing to Independent Sales Organizations "ISO's". The division is headed by Pipeline's C.O.O., Kevin Smith, formerly of Concord EFS (NYSE:FDC).


Discount Rate And Fees

     The primary source of revenue for NMSI is the discount rate paid by the merchant for each credit card transaction processed for that merchant. In addition to revenues derived from the discount rate, NMSI receives periodic fees from most of its merchants for providing various services which are reflected in the table below as "Average Fees per Transaction." The discount rate and fees are negotiated by NMSI, within the terms of NMSI's processing agreements, with each of the merchants to which NMSI provides services. NMSI contracts with third parties to provide a portion of the services to the merchant, including communication networks, transaction processing and monthly preparation of detailed merchant statements. Additionally, NMSI complies with the pricing structures established by Visa and MasterCard associations for the interchange fee paid to the retail consumers' card-issuing banks and the associations' fees. The primary costs incurred by NMSI in delivering its services to the merchants are: (i) an interchange fee paid to the card-issuing bank which is set by the Visa and MasterCard associations and which is calculated as a percentage of the transaction amount and/or an associated transaction fee, (ii) a fee calculated as a percentage of the transaction amount that is paid to the Visa or MasterCard association which is established by the member banks of the Visa and MasterCard associations, (iii) a fixed, per-transaction fee paid to the network service provider which is negotiated between NMSI and the network service provider and
(iv) a fixed, per-transaction fee paid to the processing bank which is negotiated between NMSI and the processing bank. Management believes, based on information received from NMSI's merchant customers, that the range of discount rates offered by other service providers is approximately 1.4% to 4.0%. The discount rates offered by NMSI are within this range.

     A standard pricing model is illustrated below for a merchant with a $100.00 sale. The breakdown is as follows for a discount rate of 1.79% and a per item fee of $.25:

         Sale                                      $100.00
         Cost to merchant    $100.00 x 1.79% =       $1.79
         Transaction fee                            $  .25
         Total cost                                  $1.94
         NMSI costs
         Discount cost                               1.59%
         Per item cost                               $ .19
         NMSI Profit
         Discount spread                              .20%
         Per item spread                             $ .06
         Total Profit                                $ .26

     The previous example is for illustration purposes only. Costs vary depending on volume as well as industry type. Thus, costs and profits are subject to change.

     In most cases, in accordance with NMSI's contracts with its processing banks, the funds collection and disbursement function for each of the items listed above is performed on behalf of NMSI by the processing bank. At month end, the processing bank collects the total discount rate and various fees from the merchants via electronic withdrawal and disburses to each of the service providers its fees, except for the interchange fee paid to the card-issuing bank for which the disbursements are made daily. Shortly after month end, the processing bank disburses to NMSI the remainder of the funds collected from the merchant. NMSI then disburses funds to agents and other service providers. Several factors can alter the profitability to NMSI for merchant transactions. Primarily, these include (i) improper use of the card reading terminal by the merchant resulting in higher interchange fees paid to the card-issuing bank,
(ii) lower than anticipated average dollar sales of credit card transactions, thereby reducing NMSI's gross transaction margin because many of the transaction costs are fixed and (iii) the inability to collect the discount rate because of insufficient funds in the merchant's bank account.

     Merchant Clients

     NMSI serves a diverse portfolio throughout the United States consisting of small to medium-sized merchant clients, primarily in general retail industries. Currently, no one customer accounts for more than 5% of NMSI's charge volume. Client diversification has contributed to NMSI's growth by mitigating the varying economic conditions of the regions in which its merchants are located.

     Merchant attrition is an expected aspect of the credit card processing business. Historically, NMSI's attrition has related to merchants going out of business, merchants returning to local processing banks or merchants transferring to competitors for rates NMSI was unwilling to match.

     Merchant fraud is another expected aspect of the credit card processing business. NMSI is only responsible for fraudulent credit card transactions of its merchants on less than 20% of its merchant customers. Examples of merchant fraud include inputting false sales transactions or false credits. NMSI and its processing banks monitor merchant charge volume, average charge and number of transactions, as well as check for unusual patterns in the charges, returns and chargebacks processed. As part of its fraud avoidance policies, NMSI generally will not process for certain types of businesses which provide future services wherein incidents of fraud have been common. Generally, NMSI is not responsible for cardholder fraud. NMSI evaluates its risks and estimates the potential loss for chargebacks and merchant fraud based on historical experience and maintains a reserve account for potential losses.

     Merchant Services

     Management believes providing cost-effective, reliable and responsible service is the most effective method of retaining merchant clients. NMSI maintains personnel and systems necessary for providing such services directly to merchants and has developed a comprehensive program involving consultative problem solving and account management. NMSI maintains a 24-hour a day help desk to respond to inquiries from merchants regarding terminal, communication and training issues. Service personnel provide terminal application consultation by telephone and regularly reprogram terminals via telephone lines to accommodate particular merchant needs regarding program enhancements, terminal malfunctions and Visa and MasterCard regulations. In addition, merchants may obtain direct, personal assistance in reconciling network and communications problems, including problems with network outages and local phone company services. NMSI has an ongoing program to further enhance the customer service it provides and to accommodate future growth of NMSI's merchant base. In connection with upgrading NMSI's customer service information system, the Company will continue to purchase new hardware and software. NMSI may sell or lease a credit card terminal to its merchant customers. NMSI's terminals are "down-loadable," meaning additional services, such as authorization or payment services for additional credit cards, can be installed in the terminal electronically from NMSI's offices without the necessity of replacement equipment or an on-site installation visit. Additionally, peripheral equipment such as pin pads and printers can easily be forwarded to the merchants upon request. NMSI also loans, tests and ships point-of-sale terminals directly to merchant locations, and provides complete repair-or-replacement services for malfunctioning terminals. Generally, NMSI can arrange for delivery of replacement terminals by overnight courier.

Distribution methods of the products or services
-----------------------------------------------------------

     Distribution methods of our subsidiary SecurePay

     Marketing

     To reach its target market segment in a cost-effective manner and to further its market penetration, SecurePay markets its services through three principal channels: (i) bank alliances through which it offers its services to merchants in cooperation with community and regional banks, allowing SecurePay to capitalize on the presence of those banks in particular geographic markets;
(ii) partnering with Independent Sales Organizations that market and sell SecurePay's services to merchants and (iii) direct sales, to allow cost-effective access to small-to-medium sized merchants dispersed throughout the United States and otherwise to supplement the bank alliance and Independent Sales Organization partnering channels. In addition, SecurePay engages in marketing efforts that include marketing agreements with various trade and other associations and marketing through VAR's that integrate its transaction processing services with specialized business management software.

     Bank Alliances

     SecurePay's marketing efforts are directed at forming bank alliances. Through these relationships, it offers its services to merchants in cooperation with community and regional banks, allowing SecurePay to capitalize on the presence of those banks in particular geographic markets. SecurePay's bank alliances consist of three types of relationships: (i) relationships created as a result of SecurePay's acquisition of a bank's merchant portfolio, pursuant to which it provides transaction processing services on a co-branded basis with such bank ("Acquisition Alliances"); (ii) agent bank relationships where the bank purchases its services and markets and resells those services directly to merchants ("Agent Bank Alliances"); and (iii) bank referral relationships where the bank refers to SecurePay merchants who desire or otherwise inquire about transaction processing services ("Bank Referral Alliances").

     Acquisition Alliances

     An integral part of SecurePay's overall strategy is to offer banks the opportunity to transfer management and operational responsibility for their merchant gateway portfolios , while continuing to offer transaction processing services on a co-branded basis in cooperation with SecurePay. SecurePay can often effect an invisible transition of services from the merchants' perspective.

     SecurePay compensates its Bank Alliance Partners through varying means. Acquisition Alliance partners typically are compensated by remitting to them a residual for each transaction processed by SecurePay for merchants attributable to the alliance. SecurePay compensates its Bank Referral Alliance partners typically by paying them a one-time referral fee. Agent Bank Alliance partners are not directly compensated but rather, they derive revenue by reselling SecurePay's services to merchants at a price determined by the Agent Bank.

     Independent Sales Organization Partnering

     Generally, Independent Sales Organization partnering involves engaging an Independent Sales Organization to market and sell SecurePay's products and services on a non-exclusive basis. An Independent Sales Organization that desires to refer a merchant customer to SecurePay will procure the merchant and submit it to SecurePay on the merchant's behalf. Thereafter, the Independent Sales Organization will sell or lease hardware and software to the merchant. SecurePay compensates Independent Sales Organizations by paying them a residual for each transaction processed by it for merchants referred to SecurePay by them, or they derive revenue by reselling its services to merchants at a price determined by the ISO. The Independent Sales Organization's determination of whether to refer a particular merchant to SecurePay depends on a variety of factors, including the terms of the residual offered by SecurePay and the industry in which the merchant conducts its business.

     Direct Sales

     SecurePay continues to expand its direct sales activities. SecurePay has deployed a telemarketing sales force to generate further internal growth. Management believes that its direct sales and telemarketing efforts constitute a significant opportunity to augment its bank alliance and Independent Sales Organization partnering efforts.


     Other Marketing Efforts

     In addition to bank alliances, Independent Sales Organization partnering and direct sales and telemarketing, SecurePay engages in other marketing efforts that management believes complement and diversify further its overall marketing strategy:

     Association Marketing

     Through its association marketing program, SecurePay negotiates and enters into marketing agreements with various trade and other associations. Pursuant to these relationships, associations endorse and promote to their membership the transaction processing services provided by SecurePay, creating additional opportunities for SecurePay to reach small-to-medium sized merchants.


     Marketing Through VAR's and Strategic Partners

     SecurePay's marketing efforts are diversified further through the integration of its transaction processing services with the specialized business management software of a growing number of VAR's. VAR's perform a marketing function for SecurePay since their software often is offered on a fully-integrated basis with SecurePay's transaction processing services, creating additional opportunities for the Company to reach small-to-medium sized merchants.

     SecurePay periodically reviews its marketing efforts and distribution channels to minimize channel conflict. Although channel conflict among bank alliances, Independent Sales Organization partnering and direct sales marketing may occur, to date SecurePay has not experienced any significant conflict while pursuing its overall sales strategy.

     Customer Service And Support

     SecurePay is dedicated to providing reliable and effective customer service and support to its merchant customers. The information access and retrieval capabilities of networked systems, where real-time information is available to any of its customer service representatives, allow it to provide a high level of customer service, reporting and support to small-to-medium sized merchants historically available only to much larger merchants.

     SecurePay maintains a help line. SecurePay will measure the efficiency of its customer service through certain quantitative data such as the number of rings prior to operator pick-up, the number of abandoned calls, the number of calls per day and the number of calls per customer service representative. SecurePay will develop comprehensive programs and procedures for training its customer service representatives to assist its merchant clients in a timely and efficient manner with any problems, issues or concerns they may have. Management is dedicated to providing outstanding customer service and support and continually reviews its policies and procedures in an effort to improve these services.

     Distribution Methods of our Subsidiary NMSI

     Marketing

     To reach its target market segment in a cost-effective manner and to further its market penetration, our company has determined to combined the strengths of its two subsidiaries and market its services through three principal channels: (i) bank alliances through which it offers its services to merchants in cooperation with community and regional banks, allowing it to capitalize on the presence of those banks in particular geographic markets; (ii) partnering with Independent Sales Organizations that market and sell our services to merchants and (iii) direct sales, to allow cost-effective access to small-to-medium sized merchants dispersed throughout the United States and otherwise to supplement the bank alliance and Independent Sales Organization partnering channels.

     Bank Alliances

     NMSI's has an established marketing strategy to solicit prospective merchants primarily through NMSI's bank/direct sales marketing programs. Under these arrangements, NMSI obtains the exclusive endorsement of the bank and receives initial and ongoing marketing assistance from the bank to its customers.

     Acquisition Alliances

     An integral part of our overall strategy is to offers banks the opportunity to transfer management and operational responsibility for their merchant portfolios, while continuing to offer transaction processing services on a co-branded basis in cooperation with NMSI. NMSI can often effect an invisible transition of services from the merchants' perspective. To further ease the transition process and to assist its Acquisition Alliance partners, NMSI has created an intensive training program whereby its personnel train and educate its Acquisition Alliance partners in all aspects of NMSI's transaction processing services, software application products and value-added services.


     NMSI compensates its Bank Alliance partners through varying means. Acquisition alliance partners typically are compensated by remitting to them a residual for each transaction processed by NMSI for merchants attributable to the alliance. NMSI compensates its Bank Referral Alliance partners typically by paying them a one-time referral fee. Agent Bank Alliance partners are not directly compensated but rather, they derive revenue by reselling NMSI services to merchants at a price determined by the Agent Bank.

     Direct Sales

     We will continue to expand NMSI's direct sales activities. We intend to deploy a telemarketing sales force to generate further internal growth from existing relationships with regional and community banks, Independent Sales Organizations and merchant trade and other associations. Management believes that its direct sales and telemarketing efforts constitute a significant opportunity to augment its bank alliance and Independent Sales Organization partnering efforts.

     Other Marketing Efforts

     In addition to bank alliances and direct sales and telemarketing, we engage in other marketing efforts that management believes complement and diversify further its overall marketing strategy:

     Association Marketing

     Through association marketing programs, we negotiate and enter into marketing agreements with various trade and other associations. Pursuant to these relationships, associations endorse and promote to their membership the our transaction processing services, creating additional opportunities to reach small-to-medium sized merchants.

     Customer Service And Support

     NMSI is dedicated to providing reliable and effective customer service and support to its merchant customers. The information access and retrieval capabilities of networked systems, where real-time information is available to any of its customer service representatives, allows a high level of customer service, reporting and support to small-to-medium sized merchants historically available only to much larger merchants.

     NMSI maintains a call center. We will measure the efficiency of its customer service through certain quantitative data such as the number of rings prior to operator pick-up, the number of abandoned calls, the number of calls per day and the number of calls per customer service representative. We will develop comprehensive programs and procedures for training its customer service representatives to assist our merchant clients in a timely and efficient manner with any problems, issues or concerns they may have. Management is dedicated to providing outstanding customer service and support and continually reviews its policies and procedures in an effort to improve these services.

Competitive business conditions and the small business
issuer's competitive position in the industry and methods of competition
-------------------------------------------------------------------------------

     Competitive Position of Our Subsidiary SecurePay

     The market for providing gateway, credit, charge and debit card transaction services to the small-to-medium sized merchant segment served by SecurePay is highly competitive. SecurePay competes in this market segment on the basis of the availability of related products and services, the quality of customer service and support, price, transaction processing speed and quality and reliability. SecurePay's principal competitors in this market segment include other smaller vertically integrated processors or gateway companies and Independent Sales organizations.

     As a result of its experience in payment processing, SecurePay has been able to develop operating efficiencies which SecurePay believes allow it to competitively bid for new business. In addition, SecurePay has continually made technological improvements and is thus able to respond to the unique needs of merchants in various industries. Management believes that the quality, speed and reliability of the SecurePay Host and the breadth, flexibility and user-friendliness of its software application products and services constitute a competitive advantage.

     The SecurePay cell phone application provides distinct competitive advantages. It is considerably less expensive than traditional wireless terminals, which can have a price point up to 70% higher. It is multi-functional, featuring a PDA, digital phone and wireless modem all within a single unit. Competing wireless terminals, by contrast, are single function only. In addition, the SecurePay application offers superior coverage area. While traditional wireless terminals feature only one mode of network coverage which prohibits connection in many areas, SecurePay features up to three modes of cellular network coverage.

     Competitive Position of Our Subsidiary NMSI

     The market for placing and maintaining electronic credit card authorization and payment systems with retail merchants is highly competitive. NMSI competes in this market on the basis of technological capability, quality of customer service, price, support and availability of additional features.

     Industry participants have elected to sell, merge or form strategic alliances in recent years which has prompted many small independent service organizations and other providers to examine such options.

     NMSI's principal competitors are local banks. NMSI also competes with larger, vertically-integrated transaction processors, as well as numerous competitors that provide certain merchant services while using third-parties for network and other services. In addition, NMSI competes with large regional and national banks that have internal sales forces and/or have developed relationships with independent service organizations that are competitors of NMSI. Management believes that by utilizing NMSI's bank/direct sales relationships, NMSI has a distinct competitive advantage in maintaining primary relationships with the underserved, small-to-medium sized merchant segment of the market.

     Larger, more fully integrated companies may penetrate NMSI's segment of the market. Moreover, many of NMSI's competitors have access to significant capital, management, marketing and technological resources that are greater than those of NMSI, and there can be no assurance NMSI will continue to be able to compete successfully with banks, other transaction processors and merchant service providers.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, Including Duration

     Pipeline Data

     We have no patents, trademarks, franchises, concessions, royalty agreements or labor contracts.

     Our Subsidiary SecurePay

     SecurePay is continuously developing software for use in four principal areas: (i) applications for Internet- based and wireless transactions; (ii) transaction switching;(iii) the SecurePay Host; and (iv) customer service and fraud. SecurePay regards its proprietary software as protected by trade secret and copyright laws of general applicability. SecurePay attempts to safeguard its software through the protection afforded by the above-referenced laws, employee and third-party non-disclosure agreements, licensing agreements and other methods of protection. Despite these precautions, it may be possible for unauthorized third- parties to copy, obtain or reverse engineer certain portions of SecurePay's software or to otherwise obtain or use other information SecurePay regards as proprietary. While SecurePay's competitive position may be affected by its ability to protect its software and other proprietary information, management believes that the protection afforded by trade secret and copyright laws is less significant to SecurePay's success than other factors such as the knowledge, ability and experience of SecurePay's personnel and the continued pursuit and implementation of its operating strategies.

     SecurePay   currently  licenses  certain  software  from  third-parties  to supplement its internal software and technology development and to shorten time-to-market software application product deliveries.

     Our Subsidiary NMSI

     Our subsidiary NMSI has no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.



     Number of total employees and number of full time employees.

     As of the date of this filing, we had a total of 36 full-time employees and 1 part-time employee; SecurePay having 9 employees. NMSI having 15 employees and Pipeline Data having 11 employees.

     Our employees are not represented by any labor union, and we consider our relationship with them to be good.

TRANSACTION WITH LAURUS MASTER FUND, LTD.


     On February 27, 2004, we entered into a financing arrangement with Laurus Master Fund, Ltd. ("Laurus Funds" or "Laurus"), a financial institution specializing in funding small and micro-capitalization companies, to provide our company with up to $3.0 million in financing. Under the arrangement, on February 27, 2004, we issued $2,000,000 of our 6% convertible term notes at a conversion price of $1.00 to Laurus Funds. On June 16, 2004, we issued the remaining $3,000,000 of our 6% convertible term notes at a conversion price of $1.20.

     On August 31, 2003, we entered into a second financing arrangement with Laurus funds pursuant to which we issued $3,000,000 of our 6% convertible term notes at a conversion price of $1.00.

     We used $1,000,000 of the proceeds of the financing to fulfill our repayment obligation under the NMSI Acquisition Agreement to repurchase a portion of the Weller stock, complete various acquisitions of residual rights as described in this prospectus, including from UPC and Millenium Merchant
Services, and intend to use the remainder to acquire merchant portfolios in order to grow our business.

     Under these arrangements, Laurus Funds was also issued warrants to purchase up to 1,350,000 shares of our common stock at exercise prices ranging between $1.25 and $1.75 per share. Laurus may exercise the warrant for 500,000 shares through February 27, 2011, the warrant for 250,000 shares through June 16, 2011, and the warrant for 600,000 shares through August 31, 2011.

     We are obligated to register for resale the shares of common stock issuable upon conversion of the note and upon exercise of the warrant pursuant to a registration rights agreements dated February 27, 2004, June 16, 2004 and August 31, 2004 between the registrant and the purchaser. This registration statement relates to obligations to register for resale of shares of common stock issuable upon conversion of the note and upon exercise of the warrant pursuant to a registration rights agreements dated February 27, 2004. We will file separate registration statements relating to the obligations to register for resale the shares of common stock issuable upon conversion of the note and upon exercise of the warrant pursuant to the registration rights agreements dated June 16, 2004 and August 31, 2004

     GunnAllen Financial, Inc. received a finder's fee with respect to this transaction. The arrangement with GunnAllen provided for the following fee: 3% Cash 2% Stock on first million dollars raised, 2% Cash 2% Stock on second million dollars raised, 1. 5% Cash 1.5% Stock on third million dollars raised, 1% Cash 1% Stock on fourth million dollars raised, and 1% Cash thereafter. The financing was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D of the Securities Act. These shares are subject to piggyback registration rights and we will register them pursuant to a separate registration statement. As the issued stock is subject to piggyback registration rights, this registration statement also relates to the registration of the shares issued to GunnAllen as part of the aforementioned finder's fee.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                   CONDITION AND RESULTS OF OPERATIONS FOR THE
                               NINE MONTHS ENDING
                           SEPTEMBER 30, 2003 AND 2004

     The following discussion relates to the results of our operations to date, and our financial condition:

     This quarterly report contains forward looking statements relating to our Company's future economic performance, plans and objectives of management for future operations, projections of revenue mix and other financial items that are based on the beliefs of, as well as assumptions made by and information currently known to, our management. The words "expects, intends, believes, anticipates, may, could, should" and similar expressions and variations thereof are intended to identify forward-looking statements. The cautionary statements set forth in this section are intended to emphasize that actual results may differ materially from those contained in any forward looking statement.

Critical Accounting Policies and Estimates
-------------------------------------------

     The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect our reported assets, liabilities, revenues and expenses, and our related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, bad debts, intangible assets and income taxes.

     We believe the following critical accounting policies and the related judgments and estimates affect the preparation of our consolidated financial statements.

     We recognize revenue when it is earned and record accounts receivable at that time. We do not account for revenue based on contractual arrangements in advance of their being earned. Our subsidiaries derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee per transaction and also may be charged miscellaneous fees, including fees for handling charge-backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks, as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants. We do not account for revenue based on contractual arrangements in advance of their being earned. In May of 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 150- Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability or an asset. The effective date of SFAS NO. 150 is the beginning of the first interim period beginning after June 15, 2003. Also, restatement of financial statements of prior periods presented is not permitted.

     Accounting for Goodwill and Intangible Assets. In July 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement was effective for the Company's 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. The adoption of SFAS 142 did not have an impact on the Company's results of operations, financial position or cash flows.

     We maintain allowances for the estimated losses from doubtful accounts which result when our customers are unable to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required which would result in an additional general and administrative expense in the period such determination was made.

     We do not have any of the following:

     o    Off-balance sheet arrangements

     o Certain trading activities that include non-exchange traded contracts accounted for at fair value.

     o Relationships and transactions with persons or entities that derive benefits from any non-independent relationships other than related party transactions discussed herein.


                               PIPELINE DATA INC.

                              RESULTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002
                AND NINE MONTHS ENDED September 30, 2004 AND 2003



                                                      For the years ended                 For the nine months ended
                                               December 31, 2002 December 31, 2003      Sept 30, 2003     Sept 30, 2004

Revenue                                        $   3,499,820         $ 10,246,955        $ 7,285,318      $11,122,193
                                               -------------         ------------       -------------    ------------


Cost of goods and services sold                    2,720,701            8,532,958          6,049,492        8,950,902
                                                   ---------            ---------        -----------     ------------

          Gross profit                               779,119            1,713,997          1,235,826        2,171,291
                                                     -------            ---------         ----------     ------------

Operating expenses
    Salaries and payroll cost                        935,678            1,152,865            893,818        1,299,008
    Selling, general and administrative              504,615              773,123            544,999          703,333
    Depreciation                                       8,761               35,222             26,242           29,346
                                                       -----               ------          ---------      -----------

          Total operating expenses                 1,449,054            1,961,210          1,465,059        2,031,687
                                                     -------            ---------          ---------      -----------


          Net Income (loss) from operations         (669,935)            (247,213)          (229,233)         139,604

Other income and expenses
     Interest income                                  28,413               24,235             18,645           40,095
     Interest expense                                (18,062)             (76,812)           (56,230)        (230,625)
                                                     --------             --------          ---------        ---------

           Total other income (expenses)              10,351              (52,577)           (37,585)        (190,530)
                                                     --------             --------           --------       ----------

                  Income (loss)                 $  ( 659,584)         $ ( 299,790)          (266,818)         (50,926)
                                                -------------          -------------          -------       ----------


Basic  earnings (loss) per common share        $       (0.06)        $         (.02)           (.02)            0.00

                                               ==============        ===============      ===========     ============

Weighted average shares outstanding
Basic                                              11,986,890             12,902,851        12,740,834      19,735.738


Results of Operations 2003 Compared with 2002
----------------------------------------------

     For the year ended December 31, 2003, the Company generated net revenues of $10,246,955 as compared to revenues of $3,499,820 for the year ended December 31, 2002. The Company's cost of goods and services sold aggregated $8,532,958 as compared to $2,720,701 for the year ended December 31, 2002 and yielded a gross profit of $1,713,997 as compared to $779,119 for the year ended December 31, 2002. The Company's general and administrative costs aggregated approximately $773,123 for the year ended December 31, 2003 as compared to $504,615 for the year ended December 31, 2002, and consisted of the following categories as a percentage of revenues for the year ended December 31, 2003: Rent 39,696 (0.387%) Professional Fees 114,091 (1.113%) Telephone 76,837 (.750%) Postal
8,596 (.084%) Office 15,512 (.151%)

     The Company increased its cash position to $95,120 at December 31, 2003 from a balance of $85,463 as of December 31, 2002. The Company continued to be funded in part from an increase in accounts payable and accrued expenses in the amount of $63,165. The Company expended cash to increase accounts receivable by $41,250 at December 31, 2003. On November 1, 2000, we loaned $200,000 to Accu-Search, Inc., a New Jersey corporation. The loan was evidenced by Accu-Search, Inc.'s promissory note that accrues interest at the rate of 12% annually. The principal amount of the promissory note together with accrued interest was due and payable on December 31, 2001. Subsequent to the date of the financial statements, the Company agreed to exchange $228,000 of debt for 37,004 shares of Series A Convertible Preferred Stock and remit payment of $23,447. Management believes that it will be able to fund the Company through its present cash position and the continuation of revenue producing activities by its subsidiaries Northern Merchant Services, Inc and SecurePay.com, Inc. It may need to seek further capital through exercise of its warrants or by other capital raising needs in order to continue to grow the Company.

Results of Operations for the nine months ended September 30, 2004 as compared to the nine months ended September 30, 2003.
---------------------------------------------------------------------

     For the nine months ended September 30, 2004, the company generated net revenues of $11,122,193 as compared to revenues of $7,285,318 for the nine months ended September 30, 2003. The company's cost of goods and services sold aggregated $8,950,902 as compared to $6,049,492 for the nine months ended September 30, 2003 and yielded a gross profit of $2,171,291 as compared to $1,235,826 for the nine months ended September 30, 2003. The company's general and administrative costs aggregated approximately $703,333 for the nine months ended September 30, 2003 as compared to $544,999 for the nine months ended September 30, 2003 consisting of the following categories as a percentage of revenues for the nine months ended September 30, 2004: Rent 47,510 (0.4%) Telephone 86,396 (0.8%) Legal and Professional 100,520 (.9%) Commissions and fees 39,970 (.4%) Advertising 29,700 (0.3%) Vehicle expense 18,445 (0.2%)
Contract labor 21,139 (0.3%) Travel & Entertainment 52,397 (0.7%) Supplies 7,593 (0.1%) Office supplies & expense 11,137 (0.2%)

     Management believes that it will meet cash flow needs going forward as follows:

     1.   Management   believes  that  the  increase  in  revenue  Pipeline  has
          experienced will continue as a result of the operations of its subsidiaries, NMSI, SecurePay and a newly created division, Pipeline Data Processing. NMSI is an Independent Sales Organization which markets and services electronic credit card authorization and payment systems to merchants located throughout the United States. NMSI's operating and growth strategies focus on expanding its customer base of small and medium-sized merchants through bank referrals, direct sales, independent sales agents, trade and other association affiliations, merchant portfolio purchases and superior customer service. SecurePay is a custom credit card transaction processor serving as a gateway intermediary between the customer and the financial networks for the acceptance of credit card payments by merchants. An integral aspect of SecurePay's operating and growth strategy focuses on offering a broad range of products and services historically unavailable to small-to-medium sized merchants, which differentiates it from the banks and Independent Sales Organization's serving this market segment. Management believes that the quality and reliability of its products and services enhance SecurePay's ability to attract and retain merchant customers. Pipeline Data Processing's core strategy is to provide wholesale payment processing solutions and services to other bank card Independent Sales Organizations. This subsidiary become operational at the end of the third quarter.


     2. Repayment of the Accu-Search loan. On November 1, 2000, we loaned $200,000 to Accu-Search, Inc., a New Jersey corporation. In consideration of the issuance of the loan, Accu-Search, Inc. granted us a perpetual, non-transferable and non-sublicensable royalty-free license to utilize an automated software process which will enable us to improve the functionality of our Web site. The loan was evidenced by Accu-Search, Inc.'s promissory note that accrues interest at the rate of 12% annually. While no assurance can be given, we anticipate that we will maintain an ongoing working relationship with Accu-Search, Inc. The principal amount of the promissory note together with accrued interest was due and payable on December 31, 2001. We agreed to exchange $228,000 of debt for 37,004 shares of Series A Convertible Preferred Stock and remit payment of $23,447.

          On March 14, 2002, Accu-Search renegotiated their note with us. We agreed to convert the $200,000 note with interest totaling $224,000 into preferred stock of Accu-Search. They also paid an upfront payment of $4,000 in cash. In addition, Accu-Search will provide Pipeline Data two years' Web access to Accu-Search's on-line data and map system. Contracts were finalized and signed and monies delivered on or about July 12th, 2002. During 2003, $63,528 was received from Accu-Search representing payments of interest of $24,620 and a partial redemption of Accu-Search's preferred shares of $38,908. Interest received during the first nine months of 2004 was $15,503.96.

  Other Aspects of Our Financial Condition

     3.   Pipeline is seeking to eliminate non-recurring expenses.

     4. Pipeline is seeking to eliminate non-cash charges, such as payment in stock for services rendered to Pipeline.

     5. Pipeline continues to actively seek capital for the acquisition of merchant portfolios.

Liquidity and Capital Resources
-------------------------------
Working Capital, Debt and Liquidity.
------------------------------------

     The Company increased its cash and cash equivalents to $3,595,563 at September 30, 2004 from a balance of $95,120 as of December 31, 2003.

     Net cash used by operating activities in 2004 was $507,581 for the nine months ended September 30, 2004. The net loss of $50,926, offset by depreciation and amortization of $29,346, the issuance of $218,629 of common stock for services, and the issuance of stock for $5,800 for accrued interest on convertible notes was further adjusted by a use of cash for changes in operating assets and liabilities of $710,430. Net cash used in the first nine months of 2003 was $507,581.


     Net cash used in investing activities was $1,348,913, while net cash used in investing activities for the nine months ended September 30, 2003 was $15,163. During the nine months ended September 30, 2004, $316,228 was invested in purchasing residual rights from our sales agents, $442,369 in the acquisition of a merchant portfolio, and $428,147 invested in the cost of our convertible loan from Laurus Master Fund, Ltd. In addition, $185,529 of funds were invested in computer and office equipment. During the first nine months of 2003, capital expenditures were primarily for computer and office equipment. We expect to continue to engage in capital spending in the ordinary course of business.
Non-cash investing activities included the issuance of 5,800,000 shares of common stock to the former shareholders of Securepay.com, Inc and Northern Merchant Services Inc. in accordance with the reaching of benchmarks set in those acquisition agreements for the payment of contingent consideration.

     Net cash provided by financing activities was $5,356,937 during the first nine months of 2004. The Company continued to be funded in part through a net increase in convertible note issuances in the amount of $289,400 and an additional 10,000 was provided from the exercise of warrants related to these notes. In addition two 3-year convertible notes in the amount of $3,000,000 each, were issued to Laurus Master Fund, Ltd. $1,000,000 of these funds were used to retire 2,000 shares of Series A Preferred Convertible Stock held by Kevin and Nancy Weller, $316,228 was used to purchase residual payment rights from our sales agents as well as an $442,369 of these funds were used for merchant portfolio acquisitions. Kevin Weller was issued an additional 100,000 shares of common stock as additional consideration for releasing his lien on the Northern Merchant Services, Inc. merchant portfolio. Laurus Master Fund, Ltd was also issued warrants to purchase up to 1,100,000 shares of stock at prices ranging from $1.25 to $1.75 per share. During the first nine months of 2003, net cash of $431,832 was provided by financing activities. This was primarily from the issuance of convertible notes of $383,120 and the proceeds of lease financing for equipment purchases of $18,392. Debt repayment of $12,500 was made in 2003. Lease obligation reductions of $3,451 and $4,053 were made for the first nine months of 2004 and 2003, respectively.

     As of September 30, 2004, the Company had notes, capital lease obligations, and convertible debt outstanding of $6,636,000 owed to officers, directors and third parties. $6,565,424 is convertible into 8,140,726 shares of our common stock at conversion prices ranging from $0.35 to $1.20 per share. The notes mature between June 2004 and August 2007. $1,015,423 of the debt issued as of September 30,2004 have 33% warrant coverage at conversion prices ranging from $.35 to $1.00 per share. Our weighted average interest rate was approximately 5% as of September 30 ,2004 excluding amortization of finance costs.

     On March 8th, 2002, Jack Rubinstein, our Chairman of the Board, lent our Company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one-year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with a minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005.

     Management believes that it will be able to fund the Company through its present cash position and the continuation of revenue producing activities by its subsidiaries, SecurePay, NMSI and Pipeline Data Processing as well as the acquisition of additional merchant accounts and their underlying cash streams. We may need to seek further capital through exercise of its warrants or by other capital raising needs in order to continue to grow the Company.

     Management's Review of Company Progress

     For the quarter ended September 30, 2004, Pipeline reported a net loss of $163,771, and net loss of $50,926 for the first nine months of the year. Gross sales for the third quarter were $4,172,339 which represents a 2% increase over the prior quarter (which management views as in line with third quarter performance as compared to the prior year due to seasonal merchant account activity), and a 62% increase over the third quarter of 2003. EBITDA grew to $214,478 as compared to a loss of $183,985 for the first nine months of 2003, representing an increase of $398,463. Management views the top line revenue growth as the result of a successful portfolio acquisition strategy, the well-executed placement of monies received from Laurus Master Fund and an overall successful execution of our business model.

     We have adopted long-term top line revenue growth as our principal objective. Central to this objective is the ability to provide wholesale processing to Independent Sales Organizations (ISO's). In the 2nd quarter of 2004, we addressed the need for a wholesale processing division by establishing Pipeline Data Processing, Inc (PDP) with Kevin Smith, formerly of Concord EFS (NYSE: FDC) as its President and Chief Operating Officer.

     We view this as an area of significant opportunity for internal growth, because we believe that for each ISO with which we contract , the company should gain on a monthly basis, multiple merchant accounts. The number of accounts may range from only a few for a small ISO, to several hundred a month for a large one. In addition to adding top line revenue each time an ISO account is signed, the rapid boarding of merchant accounts, allows us to negotiate reduced processing costs on all of our existing accounts, thus further enhancing bottom-line profits.

     In the third quarter of 2004, suitable office space for PDP was identified in Alpharetta, GA and a lease for the premises was executed. On September 28, 2004, we announced to the credit card processing industry that Pipeline Data Processing was operational. The state-of-the-art facility enables us to provide application processing, risk management and a complete suite of payment tools to ISO's. Other offerings include customized interfaces and reporting, gift and loyalty products, gateway products, wireless tools and tailored retail solutions.

     We expect that the division will centralize related cross-company functions and costs and generally provide operating efficiencies throughout the organization. An outlay of approximately $330,000 was required in the creation of PDP for systems/software installations, related equipment, personnel etc. Management believes that without this investment and related start-up costs, Pipeline Data would have been profitable for the third quarter. The PDP facility, as presently constituted, has sufficient capacity to board approximately 1,500 to 2,000 new merchant accounts monthly. Although some revenue was recognized by PDP during its brief period of operation during the quarter, we anticipate the division to be a primary source of revenue growth in 2005, based on the performance we have seen to date.

     With  the  completion  of  our  Atlanta  facility,   our  core  operational
infrastructure has been fully built out. This facility will give us the opportunity to reduce costs by: centralizing operations, thus increasing our capacity to handle new business. This facility will serve as a merchant services wholesaler and allow us to further gain economies of scale which previously were non-existent. We believe that the majority of key personnel have now been hired and the majority of the fixed costs to set up this facility have now been expended, such that we can board and support upwards of 50,000 merchant accounts.

     On September 13, 2004, we announced that we entered into a second financing arrangement with Laurus Master Fund, Ltd. for $3.0 million in financing. Under the arrangement, we issued $3,000,000 of our convertible term notes at a conversion price of $1.00 to Laurus Funds. Laurus Funds also was issued warrants to purchase up to 600,000 shares of Pipeline's common stock at exercise prices ranging between $1.25 and $1.75 per share.


     During the past quarter, we have been engaged in discussions with potential acquisition candidates within our industry, which resulted in several portfolio acquisitions late in the third quarter. We deployed $600,000 in funds in order to acquire several merchant credit card portfolios, as announced on October 28th. The acquisitions represent approximately $350,000 in annual operating cash flow to the company, and will begin to be reflected in fourth quarter 2004 financial results. Management expects to deploy additional funds for suitable acquisitions.

     Price Range Of Common Stock and Class A Redeemable Warrants

     Our common stock and class A redeemable warrants commenced trading on the OTC Bulletin Board on October 19, 2000 under the trading symbol "PPDA" and "PPDAW," respectively. Our class B redeemable warrants trade under the symbol "PPDAZ".

     The following table sets forth the high and low prices for our common stock as reported on the Nasdaq OTC Bulletin Board. These prices reflect inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

                                            Year Ended                 Year Ended                        Year Ended
                                         December 31, 2003           December 31, 2002              December 31, 2001
                                      ------------------------- ----------------------------- ------------------------------
                                         High          Low           High           Low           High            Low
                                          Ask          Bid           Ask            Bid            Ask            Bid
                                      ------------ ------------ --------------- ------------- -------------- ---------------

         First Quarter
            PPDA                         .25           .15            .63           .33           2.88           1.03
            PPDAW                        .02           .02            .40           .15           1.44            .53
            PPDAZ                        .02           .02            .20           .11
         Second Quarter
            PPDA                         .35           .08            .60           .18           2.10           1.01
            PPDAW                        .05           .02            .30           .07            .75            .40
            PPDAZ                        .02           .02            .18           .05

         Third Quarter
            PPDA                         .23           .13            .39           .18           1.21            .85
            PPDAW                        .10           .02            .07           .07            .45            .25
            PPDAZ                        .05           .02            .04           .03

         Fourth Quarter
            PPDA                         .65           .21            .35           .18           1.10            .40
            PPDAW                        .19           .05            .07           .07            .30            .20
            PPDAZ                        .10           .04            .04           .03

                                         SECOND QUARTER JUNE 30, 2004              THIRD QUARTER SEPTEMBER 30, 2004
         First Quarter 2004              High          Low                           High          Low
                                         Ask           Bid                           Ask           Bid
            PPDA                        1.45           .98                           1.32          1.02
            PPDAW                        .60           .33                            .65           .33
            PPDAZ                        .28           .13                            .18           .11



     (b) Holders.

     On December 7, 2004, the closing price for our common stock, as reported by the Nasdaq OTC Bulletin Board, was $1.01 per share and there were approximately 320 shareholders.


                                 Dividend Policy

     We have not paid any cash dividends to date, and we do not expect to pay dividends in the foreseeable future. We intend, in the short term at least, to use all available funds to develop our business.

                              Plan Of Distribution

     There are 785,210 shares of our common stock, par value $.001 per share, issuable upon exercise of our outstanding class A redeemable warrants by the holders of such instruments. There are 1,000,000 shares of our common stock issuable upon exercise of our outstanding class B redeemable warrants by the holders of such instruments. There are 816,250 shares of common stock to be offered and sold by our selling stockholders pursuant to a separate prospectus. 748,750 of those 816,250 shares are held by three affiliates - officers, directors and controlling stockholders of this company.

     o Jack Rubinstein, whom we consider to be an affiliate of our company, will be entitled to offer and sell up to an aggregate of 748,750 of his shares at the then prevailing market price for our shares;

     o The non-affiliates who hold the 67,500 share balance of those 816,250 shares also will be entitled to offer and sell their shares at the then prevailing market price.

     The holders of the 816,250 shares of our common stock who have been identified as selling stockholders in this prospectus were subject to a one year lockup agreement on the sale of their shares of common stock that expired on April 25, 2001.

     The sale of:

     o    up to 748,750 shares of common stock by our one affiliate,

     o 67,500 shares of common stock by our selling stockholders who are not affiliates,

     o    our class A and class B  redeemable  warrants  by the holders of those
          securities,   and   by   any   of   the   pledgees,    assignees   and
          successors-in-interest of such holders, and

     o the common stock issuable upon exercise of those warrants by the holders of those securities and by any of the pledgees, assignees and successors-in-interest of such holders, may be effected, from time to time, on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The holders of those securities may use any one or more of the following methods when selling them:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o    short sales;

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

     The holders of our common stock, subject, where applicable, to the terms and conditions of any lockup agreement, may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. They may also engage in short sales against the box, puts and calls and other transactions in securities of our company or derivatives of our securities and may sell or deliver shares in connection with these trades. The holders of the shares of common stock being offered pursuant to this prospectus also may pledge their securities to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The holders of our common stock who have been identified in this prospectus as selling stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

     Broker-dealers engaged by the holders of our common stock and our class A and class B redeemable warrants may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from those security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

     The holders of our common stock and our class A and class B redeemable warrants and any broker-dealers or agents that are involved in selling those holders' securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will pay all fees and expenses incident to the registration of the securities offered pursuant to this prospectus, except any fees and disbursements of counsel to the holders of such securities and any brokerage commissions and other selling expenses incurred by those holders in connection with the sale of their securities.

     At any time a particular offer of the securities is made, a revised prospectus or prospectus supplement, if required, will be distributed which will contain the amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the holders, selling securities and any discounts, commissions or concessions allowed or reallowed or paid to dealers. A prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the U.S. Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of the securities.

     The holders of our common stock and our class A and class B redeemable warrants and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, Regulation M, which may limit the timing of purchases and sales of any of the common stock by you and any other such person. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market-making activities with respect to the particular common stock being distributed for certain periods prior to the commencement of or during such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market- making activities with respect to the common stock.

     We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock and our class A and class B redeemable warrants other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission. We do not intend to solicit or otherwise induce any selling security holders to exercise their class A or class B redeemable warrants.

     Provided that any pledge or assignment by any holder of our common stock and our class A and class B redeemable warrants does not involve any increase in the number of shares or dollar amount registered, or include shares from a transaction other than the one to which this filing relates, and absent circumstances indicating that the change is material, we expect to reflect any such change in the filing of a Rule 424(b) prospectus supplement describing the change. In such prospectus supplement, we would be required to set forth the disclosure information regarding such successors in interest as required by the rules and regulations of the U.S. Securities and Exchange Commission.


     The Penny Stock Rules Could Make Selling Our Securities More Difficult.

     The Securities Enforcement and Penny Stock Reform Act of 1990 applies to stock characterized as "penny stocks," and requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The exceptions include exchange-listed equity securities and any equity security issued by an issuer that has:

     o Net tangible assets of at least $2,000,000, if the issuer has been in continuous operation for at least three years;

     o Net tangible assets of at least $5,000,000, if the issuer has been in continuous operation for less than three years; or

     o Average annual revenue of at least $6,000,000, for the last three years.

     Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

     Our common stock is presently trading at less than $5.00 per share. Until such time as the market price of our common stock increases to, and stays above $5.00, or we are able to meet the above tests and, trading in our common stock will be covered by Rules 15g-1 through 15g-6 and 15g-9 promulgated under the Securities Exchange Act. Under those rules, broker-dealers who recommend such securities to persons other than their established customers and institutional accredited investors must make a special written suitability determination for the purchaser and must have received the purchaser's written agreement to a transaction prior to sale. These regulations would likely limit the ability of broker-dealers to trade in our common stock and thus would make it more difficult for purchasers of common stock to sell their securities in the secondary market. The market liquidity for the common stock could be severely affected.

                                Legal Proceedings

     Pipeline and Our Subsidiary NMSI:

     The are no material legal proceedings pending or, to our knowledge, threatened against us.

     Our Subsidiary SecurePay:

     Except for that certain suit in the United States District Court of Arizona by Net MoneyIN, Inc. (plaintiff) vs. Mellon Financial Corp., et al (defendants) (Cause No. CV-01-441-TUC-RCC), there are no material legal proceedings pending or, to our knowledge, threatened against SecurePay. The outstanding lawsuit is an industry-wide suit against numerous defendants based on intellectual property infringement. A default judgment has been rendered against several of the parties, including SecurePay. Removal of this judgment is currently being sought. SecurePay views this suit to be without merit.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

(a) Directors and Executive Officers.

     Our Current Officers and Directors: Our Chairman, Jack Rubinstein, has held office since inception. Pursuant to our transaction with SecurePay, Mr. Jack Rubinstein remained as our Chairman of the Board, MacAllister Smith became our President, Chief Executive Officer and Director and Philip Chait became our
Secretary. Pursuant to our agreement with NMSI, Kevin Weller became our Director, as well as the President and Director of our subsidiary, NMSI, Nancy Weller became Vice President and a Director of NMSI and Donald W. Gruneisen became the Chief Financial Officer of Pipeline and our three subsidiaries, SecurePay, NMSI and Pipeline Data Processing. Pursuant to our acquisition agreement with SecurePay, two additional board members may be selected by MacAllister Smith and one board member may be selected by Jack Rubinstein. On May 13, 2004, Kevin Smith became our Chief Operating Officer and President of our subsidiary Pipeline Data Processing, Inc. Effective July 6, 2004, Thomas W. Tesmer became our Chief Technical Officer.


     The following is a list of the names and ages of our directors and executive officers:

Name                    Age       Position
--------------------------------------------------------------------------------

MacAllister Smith       41              Chief Executive Officer and Director
Donald Gruneisen        49              Chief Financial Officer
Kevin Smith             36              Chief Operating Officer
Philip Chait            40              Secretary
Jack Rubinstein         56              Director, Chairman of the Board
Kevin Weller            38              Director
Thomas Tesmer           58              Chief Technical Officer


Jack Rubinstein, 56, Chairman of the Board

     Mr. Rubinstein, age 56, has been , the General Partner of DICA Partners, an investment hedge fund located in Hartsdale, New York, since the commencement of its operations in 1991. Mr. Rubinstein also acts as a management and financial consultant to various public companies in the telecommunications industry. He was a founding public board member of CD Radio, Inc. and aided in the funding of the Molloy Group, a help desk software developer. Mr. Rubinstein is also a founding member of Capital Advisory Services, a consortium of consultants aiding the capital market needs of emerging private and smaller public companies.

     Mr. Rubinstein began his business career as a securities analyst with Shearson Hammill & Co., specializing in the electrical equipment and business services industries. After seven years as an analyst, he joined Bear Stearns & Co. where he was a Director, managing the proceeds of corporate insider securities sales. At Bear Stearns, he also managed the derivatives investments of several senior officers, as well as a few select individual clients. In 1988, Mr. Rubinstein joined Morgan Stanley & Co. where, in addition to serving corporate officers and select individual clients, he provided his expertise to private investment partnerships. Mr. Rubinstein is a graduate of Cornell University and received an MBA in Finance from New York University. MacAllister Smith, 41, Pipeline and SecurePay, President, Chief Executive Officer and Director; NMSI and Pipeline Data Processing, Director


     Mr. Smith has over ten years of experience in the merchant processing industry and has held ownership positions in three companies that have been merged with public corporations. Mr. Smith was most recently Regional Vice President of Nova Information Systems (NYSE:NIS) (employed from 1996 to 1998), a $2 billion corporation and one of the three largest credit card processors in the industry. He was President and CEO of Pinnacle Financial Technologies, Inc. (employed from 1994-1998),a nationally recognized firm and a pioneer in electronic benefits transfer (EBT) programs. The company merged with Nova Information Systems in 1998. Mr. Smith was also co-founder and Senior Partner of AccesServices, Inc. (employed from 1997 to 1998). He was part of the team that designed and built a nationwide network processing switch for retail and online MasterCard, Visa, American Express and debit card transactions. The company merged with Digital Courier Technologies, Inc. (NASDAQ:DCTI) in 1999.

Donald W. Gruneisen, 49,  Pipeline, SecurePay, NMSI and
Pipeline Data Processing, Chief Financial Officer

     Mr. Gruneisen has over 20 years of experience in the volatile, high-growth telecommunications industry, with expertise in the areas of finance, management accounting and top executive corporate management. Mr. Gruneisen holds an MBA from Clarkson University in Accounting and Management Information Systems and is a Certified Public Accountant with twelve years experience as a corporate officer (including serving in positions of chief executive officer/general manager). He has been the Treasurer and Director of Finance of NMSI since July 2001. From June 2000 to July 2001, Mr. Gruneisen was a consultant providing strategic guidance with specialization in billing, accounting, and tax issues associated with the telecommunications industry and financial management. From January 1999 to June 2000, he was a senior accountant at Whalen, Davey & Looney, LLP. From 1977 to 1998, he worked for Nicholville Telephone Company, a $3.5 million ESOP-owned local exchange carrier/utility. He started with the company in 1977 as an accountant and accounting manager and ultimately became Chief Executive Officer, General Manager and Treasurer from 1990 to 1998. His duties included the management of wireless, network services and joint ventures, including the sale of interests within those areas.

Philip Chait, 40, Pipeline Data and SecurePay,  Secretary

     Mr. Chait has over ten years experience in the merchant processing industry and has held an ownership position in two companies that have been sold to national corporations. He was most recently the Assistant Clerk for Nova Information Systems (NYSE: NIS). He was Vice President and COO of Pinnacle Financial Technologies, Inc., a nationally recognized firm and a pioneer in electronic benefits transfer (EBT) programs. The company merged with Nova Information Systems in 1998. Mr. Chait also served as CFO and Senior Partner of Access Services, Inc. His team formed, designed and built a nationwide network processing switch for MasterCard, Visa, American Express and debit card transactions. The company merged with Digital Courier Technologies, Inc. (NASDAQ: DCTI) in 1999.

Kevin J. Weller, 38, Northern Merchant Services, President and Director; Pipeline, Director


     Mr. Weller has over eight years of experience in the payment processing industry. His entry was in 1992 with Netcom Data Corp. as a sales representative. He left Netcom in 1997. In August 1997, Mr. Weller co-founded Northern Merchant Services. Since 1997, he has consistently placed Northern Merchant Services at the top of Nova Information System's MSP Program in new account acquisition. Northern Merchant Services amassed over 6,000 customers prior to its acquisition by Pipeline. Northern Merchant Services was also selected as 2002 Business of the Year by the St. Lawrence County Chamber of Commerce. Mr. Weller holds a degree in Business Administration from SUNY Canton.

Kevin Smith, 36, Pipeline Data Chief Operating Officer;
Pipeline Data Processing, President and Director


     Mr. Smith has over 14 years experience in the merchant processing industry.

     He was employed by Concord EFS (recently acquired by First Data Corp.(NYSE:
FDC)) from 1998 to 2004, serving as Senior Vice President of ISO Sales and COO of Concord Payment Systems, a wholly owned subsidiary of Concord EFS. Mr. Smith was responsible for the wholesale credit card processing division, which included all aspects of operations and sales. Prior to Concord EFS, he served as Operations Director for Bancard Systems of Irvine, CA from 1991 to 1998.

Nancy Smith-Weller, 42, Northern Merchant Services, Vice President and Secretary


     Ms. Smith-Weller has over five years of experience in the merchant processing industry. She comes from a strong marketing background, with over fifteen years of experience in that field. In August 1997 she co- founded Northern Merchant Services, where her responsibilities have ranged from internal operations and accounting to marketing. She is active in her local community and sits on the local county economic development committee. She is also active in the upstate New York drive to bring business to the area. Northern Merchant Services was awarded Business of the Year 2002 for St. Lawrence County, New York. From 1997 to present, NMSI has continually ranked in the top five in new account acquisition for Nova Information Systems.

Thomas W. Tesmer, 58, Pipeline Data., Chief Technical Officer


     Mr. Tesmer is a senior executive with over twenty-five years in the transaction processing industry. From October 2002 to his joining our company, Mr. Tesmer served as President and Chief Executive Officer of Symmetrex, Inc., a private processing company supporting third- party clients who offer stored value card programs in both the US and foreign markets. From June 1999 to September 2002, Mr. Tesmer served as Executive Vice President of the Front End Systems division of Heartland Payment Systems. Heartland Payment Systems is one of the nation's largest bankcard acquirers. During his tenure at Heartland, Mr. Tesmer created and implemented the company's stand-alone transaction processing division. From November 1996 to May 1999, he was President and CEO of Access Services, Inc., a provider of risk management services, which was later sold to Digital Courier Technologies, Inc. From August 1992 to October 1996, Mr. Tesmer served as Executive Vice President and Director of the POS Technology Division of Southeast Switch, Inc. (HONOR), the precursor to STAR. The company was subsequently sold to Concord EFS and most recently to First Data (FDC). As President of TransNet, now Paymentech and a joint venture of Bank One ONE and First Data, he established and directed all aspects of operations, strategy and product development.


     There are no family relationships among any of the persons listed above except that Kevin Weller and Nancy Weller are married.

         (b) Section 16(a) Compliance.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and any other equity securities.

     On March 1, 2004, we filed Form 8-A with the Securities and Exchange commission for registration of our common stock pursuant to section 12(g) of the Securities Exchange Act of 1934. We believe that our acting officers, directors and holders of more than 10% of our outstanding common stock have complied with all Section 16(a) filing requirements.

Executive Compensation
--------------------------------------------------------------------------------

     Pursuant to the acquisition agreement between our company and NMSI, we have entered into employment agreements with Kevin Weller and Nancy Weller. Pursuant to Mr. Weller's agreement, Mr. Weller shall be:

          -    paid a salary of $200,000 per annum,

          -    appointed a Director of our company,

          -    appointed President of NMSI, a subsidiary of our company,

          - afforded the opportunity to borrow an amount when added to the amount borrowable by Nancy Weller to equal up to an aggregate of $200,000.

     Pursuant to the employment agreement with Nancy Weller, Mrs. Weller shall be:

          -    paid a salary of $150,000 per annum,

          -    appointed Vice President of NMSI, a subsidiary of our company,

          - afforded the opportunity to borrow an amount when added to the amount borrowable by Kevin Weller to equal up to an aggregate of $200,000.



     In February 2001, the company instituted the 2001-02 Non Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. The Incentive Plan was amended on December 1st, 2003 to increase the number of options awardable by 2,000,000 to 4,000,000 options.

     During the year ended December 31, 2003, the Company's Board of Directors approved the grant of 647,637 stock options also to key employees and independent consultants with a weighted average exercise price of $0.60. During the year a total of 100,000 stock options were forfeited that had a weighted average exercise price of $0.35. Of the 467,636 options awarded to employees during the year, vest one-third each year beginning January 1, 2004. The options awarded to the Directors at December 31, 2003, (150,001 options), vest on January 1, 2004. The independent consultant's options of 30,000 shares, vest one-third each year beginning January 1, 2004.

     During the year ended December 31, 2002, the company issued the following options: 200,000 Options to Sheila Corvino Esq., for legal services, strike price $0.35. 150,000 Options to Sheila Corvino Esq., for legal services, strike price $0.40. 350,000 Options to MacAllister Smith for services, strike price $0.40. 150,000 Options to R. Scott Barter for analytical and financial research services, strike price $0.35.

     The following are options granted on December 18, 2002: 50,000 options to Jody Latimer for sales work performed, strike price $0.35. 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 50,000 options to Barbara Denis for services, strike price $0.35. 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 75,000 options to Donald Gruneisen for accounting services, strike price $0.35. 37,500 to vest on January 1, 2003 and 37,500 to vest on January 1, 2004. 96,666 options to Jack Rubinstein for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,666 options to MacAllister Smith for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,668 options to Kevin Weller for directorial services, strike price $0.35. All 96,668 shares to vest on January 1, 2003. On May 13, 2004 Kevin Smith was awarded 1,000,000 stock options.

     The above options shall have piggyback registration rights and shall be included in any S-8 registration statement.

                  Stock option activity is summarized as follows:

               Options outstanding at beginning of year 2,000,000

               Granted                                   1,647,637

               Forfeited                                  100,000

               Exercised                                    -0-
                                                         --------
               Options outstanding at end of the period 3,547,637



     (c) Aggregated Option Exercises and Fiscal Year End Values

                                     Option/SAR Grants in Last Fiscal Year
                                               Individual Grants
                (a)          (b) (c) (d) (e) Number of Securities Options/SARs
                             Granted Exercise or
                           Underlying Options/SARs  to Employees in Fiscal   Base Price    Expiration
               Name              Granted (#)                 Year              ($/Sh)          Date

         Jack Rubinstein,
         Chairman of the                                                    $0.60 per      December 31,
         Board                66,667 options                  13.5%          share          2008

         MacAlllister                                                       $0.60 per      December 31,
         Smith               279,291 options                  62.5%          share          2008

         Kevin Weller                                         13.5%         $0.60 per      December 31,
                              160,000 options                                Share          2008

         Donald Gruneisen                                     10.5%         $0.60 per      December 31,
                               34,167 options                                Share          2008

     (d) Compensation of Directors

     No standard arrangement regarding compensation of the directors has been adopted by the Board, and, except as noted above, we have not paid any compensation to any director. See Summary Executive Compensation set forth in paragraph (a) above.

Additional Employee Benefits

     Employees are provided health insurance.

Relationships Amongst Management

     Kevin and Nancy Weller are married. There are no other family relationships amongst the management of the company.


     The following table sets forth the option and stock appreciation rights granted during the fiscal year ended December 31, 2002, to our company's Chairman of the Board and each of our company's officers and directors.


                                     Option/SAR Grants in Last Fiscal Year
                                               Individual Grants
          (a)            (b) (c) (d) (e) Number of Securities Options/SARs
                         Granted Exercise or
                        Underlying Options/SARs    to Employees in Fiscal   Base Price     Expiration
         Name              Granted (#)                       Year              ($/Sh)         Date

         Jack Rubinstein,
         Chairman of the                                                    $0.35 per     December 31,
         Board                96,666 options                  13.5%          Share        2007


         MacAllister                                                        $0.35 per     December 31,
         Smith              446,666  options                  62.5%          Share        2007

         Kevin Weller                                         13.5%         $0.35 per     December 31,
                              96,668 options                                 Share        2007

         Donald Gruneisen                                      10.5%        $0.35 per     December 31,
                              75,000 options                                 Share        2007


     In February 2001, the company instituted the 2001-03 Non-Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. The Incentive Plan was amended on December 1st, 2003 to increase the number of options awardable by 2,000,000 to 4,000,000 options.


     During the year ended December 31, 2002, the company issued the following options: 200,000 options to Sheila Corvino, Esq. for legal services, strike price $0.35. 150,000 options to Sheila Corvino, Esq. for legal services, strike price $0.40. 150,000 options to Sheila Corvino, Esq. for legal services, strike price $0.40. 350,000 options to MacAllister Smith for services, strike price $0.40. 150,000 options to R. Scott Barter for analytical and financial research services, strike price $0.35.

     The following are options granted on December 18, 2002: 50,000 options to Jody Latimer for sales work performed, strike price $0.35. 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 50,000 options to Barbara Denis for services, strike price $0.35- 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 75,000 options to Donald Gruneisen for accounting services, strike price $0.35- 37,500 to vest on January 1, 2003 and 37,500 to vest on January 1, 2004. 96,666 options to Jack Rubinstein for directorial services, strike price $0.35; all 96,666 shares to vest on January 1, 2003. 96,666 options to MacAllister Smith for directorial services, strike price $0.35; all 96,666 shares to vest on January 1, 2003. 96,668 options to Kevin Weller for directorial services, strike price $0.35; all 96,668 shares to vest on January 1, 2003.

Item 11. Security Ownership of Certain Beneficial Owners and Management.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of September 30, 2004, by (i) each person who "beneficially" owns more than 5% of all outstanding shares of common stock, (ii) each director and the executive officer identified above, and (iii) all directors and the executive officer as a group.

     Percentage of shares beneficially owned is based on 24,948,645 shares of our common stock outstanding as of September 30, 2004


                                   Beneficially             Percentage
   Name                             Owned                    Owned
--------------------            ------------------ -----------------------

Jack Rubinstein(1)                     1,008,750                4.1%
Chairman of the Board
370 Clayton Road
Scarsdale, NY  10583-1504


MacAllister Smith(2)                     834,496                3.4%
President and CEO,
Director
1599 Washington Street
Braintree, Massachusetts 02184

Chasm Holdings, Inc(2)                 4,118,545               16.7%
1599 Washington Street
Braintree, Massachusetts 02184

Philip E. Chait                          100,000                0.4%
1599 Washington Street
Braintree, MA  02184

Gilbert Anthony Reynolds                 745,050                 3.0%
13339 North Central
Expressway Suite 103
Dallas, Texas.

Paul Chiumento                         1,100,000                4.5%
58 Delwyn Barnes Drive
Whitinsville, MA 01588


Kevin Weller (3)                       2,058,857                8.3%
12 West Main Street
Brasher Falls, NY

Nancy Weller(3)                        2,066,000                8.4%
12 West Main Street
Brasher Falls, NY

Kent Stiritz                           2,584,200               10.5%

Kevin Smith                               11,096                0.0%
1599 Washington Street
Braintree, Massachusetts 02184

Thomas Tesmer                              -0-                  0.0%
1599 Washington Street
Braintree, Massachusetts 02184

                                ALL DIRECTORS AND
                               EXECUTIVE OFFICERS
AS A GROUP
(11 persons)                                                   59.2%

     (1) On December 31, 2003, Jack Rubinstein was awarded options to purchase 66,667 shares of common stock at the exercise price of $0.60. On December 28, 2002, Jack Rubinstein was awarded options to purchase 96,666 shares of common stock at the above market exercise price of $0.35. On October 1, 2001, Fali Rubinstein was awarded 160,000 shares of restricted stock in lieu of monetary compensation for research and administrative services rendered to our company. Fali Rubinstein and Jack Rubinstein are married. The ownership of these shares is attributed to Jack Rubinstein. On October 18, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of at the market price of $0.40 per share. These options are immediately exercisable. Further, subsequent to the 2001 fiscal year end, on March 8th, 2002, Jack Rubinstein lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005. Mr. Rubinstein, our Chairman of the Board, is entitled to receive a performance bonus for services rendered since 2002 of up to $180,000, payable in cash or kind, as determined by the Board of Directors.


     (2) Chasm Holdings is 50% owned by Catherine Brannon who is the sister of MacAllister Smith. The other 50% owner is Barbara Klein, Philip Chait's sister. On June 28, 2002, 100,000 Shares of unregistered common stock were issued to MacAllister Smith in lieu of fees outstanding. On December 31, 2003, MacAllister Smith was awarded options to purchase 279,291 shares of common stock at the exercise price of $0.60. On December 28, 2002, MacAllister Smith was awarded options to purchase 446,666 shares of common stock at the above market exercise price of $0.35.

     (3) Kevin Weller is a director of our company. Nancy Weller is his wife and her shares may be attributed to him. On December 31, 2003, Mr. Weller was awarded options to purchase 160,000 shares of common stock at the exercise price of $0.60. On December 28, 2002, Mr. Weller was awarded options to purchase 96,668 shares of common stock at the above market exercise price of $0.35.Pursuant to the NMSI Acquisition Agreement, on August 26, 2002, Kevin and Nancy Weller were issued (i) five thousand shares of series A preferred convertible stock (the "Preferred Shares"), each preferred share is convertible into one thousand (1,000) shares of our common stock at the conversion price of $0.50 per common share and (ii) one million of our common shares. We agreed that during the 36-month period from the date (the "36-month Period") of the NMSI Acquisition Agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from the Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004, we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 million shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers.

                            Description Of Securities

     The following information reflects our Certificate of Incorporation and by-laws as these documents will be in effect at the time of the distribution.

     Common Stock


     Our authorized capital stock consists of 95,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share. As of September 30, 2004, we had 24,948,645 shares of common stock outstanding and no shares of preferred stock outstanding. Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may be outstanding, if and when the Board of Directors declares dividends, holders of common stock are entitled to ratably receive such dividends. Upon the liquidation, dissolution, or winding up of the company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Common stock is not convertible, nor does it have any preemptive rights. The outstanding common stock is validly authorized and issued, fully paid, and nonassessable.


     We will, at all times, reserve a sufficient number of authorized but unissued shares to accommodate the exercise of warrants. There is no assurance that any such exercise will take place and therefore no assurance that we will have available to us proceeds from an exercise.

     Our common stock is admitted for quotation on the NASD's OTC Bulletin Board under the symbol "PPDA."

     Warrants

     We distributed 1,000,000 class B redeemable warrants on January 10, 2001. In addition, we have previously issued 785,210 class A redeemable warrants in connection with our recently completed unit offering.

     A summary of the terms of the warrants are provided below. Each class A redeemable warrant and class B redeemable warrant is governed by a separate warrant agreement, the forms of such warrant agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. Each of the class A redeemable warrant, the class B redeemable warrant, the class A redeemable warrant agreement and class B redeemable warrant agreement can be inspected and copied by the public at the offices of the SEC in Washington, D. C., New York, New York, and Chicago, Illinois.

     The Class A Redeemable Warrants

     Our class A redeemable warrants were issued in registered form pursuant to an agreement dated April 26, 2000 between the company and American Stock Transfer and Trust Company. One class A redeemable warrant represents the right of the registered holder to purchase one share of common stock at an exercise price of $1.50 per share, subject to adjustment. The class A redeemable warrants are subject to adjustment in the exercise price and in the number of shares of common stock and/or other securities deliverable upon the exercise of the class A redeemable warrants in the event of certain stock dividends, stock splits, reclassifications, reorganizations, consolidations or mergers.

     The class A redeemable warrants may be exercised at any time after issuance, until they expire at the close of business on April 25, 2006. The class A redeemable warrants originally expired on April 25, 2003; however, our company decided to extend the term of these warrants until April 25, 2006. A holder of the class A redeemable warrants may exercise them at the office of American Stock Transfer and Trust Company, 40 Wall Street, NY, NY 10005, by surrendering his or her warrant, and paying the exercise price for each warrant being exercised. Upon expiration, the class A redeemable warrants become void and of no value.

     No holder of the class A redeemable warrants will be entitled to vote or to receive dividends or be deemed the holder of shares of common stock for any purpose whatsoever until the class A redeemable warrants have been duly exercised and the exercise price paid in full.

     The class A redeemable warrants are subject to redemption by the company any time on 30 days written notice at a redemption price of $.01 per warrant, provided that the trading price of the underlying common stock is at least 150% of the then current per share exercise price for 20 or more consecutive trading days. Upon notice of redemption, holders of the class A redeemable warrants will forfeit all rights thereunder except the rights to receive the $0.01 per share redemption price and to exercise them during the relevant 30-day notice period.

     The class A redeemable warrants are admitted for quotation on the NASD's OTC Bulletin Board under the symbol "PPDAW."

     If required, the company will file a post-effective amendment to the registration statement with the Securities and Exchange Commission with respect to the common stock underlying the class A redeemable warrants prior to the exercise of the class A redeemable warrants and deliver a prospectus with respect to such common stock to all class A redeemable warrant holders as required by Section 10(a)(3) of the Securities Act of 1933.

     The Class B Redeemable Warrants

     The class B redeemable warrants will be issued in registered form pursuant to an agreement dated April 26, 2000 between the company and American Stock Transfer and Trust Company. One class B redeemable warrant represents the right of the registered holder to purchase one share of common stock at an exercise price of $2.50 per share, subject to adjustment. The class B redeemable warrants are subject to adjustment in the exercise price and in the number of shares of common stock and/or other securities deliverable upon the exercise of the class B redeemable warrants in the event of certain stock dividends, stock splits, reclassifications, reorganizations, consolidations or mergers.

     The class B redeemable warrants may be exercised at any time after issuance, until they expire at the close of business on April 25, 2005. A holder of the class B redeemable warrants may exercise them at the office of American Stock Transfer and Trust Company, 40 Wall Street, NY, NY 10005, by surrendering his or her warrant, and paying the exercise price for each warrant being exercised. Upon expiration, the class B redeemable warrants become void and of no value.

     No holder of the class B redeemable warrants will be entitled to vote or to receive dividends or be deemed the holder of shares of common stock for any purpose whatsoever until the class B redeemable warrants have been duly exercised and the exercise price paid in full.

     The class B redeemable warrants are subject to redemption by the company anytime on 30 days written notice at a redemption price of $.01 per warrant, provided that the trading price of the underlying common stock is at least 150% of the then current per share exercise price for 20 or more consecutive trading days. Upon notice of redemption, holders of the class B redeemable warrants will forfeit all rights thereunder except the rights to receive the $0.01 per share redemption price and to exercise them during the relevant 30-day notice period.

     The class B redeemable warrants are admitted for quotation on the NASD's OTC Bulletin Board under the symbol "PPDAZ." If required, the company will file a post-effective amendment to the registration statement with the Securities and Exchange Commission with respect to the common stock underlying the class B redeemable warrants prior to the exercise of the class B redeemable warrants and deliver a prospectus with respect to such common stock to all class B redeemable warrant holders as required by Section 10(a)(3) of the Securities Act of 1933.

                  SECURED CONVERTIBLE TERM NOTE


     Pursuant to a private placement transaction, we issued Laurus Master Fund, Ltd. ("Laurus Funds" or "Laurus") a $2,000,000 convertible note on February 27, 2004, a $1,000,000 convertible note on June 16, 2004, and a $3,000,000 convertible note on August 31, 2004. These secured convertible term notes mature on February 27, 2007, June 16, 2007 and August 31, 2007 respectively, and each bears interest at the rate of six percent (6.0%) per annum. If a registration statement covering the shares of common stock issuable upon conversion of the note is effective and the volume weighted average of the closing price of our common stock for the five trading days immediately preceding the end of the calendar month is at least $1.25, the interest rate shall be reduced by 25 basis points for each incrementalincrease.

     Convertible notes in the principal amount of $5,000,000 are convertible into shares of our common stock at a fixed conversion price of $1.00 per share. Convertible notes in the principal amount of $1,000,000 are convertible into shares of our common stock at a fixed conversion price of $1.20 per share. We granted to Laurus a first priority security interest in our assets to secure the obligations under the note pursuant to a security agreement dated February 27, 2004 and June 16, 2004 between us and Laurus. For the first $2,000,000, we are required to make monthly minimum principal amortization payments to Laurus commencing on September 1, 2004 in the amount of $33,333 plus any accrued but unpaid interest. From April 1, 2005 through March 1, 2007, the monthly principal amortization increases to $41,667. For the third $1,000,000, from January 1, 2005 through June 1, 2005, a monthly minimum principal payment of $16,667.00 plus accrued interest is required. From July 1, 2005 through July 1, 2007, the minimum principal payment increases to $20,833 per month. For the next $500,000, a minimum monthly principal payment from March 1, 2005 to September 1, 2005 of $8,333 plus any accrued but unpaid interest is required. For repayment dates beginning on October1, 2005 and ending August 31, 2007, the minimum principal payment increases to $10,417. For the remaining $2,500,000, principal payments are required in the amount equal to 60% of the amount of funds borrowed, divided by the sum of the number of repayment dates that exist following the date that is three months following any such borrowing of those funds. Such amortization payments shall be payable monthly at Laurus' option in cash or shares of common stock subject to price and volume requirements.


     In the event that the closing price of our common stock is greater then 115% of the conversion price for a period of at least five consecutive trading days, we may, at our sole option, require the conversion at the fixed conversion price of all or a portion of the outstanding principal amount of the note, together with accrued interest on the amount being prepaid, as of the date we provide written notice of the call. The call date shall be at least eleven trading days following the date of the call notice provided that a registration statement covering the shares of common stock issuable upon conversion of the note is effective. Our right to issue a call notice is subject to the limitation that the number of shares of common stock issued in connection with any call notice shall not exceed 25% of the aggregate dollar trading volume of our common stock for the eleven trading days immediately preceding the call date. If the price of our common stock falls below 115% of the fixed conversion price during the eleven trading day period immediately preceding the call date, then Laurus will then be required to convert only such amount of the note as shall equal 25% of the aggregate dollar trading volume for each day that our common stock has exceeded 115% of the fixed conversion price.

     If such prepayment is made on or before the maturity of the note, we will have the option of prepaying the note in full by paying to Laurus a sum of money equal to 125% of the principal amount of the note plus all accrued and unpaid interest thereon.

     The terms of the convertible note prohibit conversion of the note to the extent that conversion of the note would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 75 days' prior written notice to us.

     WARRANT

     On February 27, 2004, June 16, 2004 and August 31, 2004, we issued three warrants to Laurus Master Fund, Ltd. to purchase up to an aggregate of 1,350,000 shares of our common stock pursuant to a private placement transaction with Laurus.

     Laurus may exercise the warrant for 500,000 shares through February 27, 2011, the warrant for 250,000 shares through June 16, 2011 and the warrant for 600,000 shares through August 31, 2011. The exercise price under the warrant is as follows: a price of $1.25 per share for the first 250,000 shares acquired upon exercise of the warrant; a price of $1.50 per share for the next 250,000 shares acquired upon exercise of the warrant; and a price of $1.75 per share for any additional shares acquired upon exercise of the warrant. The terms of the warrant prohibit exercise of the warrant to the extent that exercise of the warrant would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 75 days' prior written notice to us.


                              Selling Stockholders


     The Company has registered an aggregate of 2,325,000 shares of common stock for sale by those stockholders named below. (1,508,750 sold) All of the securities were held by such stockholders subject to a one year "lockup" period during which they were be unable to offer and/or sell shares currently held by them, which expired April 25, 2001. A registration statement with respect to such shares must be in effect to sell these shares and any sale must occur at not less than $0.50 per share.

     The shareholdings of our officers and directors is also set forth under the heading "Security Ownership of Certain Beneficial Owners and Management". There are 67,500 shares held by selling stockholders who are neither officers nor directors. The names and shareholdings of all selling stockholders and their ownership of the registered selling shareholder common stock of the company are as follows:


         Name of Owners                     Number or Shares

         Jack Rubinstein                                                 748,750
         (All  officers  and  directors
         within this  group - 1
         person)

         Selling Stockholders

         Sheila Corvino                                                   50,000
         Harold Halcrow                                                   10,000
         Federico Brown                                                    5,000
         Arthur Gager                                                      2,500



     Jack Rubinstein is our Chairman of the Board. All of these individuals, except Mr. Gager, are sophisticated investors. They may be considered to be "significant employees" and a description of their activities during the prior three years is included in the section entitled "Directors, Executive Officers, Promoters and Control Persons".

             Certain Provisions Of Our Certificate of Incorporation
                          And By-Laws And Disclosure Of
      Commission Position On Indemnification For Securities Act Liabilities

     The company's Amended Certificate of Incorporation and By-laws contain provisions eliminating the personal liability of a director to the company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director:

     o for any breach of such director's duty of loyalty to the company or its stockholders,

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     o under Delaware statutory provisions making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or

     o for any transaction from which the director derived an improper personal benefit.

     This provision offers persons who serve on the board of directors of the company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the company. As a result of this provision, the ability of the company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the Amended Certificate and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware General Corporation Law.


                             Description Of Property

     Our principal place of business and the offices of our subsidiary, SecurePay, are located at 1599 Washington Street, Braintree, MA. The operations center for SecurePay is located at 13339 North Central Expressway Suite 100, Dallas, Texas. SecurePay's main office telephone number is (800)932-5708. Its Web site is located at http://www.securepay.com.

     NMSI maintains its corporate headquarters at 12 West Main Street, Brasher Falls, NY. An additional office is located in Tupper Lake, NY. It's Web site is located at: www.northernmerchant.com.

                 Certain Relationships And Related Transactions



     In February 2001, the company instituted the 2001-02 Non-Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. The Incentive Plan was amended on December 1st, 2003 to increase the number of options awardable by 2,000,000 to 4,000,000 options.

     During the year ended December 31, 2003, the Company's Board of Directors approved the grant of 647,637 stock options also to key employees and independent consultants with a weighted average exercise price of $0.60. During the year a total of 100,000 stock options were forfeited that had a weighted average exercise price of $0.35. Of the 467,636 options awarded to employees during the year, vest one-third each year beginning January 1, 2004. The options awarded to the Directors at December 31, 2003, (150,001 options), vest on January 1, 2004. The independent consultant's options of 30,000 shares, vest one-third each year beginning January 1, 2004. Of the foregoing issuances, officers and directors were issued the following options: 66,667 options to Jack Rubinstein for directorial services, strike price $0.60. 279,291 options to MacAllister Smith for directorial services, strike price $0.60. 160,000 options to Kevin Weller for directorial services, strike price $0.60. 34,167 options to Donald Gruneisen for accounting services, strike price $0.60. 25,833 options to Philip Chait for officer services, strike price $0.60. 29,708 options to Gilbert Anthony Reynolds for technical services, strike price $0.60.


     The following are options granted on December 18, 2002: 50,000 options to Jody Latimer for sales work performed, strike price $0.35- 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 50,000 options to Barbara Denis for services, strike price $0.35- 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 75,000 options to Donald Gruneisen for accounting services, strike price $0.35- 37,500 to vest on January 1, 2003 and 37,500 to vest on January 1, 2004. 96,666 options to Jack Rubinstein for directorial services, strike price $0.35; all 96,666 shares to vest on January 1, 2003. 96,666 options to MacAllister Smith for directorial services, strike price $0.35; all 96,666 shares to vest on January 1, 2003. 96,668 options to Kevin Weller for directorial services, strike price $0.35; all 96,668 shares to vest on January 1, 2003.

     Pursuant to the NMSI Acquisition Agreement, dated, August 26th, 2002, whereby we purchased our NMSI subsidiary, we agreed that during the initial 36-month period of the this agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from the Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004 we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 million shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers.

     A part of the NMSI Acquisition Agreement, the Wellers are afforded the opportunity to borrow an aggregate amount of $200,000 from our company. On November 18, 2003, Kevin Weller borrowed $85,000 from our company pursuant to a promissory note with a term of eighteen months bearing interest at the rate of 4%. This note was paid in full on March 10, 2004.


     On March 14, 2002, Accu-Search renegotiated their note with us. As of December 31, 2001, the balance of principal and interest due aggregated to $230,000. We agreed to settle this balance due as follows; we converted the $228,000 into preferred stock of Accu-Search. They remitted an upfront payment of $23,447 in cash. In addition, Accu-Search will pay our company 3% interest quarterly, which was $6,043 as of the most recent quarterly payment date. We have utilized these interest payments for cash flow needs.In addition, Accu-Search will pay our company 3% interest. Contracts were finalized and signed and monies were delivered on July 12, 2002.

     On March 8th, 2002, Jack Rubinstein, our Chairman of the Board, lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended and the term was extended to March 8, 2005.


     Mr. Rubinstein, our Chairman of the Board, is entitled to receive a performance bonus for services rendered since 2002 of up to $180,000, payable in cash or kind, as determined by the Board of Directors.

     All past transactions have been unanimously ratified by our Board of Directors. However in not all cases have at least two members of our Board were disinterested.

     Future material transactions and loans may be entered into on terms no less favorable to the issuer than those that may be obtained from unaffiliated third parties. Further, any forgiveness of loans must be approved by a majority of the issuer's directors who do not have an interest in the transactions and who have access, at the issuer's expense, to issuer's or independent counsel.

            Market for Common Equity and Related Stockholder Matters

     Shares Eligible for Future Sale


     We have 24,948,645 shares of common stock outstanding, 4,481,496 of which are freely tradable without restriction or further registration under the Securities Act, except for any shares held by an "affiliate" of the company (ie. a person controlling, controlled by or under common control with us), which may be sold only while this registration statement or another registration statement covering sales by those affiliates is effective or in accordance with the resale limitations of Rule 144 adopted under the Securities Act.


     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including "affiliates" as that term is defined under the Securities Act, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of

     o    one percent (1%) of the then outstanding shares of the common stock or

     o the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Securities and Exchange Commission.

     Salesunder Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of certain current public information about the company. A person (or persons whose shares are aggregated) who is not deemed to have been an "affiliate" of the company at any time during the 90 days immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to these limitations.

     Our common stock commenced trading on the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. on October 19, 2000. There is a limited public trading market for our common stock on the OTC Bulletin Board. We cannot assure you that a regular trading market for our common stock will ever develop or that, if developed, it will be sustained. As is the case with the securities of many emerging companies, the market price of our common stock may also be highly volatile. Factors including our operating results and announcements by us or our competitors of new products or services, may significantly impact the market price of our securities. Similarly, many of the capital-raising activities we have engaged in, or may be required to enter into in the future to obtain needed funds, have resulted in, and may in the future result in, large blocks of stock being held by professional investors who may from time to time release these shares into the market place in a manner which could have a highly depressive effect on the public market and valuation of our shares at any given time and for any given period. Ultimately, we have no control over the schedule or timing of how these shares may be sold in the future, nor will we likely have advance knowledge of these releases, and therefore, our stock prices may be affected significantly in the future by these activities which, in some circumstances, could have a material and adverse impact on the stock price of our shares for a long time.

                              Financial Statements


     The registrant's audited financial statements for the years ended December 31, 2002 and 2003 , together with the independent auditor's report of Drakeford & Drakeford, LLC, and the unaudited interim financial statements for the nine months ended as of September 30, 2004.


                  Changes In and Disagreements With Accountants
                     on Accounting and Financial Disclosure

     None of the principal accountant's reports on the financial statements for either of the past two years contains an adverse opinion or disclaimer of opinion, and none was modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Drakeford & Drakeford, LLC. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.




                 Where Can Investors Find Additional Information

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

     For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.


     The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's Web site address is http://www.sec.gov. Our Web site address is www.pipelinedata.com.

     The condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

     In the opinion of the Company, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 2004, and the results of its operations and changes in its financial position from January 1, 2003, through September 30, 2004, have been made. The results of its operations for such interim period are not necessarily indicative of the results to be expected for the entire year. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2003.

PART I

                       ITEM 1.  FINANCIAL STATEMENTS

     The condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

     In the opinion of the Company, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 2004, and the results of its operations and changes in its financial position from January 1, 2003, through September 30, 2004, have been made. The results of its operations for such interim period are not necessarily indicative of the results to be expected for the entire year. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2003.

INDEX TO FINANCIAL STATEMENTS



Part 1 - Financial Information

Item 1 - Financial Statements


            Balance Sheets as of September 30, 2004  (unaudited)  and
               December 31, 2003                                            F-4

            Statements of Operations for the nine months ended
               September 30, 2004and 2003 (unaudited)                       F-5

            Statements of Operations for the three months ended
               September 30, 2004 and 2003 (unaudited)                      F-6

            Statement of Stockholders' Equity  for the nine months ended
               September 30, 2004 (unaudited)                               F-7

            Statements of Cash Flows for the nine months ended
               September 30, 2004 and 2003 (unaudited)                      F-8

            Notes to Financial Statements                            F-9 - F-23

                           DRAKEFORD & DRAKEFORD, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Directors of Pipeline Data, Inc.

     We have reviewed the accompanying balance sheet of Pipeline Data, Inc. as of September 30,2004, and the related statements of operations and of cash flows for the nine months periods ended September 30, 2004 and 2003. These financial statements are the responsibility of the Company's management.

     We have conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we am not aware of any material modifications that should be made to the accompanying consolidated interim financial statements referred to above for them to be in conformity with generally accepted accounting principles.



/S/Drakeford & Drakeford, LLC
-------------------------------------

November 11, 2004

                               PIPELINE DATA, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                               September 30, 2004     December 31, 2003
                                                                                   (Unaudited)
                                   ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                                    $    3,595,563         $       95,120
    Accounts receivable                                                                 428,270                294,957
     Interest receivable                                                                  4,896                  5,394
     Inventory                                                                           63,724                 21,910
     Advances and prepaid expenses                                                       57,295                 51,316
     Notes receivable                                                                   181,000                 85,000
                                                                                        -------                 ------
           Total current assets                                                       4,330,748                553,697
                                                                                      ---------                -------
PROPERTY AND EQUIPMENT, net                                                             291,441                135,258
                                                                                        -------                -------
OTHER ASSETS
     Investment-preferred stock                                                         148,949                172,309
     Merchant portfolio                                                               5,148,599              2,500,000
     Residual rights purchase                                                           316,228                      0
     Debt issuance costs                                                                428,147                      0
     Note receivable                                                                    500,000                      0
     Deposits                                                                            31,867                    850
     Goodwill                                                                         2,364,005                176,005
                                                                                      ---------                -------
              Total other assets                                                      8,937,795              2,849,164
                                                                                      ---------              ---------
                       TOTAL ASSETS                                              $   13,559,984           $  3,538,119
                                                                                 --------------           ------------
         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable and accrued expenses                                          $    435,880          $     306,183
    Accrued salaries                                                                     69,331                 72,974
    Payroll taxes and withholdings                                                       58,713                 50,586
    Taxes payable                                                                         5,825                 30,942
    Lease obligations-equipment                                                           9,067                  4,839
    Loan payable-revolving line of credit                                                 1,614                 36,228
    Laurus Master Fund convertible debt-current                                         483,333                      0
    Notes payable                                                                             0                 12,500
                                                                                              -                 ------
            Total current liabilities                                                 1,063,763                514,252
                                                                                      ---------                -------
LONG-TERM LIABILITIES
     Lease obligations-equipment                                                         70,576                 13,039
     Officer loans payable                                                              100,000                100,000
     Officers right of mandatory redemption                                                   0              2,500,000
     Laurus Master Fund convertible debt                                              5,450,001                      0
     Notes payable-convertible 8%                                                     1,015,423                726,023

            Total long-term liabilities                                               6,636,000              3,339,062

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock, authorized 5,000,000 shares $.001 par value each. At
     September 30, 2004 and December 31, 2003, there are 0 and
     5,000 shares outstanding, respectively                                                   0                      5
     Common stock authorized 95,000,000 shares, $.001
     each. At September  30, 2004 and December  31, 2003, there are
     24,948,645 and 13,146,250 shares outstanding respectively                           24,959                 13,146
     Additional paid-in capital                                                       7,666,355              1,451,821
    Retained Earnings (deficit)                                                      (1,831,093)            (1,780,167)
                                                                                     -----------            -----------
         Total stockholders' equity (deficit)                                         5,860,221               (315,195)
                                                                                      ---------               ---------
               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $    13,559,984          $   3,538,119
                                                                                ===============          ==============
The accompanying notes are an integral part of these statements.

                                            F-4

                               PIPELINE DATA, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited





                                                                                        For the nine months ended
                                                                           September 30, 2004            September 30, 2003


Revenue                                                                    $    11,122,193           $  7,285,318
                                                                           ---------------           ------------
Cost of services sold                                                            8,822,397              5,920,300
Cost of goods sold                                                                 128,505                129,192
                                                                                   -------                -------
         Total cost of goods and services sold                                   8,950,902              6,049,492
                                                                                 ---------              ---------
          Gross profit                                                           2,171,291              1,235,826
                                                                                 ---------              ---------
Operating Expenses
    Salaries and payroll cost                                                    1,299,008                893,818
    Selling, general and administrative                                            703,333                544,999
    Depreciation and amortization                                                   29,346                 26,242

          Total operating Expenses                                               2,031,687              1,465,059


          Net income (loss) from operations                                        139,604               (229,233)

Other income and expenses
     Interest income                                                                40,095                 18,645
     Interest expense                                                             (230,625)               (56,230)
                                                                                  ---------               --------
           Total other income (expenses)                                          (190,530)               (37,585)
                                                                                  ---------               --------
                  Income (loss)                                                $   (50,926)        $     (266,818)
                                                                               ------------        ---------------


Basic  earnings (loss) per common share                                     $         .00        $           (.02)
                                                                            ==============       =================
    Weighted average shares outstanding
     Basic                                                                      19,735,738             12,740,834

The accompanying notes are an integral part of these statements.

                               PIPELINE DATA, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited


                                                                                For the three months ended
                                                                           September 30, 2004           September 30, 2003

Revenue                                                                    $     4,172,339           $  2,579,450
                                                                           ---------------           ------------
Cost of services sold                                                            3,364,555              2,114,743
Cost of goods sold                                                                  29,270                 45,975
                                                                                    ------                 ------

         Total cost of goods and services sold                                   3,393,825              2,160,718
                                                                                 ---------              ---------
          Gross profit                                                             778,514                418,732
                                                                                   -------                -------
Operating Expenses
    Salaries and payroll cost                                                      555,394                280,732
    Selling, general and administrative                                            280,579                185,311
    Depreciation and amortization                                                   10,664                  8,458
                                                                                    ------                  -----
          Total operating Expenses                                                 846,637                474,501
                                                                                   -------                -------

          Net income (loss) from operations                                        (68,123)               (55,769)

Other income and expenses
     Interest income                                                                22,802                  5,741
     Interest expense                                                             (118,450)               (17,240)
                                                                                  ---------               --------
           Total other income (expenses)                                           (95,648)               (11,499)
                                                                                   --------               --------
                  Income (loss)                                               $   (163,771)         $     (67,268)
                                                                              -------------         --------------


Basic  earnings (loss) per common share                                    $         (.01)       $           (.01)
                                                                           ===============       =================


    Weighted average shares outstanding
     Basic                                                                      24,832,494             12,774,945


The accompanying notes are an integral part of these statements



                               PIPELINE DATA, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                    Unaudited

                                                                                        Additional
                                                                 Common stock            Paid-in       Accumulated
                                                           Shares         Amount         Capital          Loss           Total


Balance at December 31, 2003                            13,146,250        $  13,146     $ 1,451,821    $ (1,780,167)$  (315,195)

  Conversion of 3,000 shares of series A preferred
     conv. stock to 3,000,000 shares of common           3,000,000           3,000        1,497,000                       1,500,000

  ( 5,000 shares of series A preferred conv.)                                                     5
Canceled

Issuance of common stock for services                      156,252            156            93,344                          93,500

Issuance of common stock for residual rights                32,952             33            29,967                          30,000

Issuance of common stock for additional portfolio          100,000            100            99,900                         100,000

Issuance of common stock for additional portfolio        2,421,000          2,421         2,103,829                       2,106,250

Issuance of common stock-employment agreements              29,173             40            50,276                          50,316

Exercise of warrants                                        28,571             29             9,971                          10,000

Conversion of 8% conv. note to common stock                 57,143             57            19,943                          20,000

Issuance of common stock for interest                      118,161            118            74,958                          75,076

Issuance of common stock due to earnings level           5,800,000          5,800         2,182,200                       2,188,000

Issuance of common stock for note payment                   59,143             59            53,141                          53,200

Net loss for the nine months ended
    September  30, 2004                                                                      ______         (50,926)       (50,926)
                                                                --              -                           --------       --------
Balance at September 30, 2004 (unaudited)                24,948,645    $   24,959     $   7,666,355   $  (1,831,093)  $   5,860,221
                                                         ==========    ==========     =============   =============   =============

The accompanying notes are an integral part of this statement.


                              PIPELINE DATA, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    Unaudited

                                                                                  For the nine                For the nine
                                                                                  months ended                months ended
                                                                               September 30, 2004         September 30, 2003
OPERATING ACTIVITIES
    Net income (loss)                                                              $   (50,926)            $   (266,818)
    Adjustments for noncash and nonoperating items:
            Depreciation and amortization                                               29,346                   26,242
         Conversion of 8% convertible note                                               5,800                   15,234
         Common stock for services, other                                              249,646                   30,000
     Changes in operating assets and liabilities:
         Receivables                                                                  (133,313)                   7,505
         Notes receivable                                                             (596,000)                   1,000
         Interest receivable                                                               498                      269
         Inventory                                                                     (41,814)                  (7,452)
          Deposits                                                                     (31,017)                       0
         Advances and prepaid expenses                                                  (5,979)                 (37,575)
                Accounts payable and accrued expenses                                  129,697                   92,830
                Accrued salaries                                                        (3,643)                  (1,704)
                Payroll taxes and withholdings                                           8,127                  (14,996)
                Other loans and notes payable                                          (12,500)                (100,000)
                Officer loans payable                                                        0                 (105,537)
                Lease obligations-equipment                                              4,228                    4,608
                Loan payable-revolving line of credit                                  (34,614)                 (11,300)
                Taxes payable                                                          (25,117)                 (24,896)
                                                                                       --------                 --------

     Cash (used) by operating activities                                              (507,581)                (392,590)
                                                                                      ---------                ---------

INVESTING ACTIVITIES
    Capital expenditures                                                              (185,529)                 (41,924)
    Merchant portfolio                                                                (442,369)                       0
    Residual rights purchase                                                          (316,228)                       0
    Debt issuance costs                                                               (428,147)                       0
    Proceeds from convertible preferred stock                                           23,360                   26,761

    Cash (used) by investing activities                                             (1,348,913)                 (15,163)

FINANCING  ACTIVITIES
    Proceeds from lease financing                                                       60,988                   18,392
    Proceeds from convertible notes                                                    289,400                  383,120
    Proceeds from exercise of warrants                                                  10,000                        0
    Proceeds from common stock issued for cash                                               0                   46,873
    Purchase of preferred stock from officer                                        (1,000,000)                       0
    Lease obligation-payments                                                           (3,451)                  (4,053)
    Proceeds from Laurus convertible debt                                            6,000,000                        0
    Loan payments                                                                            0                  (12,500)
                                                                                             -                  --------

    Cash  provided  by financing activities                                          5,356,937                  431,832
                                                                                     ---------                  -------
NET  INCREASE (DECREASE) IN CASH                                                     3,500,443                   24,079

    CASH BALANCE BEGINNING OF PERIOD                                                    95,120                   85,463
                                                                                        ------                   ------

    CASH BALANCE END OF PERIOD                                                   $   3,595,563             $    109,542
                                                                                 -------------             ------------
    Supplemental information:
          Cash paid for interest                                                 $      96,207             $     56,230
          Cash paid for income taxes                                          $               0         $             0

The accompanying notes are an integral part of these statements.

                               PIPELINE DATA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2004

NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES

1. Financial Information-Basis of Presentation

     The accompanying unaudited consolidated financial statements of the parent holding company, Pipeline Data, Inc. (the "Company"); and its majority-controlled subsidiaries, Pipeline Data Processing, Inc., SecurePay.com, Inc. ("SecurePay") and Northern Merchant Services, Inc. ("Northern Merchants), have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation (consisting of normal recurring accruals) have been included. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Operating results for the nine month period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003. All significant intercompany accounts and transactions have been eliminated.

2.   Cash Equivalents

     Investments having an original maturity of 90 days or less that are readily convertible into cash have been included in, and are a significant portion of, the cash and cash equivalents balances.

3.       Inventories

     Inventories consist of technical parts and supplies valued at the lower of cost or market.

4.   Property and Equipment

     Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.

     The estimated service lives of property and equipment are principally as follows:

                      Furniture and fixtures                         5- 7 years
                      Computer equipment                             3- 7 years
                      Computer software                              2- 7 years

                               PIPELINE DATA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2004

NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES-(continued)

     4. Property and Equipment-(continued)

     Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset's carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company does not believe the adoption of these standards will have a material impact on the Company's financial statements.

      5.   Accounts and Notes Receivable

     The Company uses the allowance method to account for uncollectible accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $7,797 and $9,729 at September 30, 2004 and December 31, 2003, respectively.

     The Company has four demand notes totaling $181,000 at the simple rate of 10% per annum and one secured promissory note in the amount of $500,000 together with interest at the rate equal to 6% per annum due on or before July 7, 2007. The $500,000 note is secured by 1,000,000 shares, subject to calls for additional shares in the event that the average closing bid price per share in any 30 day period decreases below $.65 per share.

6.       Revenue and Cost Recognition

     The Company and subsidiaries derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee transaction and may also be charged miscellaneous fees, including fees for handling charge backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants. Included in cost of goods and services sold are the expenses covering interchange and bank processing directly attributable to the furnishing of transaction processing and other services to the Company's merchant customers and are recognized simultaneously with the recognition of revenue.

                               PIPELINE DATA, INC.


                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2004


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES-(continued)

7.       Recent Accounting Pronouncements

         New accounting statements issued, and adopted by the Company, include the following:

          In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 14 "Business Combinations" ("SFAS 141"), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. The adoption of SFAS 141 did not have a material impact on the Company's results of operations, financial position or cash flows.

          In July 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement is effective for the Company's 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. The adoption of SFAS 142 did not have an impact on the Company's results of operations, financial position or cash flows.

          In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this Statement eliminates the requirement that gains and losses from extinguishment of debt be classified as extraordinary items. The Company will adopt SFAS 145 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

          In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than when a company commits to an exit plan as was previously required. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt SFAS 146 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

                               PIPELINE DATA, INC.


                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2004


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES-(continued)

     7. Recent Accounting Pronouncements-(continued)

          In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This statement amends SFAS No. 123, transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS 123 and SFAS 148.

          In November 2002, FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosures requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the fiscal 2002 and 2003 financial statements.

          In January 2003, FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," ("VIE's") was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE's created after January 31, 2003. The Company does not believe that the adoption of this interpretation will have any impact on its financial statements.

                               PIPELINE DATA, INC.

                               September 30, 2004

NOTE B--EARNINGS (LOSS) PER SHARE

     Basic  earnings ( loss) per common share is computed by dividing net income
(loss) by the weighted average number of common shares outstanding during the period. Dilutive potential common shares are calculated in accordance with the treasury stock method, which assumes that proceeds from the exercise of all warrants and options are used to repurchase common stock at market value. The amount of shares remaining after the proceeds are exhausted represents the potentially dilutive effect of the securities. The increasing number of warrants and options used in the calculation is a result of the increasing market value of the Company's common stock. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.



  NOTE C - INCOME TAXES

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2003, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     At December 31, 2003, the Company has net operating loss carry forwards for income tax purposes of $1,886,611. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2012. The components of the net deferred tax asset as of are as follows:

         Deferred tax asset:
         Net operating loss carry forward                         $  1,886,611
         Valuation allowance                                      $ (1,886,611)
         Net deferred tax asset                                   $     -0-

     The Company recognized no income tax benefit from the loss generated for the period from the date of inception to December 31, 2003. SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

                               PIPELINE DATA, INC.

                               September 30, 2004

NOTE D - COMMITMENTS AND CONTINGENCIES

     Lease agreements

     The offices of the Company's subsidiary, SecurePay, Inc. are located at 1599 Washington Street, Braintree, Massachusetts at a monthly rental of $1,410. The term of this lease shall be for three years with self-renewing unless terminated in writing no later than one hundred and eighty (180) days before each expiration. Each lease year shall be subject to a rent increase not to exceed the most current consumer price index increase from the prior year. Each extension shall be for the same terms as the original lease. The operations center for SecurePay is located at 13339 North Central Expressway Suite 100, Dallas, Texas. This is a four year lease that commenced on June 2002. An initial deposit of $850 and monthly rental of $768 is required on the leased square foot area of 865 square feet. The office's of Northern Merchant Services, Inc. is located in Brasher Falls, New York, and has an annual lease with Kevin and Nancy Weller, officers' of the Company. The lease commenced on September 2002, with monthly rental of $1,000. The lease can be renewed annually with the option of the landlord not to renew, with just cause. As of September 22, 2004, the Company expanded it's operations center to One Point Royal, 4400 Northpoint Parkway, Alpharetta, Georgia and signed a lease with Highwoods DLF 98/29, LP. This is a sixty-two month lease with annual rent from $38,070 to $64,273. Total base rent for the sixty-two months is $304,699.04.

     On January 28, 2003, the Company entered into a capital equipment lease with Hewlett Packard Financial Services Company, Murray Hill, New Jersey. The initial term of the lease is for a period of 48 months with a base lease amount of $661.77 per month and an advance lease payment of $1,412.87. The lease has an equipment purchase option on " all or none" and "as-is, where-is" basis, without any representations or warranties, including no warranties of merchantability or fitness for a particular purpose. The equipment consist of five servers ($17,025), ten network products ($1,986.60), and four units of software ($3,559.50). The Company has an option to renew the Lease at the then Fair Market Rental Value and also has an option to return the equipment on or before the last day of the Lease term or purchase the equipment for $1.00. On July 1, 2004, the Company entered into two capital leases with American Express Business Finance for software installation services and equipment and MAS200 software. Both leases are for a term of sixty months with a buyout option of $1.00. Monthly payments on the equipment and software are $908.03 and $256.60 for the software installation services. On September 16, 2004, the Company entered into a capital lease with Ikon Financial Services for fax, copier and printer equipment. This lease is for a term of sixty months with a buyout option of $1.00 and monthly payments of $520.16.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                               September 30, 2004



NOTE E - STOCK OPTION ISSUANCES

     In February 2001, the company instituted the 2001-02 Non Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. This plan was extended to the year 2004.

     During the year ended December 31, 2002, the Company's Board of Directors approved the grant of 1,265,000 stock options to key employees and independent consultants with a weighted average exercise price of $0.37. As of December 31, 2002, none of these option shares were vested.

     During the year ended December 31, 2003, the Company's Board of Directors approved the grant of 647,637 stock options also to key employees and independent consultants with a weighted average exercise price of $0.60. During the year a total of 100,000 stock options were forfeited that had a weighted average exercise price of $0.35. Of the 467,636 options awarded to employees during the year, vest one-third each year beginning January 1, 2004. The options awarded to the Directors at December 31, 2003, (150,001 options), vest on January 1, 2004. The independent consultant's options of 30,000 shares, vest one-third each year beginning January 1, 2004. On May 13, 2004, 1,000,000 stock options were issued to a key employee that will be issued in lots of 250,000 with strike prices from $1.50 to $2.25. During the quarter ended September 30, 2004, the new chief technology officer was granted 1,500,000 options that vest one-third in July 2005, one-third July 2006, and one-third July 2007 with strike prices at $1.50 to $3.00.

     The above options shall have piggyback registration rights and shall be included in any S-8 registration statement.

     As of September 30, 2004, the Company has reserved an aggregate of 5,047,637 shares of common stock pending the exercise of the options.

         Stock option activity is summarized as follows:

      Options outstanding at beginning of year             2,000,000
      Granted                                              3,147,637
      Exercised                                                  -0-
      Forfeited                                              100,000
                                                            --------
      Options outstanding at end of the period             5,047,637

                               PIPELINE DATA, INC.

                               September 30, 2004

NOTE E - STOCK OPTION ISSUANCES (continued)


     The Company applies APB No. 25 in accounting for its employee stock option plans and, accordingly, recognizes employee compensation expense for the difference between the fair value of the underlying common shares and the exercise price of the option at the date of grant. The effect of applying SFAS No. 123 on pro forma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things
(1) the vesting period of the stock options and (2) the fair value of additional stock options in future years (3) the exercise price was equal to or higher than the market price as of the date of the grant.


NOTE F - RELATED PARTY TRANSACTIONS

     The Company's subsidiary, Northern Merchant Services, Inc., leases office space from Kevin and Nancy Weller. See Note I for details of repurchase of 2,000 shares of the Company's preferred stock from Kevin and Nancy Weller.

     When the acquisitions of SecurePay and Northern Merchant Services, Inc. were purchased, certain earn-in capabilities based upon revenue milestones achieved were recorded as a contingency based on SFAS No.141-Business
Combinations. Since the future earnings was achieved during the end of this quarter, the consideration paid in stock (5,800,000 shares of common stock), was recorded as an additional cost to the Company. The Northern Merchant Services, Inc. acquisition amounted to an additional 2,000,000 shares of common stock at a price of $.22 per share and the acquisition of SecurePay.com, Inc. amounted to 3,800,000 shares of common stock at a price of $.46 per share. An additional 4,800,000 shares of common stock are being held in escrow for the earn-in capabilities with the deadline for meeting these revenue targets terminating on March 31, 2005 for SecurePay and August 31, 2005 for Northern Merchant Services, Inc.

NOTE G - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS

         Borrowings under Revolving Line of Credit

     The Company's revolving line of credit with a major credit card company amounted to $1,614 and $36,228 at September 30, 2004 and December 31, 2003, respectively.

         Details of Short-Term Debt:

                                                                                September 30,                          December 31,
                                                                                  2004                                       2003


           Ladco Financial Group                                              $             0                        $      12,500
           Laurus Master Fund                                                 $       483,333                        $           0

         Details of Long-Term Debt:

           Officers right of mandatory redemption                            $               0                       $    2,500,000
         Laurus Master Fund                                                  $       5,450,001                       $            0
            Officers' Loan Payable                                           $         100,000
            8% Convertible notes                                             $       1,015,423                       $      726,023

                               PIPELINE DATA, INC.

                               September 30, 2004


NOTE G - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS (continued)

         Conversion of Convertible Note:

     The Holder shall have the right, at its option, at any time during the term of the Convertible Note, to convert the principal amount of the Convertible Note, or any portion of such principal amount, into that number of fully paid and nonassessible shares of Common Stock (as such shares shall be constituted) determined pursuant to the terms of the agreement. The term "Conversion Amount" means, with respect to any conversion on of the Convertible Note, the sum of (1) the principal amount of the Convertible Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the determined interest rate.

            Capital Lease Obligations:

     See Note D-Lease Agreements for lease obligation with Hewlett Packard Financial Services Company, Murray Hill, New Jersey, American Express Business Finance and Ikon Financial Services. As of September 30, 2004, the current portion amounted to $9,067, and the long-term portion amounted to $70,576.


NOTE H - ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150

     In May of 2003 the Financial Accounting Standards Board (FASB) issued SFAS No. 150- Accounting for certain Financial Instruments with Characteristics of Both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability or an asset. The effective date of SFAS NO. 150 is the beginning of the first interim period beginning after June 15, 2003. Also, restatement of financial statements of prior periods presented is not permitted.

     By adopting SFAS No. 150, the Company recognizes the requirement to repurchase 5000 shares of Series A Preferred Convertible Stock that were issued to Kevin Weller and Nancy Smith-Weller, officers' of the Company, that was part of the acquisition of Northern Merchant Services, Inc.(NMSI). This preferred convertible stock was issued in conjunction with the acquisition agreement of NMSI from the Wellers. Under the terms of the agreement, the stock must be repurchased by August 26, 2005 for a sum of $2,500,000. The Wellers have the option of refusing this offer. They may convert the Preferred shares at any time, in whole or in part, to common stock at a rate of $0.50 per common share, reducing the repurchase commitment on a pro-rata basis. PIPELINE DATA, INC.

                               September 30, 2004


NOTE H - ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150
                       (continued)

INTANGIBLE ASSET-MERCHANT PORTFOLIO

     In adopting the new (SFAS) No. 150, the Company hired an independent third-party appraiser to render a reasonable value of the acquisition and carrying value of the purchase price and transaction costs associated with the business acquisitions of NMSI. Management will periodically evaluate whether certain circumstances may affect the estimated useful lives or the recoverability of the unamortized balance of the intangible asset using both objective and subjective factors. Objective factors include management's best estimates of projected future earnings and cash flows and analysis of recent sales and earnings trends. Subjective factors include competitive analysis and the Company's strategic focus.


NOTE I - DEBT/FINANCING

     On February 27, 2004, the Company entered into a Secured Convertible Term Note (the Loan Agreement) with Laurus Master Fund, LTD., c/o Ironshore Corporate Services Ltd., Grand Cayman, Cayman Islands. The Loan Agreement provided for borrowings of two million dollars, together with any accrued and unpaid interest. Interest payable on this Note shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%). Amortizing payments of the aggregate principal amount outstanding under this Loan Agreement at any time shall begin on September 1, 2004 and shall recur on the first calendar day of each succeeding month thereafter until the maturity date. Monthly payments shall be $33,333.00 and will be increased to $41,667.00 from April 1, 2005 through March 1, 2007.

     Laurus Master Fund also agreed to make available to the Company, subject to the terms and conditions set forth in the agreement, an additional aggregate principal amount of up to $1,000,000 in increments of $500,000. This option was exercised on June 16, 2004, in the amount of $1,000,000.

     On August 31, 2004, the Company entered into another Secured Convertible Term Note with Laurus Master Fund, LTD. in the amount of three million dollars which is convertible into shares of the Company's common stock, $.001 par value per share at an initial fixed conversion price of $1.00 per share of common stock.

     Under Article II of the Loan Agreement, there is a conversion repayment option. Subject to the terms of the Loan Agreement, Laurus Master Fund, LTD., shall have the sole option to determine whether to elect to accept payment of the monthly amount on each repayment date either in cash or in shares of Common Stock, or a combination of both. This election notice has to be delivered to the Company in writing by the fifth business day prior to each amortization date.

                               PIPELINE DATA, INC.

                               September 30, 2004


NOTE I - DEBT/FINANCING (continued)

     Also, on February 27, 2004, the Company entered into a Common Stock Purchase Warrant with Laurus Master Fund, LTD., that entitles Laurus Master Fund to purchase from the Company, from and after the Issue Date and at any time or from time to time before February 27, 2011, up to 500,000 fully paid and nonassessable shares of common stock, $.001 par value per share, at the applicable exercise price per share as follows:

     (i) a price of $1.25 -125% of the Fixed Conversion Price for the first 166,667 shares acquired,

     (ii) a price of $1.50 -125% of the Fixed Conversion Price for the next 166,667 shares acquired,

     (iii) a price of $1.75 -125% of the Fixed Conversion Price for any additional shares acquired.

     All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. In conjunction with the term loan, Laurus Capital Management, LLC was paid a fee of $105,000.

     Of the $2,000,000 from Laurus Master Fund, $1,000,000 was used to repurchase 2,000 shares of Pipeline Data, Inc.'s preferred stock from Kevin and Nancy Weller.

     On August 31, 2004, the Company entered into a Common Stock Purchase Warrant with Laurus Master Fund, LTD., that entitles Laurus Master Fund to purchase from the Company, from and after the Issue Date, and at any time or from time to time before August 31, 2011, up to 600,000 fully paid and nonassessable shares of common stock, $.001 par value per share, at the applicable exercise price per share as follows:

     (i) a price of $1.25 -125% of the Fixed Conversion Price for the first 200,000 shares acquired,

     (ii) a price of $1.50 -125% of the Fixed Conversion Price for the next 200,000 shares acquired,

     (iii) a price of $1.75 -125% of the Fixed Conversion Price for any additional shares acquired.

     All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. In conjunction with the term loan, Laurus Capital Management, LLC was paid a fee of $125,000.


NOTE J - RESIDUAL RIGHTS PURCHASE

     On March 15, 2004, Northern Merchant Services, Inc. (a subsidiary of the Company) entered into an Asset Purchase Agreement with Leslie E. McElhiney, Michael Hornung, and Patricia Thornton, for Residuals Rights which relate to certain merchant accounts. As consideration for the assets sold, Northern Merchants paid an aggregate purchase price of $131,363.00 plus 21,968 shares of restricted Pipeline Data, Inc. common stock to McElhiney; $42,093.33 plus 0 shares to Hornung; and, $94,624.68 plus 10,984 shares of restricted Pipeline Data, Inc. common stock to Thornton.

                               PIPELINE DATA INC.
                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2003





--------------------------------------------------------------------------------

                                     PART I

                              FINANCIAL STATEMENTS

     The consolidated financial statements included herein have been prepared By the Company, pursuant to the rules and regulations of the Securities and Exchange Commission.

     In the opinion of the Company, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position of the Company as of December 31, 2003, and the results of its operations and changes in its financial position from January 1, 2003, through December 31, 2003, have been made.

                          INDEX TO FINANCIAL STATEMENTS



Part 1 - Financial Information
                                                                                                           Page

Item 1 - Financial Statements


      Balance Sheets as of December 31, 2003 and 2002                                                        F-4


      Statements of Operations for the years ended December 31,
         2003 and    2002                                                                                    F-5




      Statements of Stockholders' Equity  for the years ended December 31,
            2003 and 2002                                                                                    F-6



      Statements of Cash Flows for the years ended December 31, 2003
            and 2002                                                                                        F-7





      Notes to Financial Statements                                                                       F-8 - F-20


                           DRAKEFORD & DRAKEFORD, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

                         A LIMITED LIABILITY CORPORATION
                            ACCOUNTANTS & CONSULTANTS









REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Directors of Pipeline Data Inc.

     We have audited the consolidated balance sheets of Pipeline Data Inc. as of December 31, 2003, and 2002,and the related consolidated statements of operations, changes in stockholders' equity (deficiency), and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pipeline Data, Inc., as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.





S/Drakeford & Drakeford, LLC
-------------------------------------
March 24, 2004


                               Pipeline Data Inc.

                           CONSOLIDATED BALANCE SHEET

                                                                               December 31, 2003      December 31, 2002
                                     ASSETS


CURRENT ASSETS
    Cash and cash equivalents                                                      $     95,120            $85,463
    Accounts receivable                                                                 294,957            253,707
     Interest receivable                                                                  5,394              6,269
     Inventory                                                                           21,910             29,494
     Advances and prepaid expenses                                                       51,316              6,340
     Note receivable                                                                     85,000              1,000
                                                                                         ------              -----

           Total current assets                                                         553,697            382,273
                                                                                        -------            -------

PROPERTY AND EQUIPMENT, net                                                             135,258            126,705
                                                                                        -------            -------

OTHER ASSETS
     Investment- preferred stock                                                        172,309            208,983
     Merchant portfolio                                                               2,500,000                  0
     Deposits                                                                               850                850
     Goodwill                                                                           176,005            176,005
                                                                                        -------            -------

              Total other assets                                                      2,849,164            385,838
                                                                                      ---------            -------

                       TOTAL ASSETS                                                $  3,538,119           $894,816
                                                                                   ------------         ----------

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                                          $    306,183           $243,018
    Accrued salaries                                                                     72,974             54,376
    Payroll taxes and withholdings                                                       50,586             56,516
    Taxes payable                                                                        30,942             73,770
    Lease obligations-equipment                                                           4,839                  0
    Loan payable-revolving line of credit                                                36,228             11,300
    Notes payable                                                                        12,500            150,000
                                                                                         ------            -------

            Total current liabilities                                                   514,252            588,980
                                                                                        -------            -------

LONG-TERM LIABILITIES
     Officer loans payable                                                              100,000            111,552
     Lease obligations-equipment                                                         13,039                  0
     Note payable                                                                             0             12,500
     Officers right of mandatory redemption (Note H)                                  2,500,000                  0
     Notes payable-convertible 8%                                                       726,023            324,553
                                                                                        -------            -------

            Total long-term liabilities                                               3,339,062            448,605
                                                                                      ---------            -------

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock, authorized 5,000,000 shares $.001 par value each. At
     December 31, 2003 and 2002, there are 5,000 shares outstanding,
     respectively                                                                             5                  5
      Common stock authorized 95,000,000 shares, $.001
      each. At December 31, 2003 and December  31, 2002, there
      are 13,146,250 and 12,706,723 shares outstanding respectively                      13,146             12,707

     Additional paid-in capital                                                       1,451,821          1,324,896
    Retained Earnings (deficit)                                                      (1,780,167)        (1,480,377)
                                                                                     -----------        -----------

         Total stockholders' equity (deficit)                                          (315,195)          (142,769)
                                                                                       ---------          ---------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $    3,538,119          $ 894,816
                                                                                  =============       ============

The accompanying notes are an integral part of these statements.





                               Pipeline Data Inc.

                      CONSOLIDATED STATEMENTS OF OPERATIONS






                                                                                       For the years ended
                                                                          December 31, 2003          December 31, 2002

Revenue                                                                    $    10,246,955           $  3,499,820
                                                                           ---------------           ------------

Cost of services sold                                                            8,342,012              2,357,262
Cost of goods sold                                                                 190,946                363,439
                                                                                  --------                -------

          Total cost of goods and services sold                                  8,532,958              2,720,701
                                                                                 ---------              ---------

          Gross profit                                                           1,713,997                779,119
                                                                                 ---------                -------

Operating Expenses
    Salaries and payroll cost                                                    1,152,865                935,678
    Selling, general and administrative                                            773,123                504,615
    Depreciation and amortization                                                   35,222                  8,761
                                                                                    ------                  -----

          Total operating Expenses                                               1,961,210              1,449,054
                                                                                 ---------              ---------


          Net Income (loss) from operations                                       (247,213)              (669,935)

Other income and expenses
     Interest income                                                                24,235                 28,413
     Interest expense                                                              (76,812)               (18,062)
                                                                                   ========               ========

           Total other income (expenses)                                           (52,577)                10,351
                                                                                   --------                ------

                  Income (loss)                                               $  ( 299,790)          $  ( 659,584)
                                                                              -------------          -------------


Basic  earnings (loss) per common share                                    $         (.02)        $         (.06)
                                                                           ===============        ===============

Weighted average shares outstanding, basic                                      12,902,851             11,986,890






The accompanying notes are an integral part of these statements.



                               Pipeline Data Inc.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                           Additional
                                                                 Common stock               Paid-in        Accumulated
                                                           Shares         Amount            Capital            Loss           Total



Balance at December 31, 2001                            10,986,890        $    10,987   $ 1,045,349         $(820,793)  $   235,543

 On August 26, 2002, Northern Merchant Services,
  Inc. was acquired for 1,000,000 shares of Pipeline
  Common stock                                           1,000,000          1,000            95,003                          96,003
( 5,000 shares of series A preferred conv. stock as
    further consideration in it's August 26, 2002               45                                5
    acquisition )
Issuance of common stock for services                      386,500            387            84,832                          85,219

Sale of common stock on September 30, 2002                 333,333            333            99,667                         100,000

Net loss for the year ended December  31, 2002                                               ______           (659,584)    (659,584)
                                                       -------------   -------------------   ------          ---------   ----------

Balance at December 31, 2002                              12,706,723     $     12,707  $   1,324,896      $ (1,480,377)   $(142,769)

Issuance of common stock for services                      160,979            161             29,839                         30,000

Conversion of 8% convertible note                           43,686             43             15,191                         15,234

Sale of common stock on August 8, 2003                     134,286            134             46,739                         46,873

Issuance of common stock on December 31, 2003
 for services and debt                                     100,576            101             35,156                         35,257

Net loss for the year ended December  31, 2003           _________        _______          ________           (299,790)    (299,790)
                                                       -----------                                            ---------    ---------

Balance at December 31, 2003                            13,146,250      $  13,146       $ 1,451,821       $ (1,780,167)   $(315,195)
                                                        ==========      =========       ===========       ============= ============


         The accompanying notes are an integral part of this statement.



                               Pipeline Data Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                For the year            For the year ended
                                                                               ended December 31,        December 31, 2002
                                                                                    2003


OPERATING ACTIVITIES
    Net (loss)                                                                    $  ( 299,790)             $(659,584)
    Adjustments for noncash and nonoperating items:
            Depreciation and amortization                                               35,222                   8,761
          Common stock for services                                                     65,257                  85,219
          Conversion of 8% convertible notes                                            18,350                       0
     Changes in operating assets and liabilities:
         Receivables                                                                   (41,250)              (202,189)
         Note receivable                                                               (84,000)                229,000
         Accrued interest receivable                                                       875                 (6,269)
         Inventory                                                                       7,584                (29,494)
         Advances and prepaid expenses                                                 (44,976)                (6,340)
          Officer loans payable                                                        (11,552)                112,552
                Accounts payable and accrued expenses                                   63,165                 137,483
                Accrued salaries                                                        18,598                  54,376
                Payroll taxes and withholdings                                          (5,930)                 56,516
                Other loans and notes payable                                         (112,572)                137,253
                Lease obligations-equipment                                              4,839                       0
                Taxes payable                                                          (42,828)                 73,770
                                                                                       --------                 ------


     Cash  (used) by operating activities                                             (429,008)                (8,946)
                                                                                      ---------                -------

INVESTING ACTIVITIES
    Capital expenditures                                                               (28,541)               (99,886)
     Proceeds from preferred stock                                                      36,674                       0
                                                                                        ------                       -

    Cash used by investing activities                                                    8,133                (99,886)
                                                                                         -----                --------

FINANCIAL ACTIVITIES
    Proceeds from sale of stock                                                         46,873                 100,000
    Proceeds from lease financing                                                       18,392                       0
    Proceeds from convertible notes                                                    383,120                       0
    Lease obligation payments                                                           (5,353)                      0
    Loan payments                                                                      (12,500)                      0
                                                                                       --------                      -

    Cash provided by financing activities                                              430,532                 100,000
                                                                                       -------                 -------

NET  INCREASE  (DECREASE) IN CASH                                                        9,657                 (8,832)

    CASH BALANCE BEGINNING OF PERIOD                                                    85,463                  94,295
                                                                                        ------                  ------

    CASH BALANCE END OF PERIOD                                                      $   95,120               $  85,463
                                                                                    ----------              ----------

    NON CASH ACTIVITIES:
            Interest                                                                $   54,821              $   18,062
            Corporate income taxes                                                  $        0
            Note receivable conversion to investment stock                          $        0              $  228,000
            Business acquisition-NMS                                                $        0              $   96,003


        The accompanying notes are an integral part of these statements

                               Pipeline Data Inc.


                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2003


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES

1.       Nature of Operations/ Basis of Presentation

     Nature of Operations Pipeline Data Inc. (the "Company"), was incorporated in June 1997 in the state of Delaware. On March 19, 2002, the Company acquired all of the stock of SecurePay.com, Inc., ("SecurePay") and on August 26, 2002, acquired all of the stock of Northern Merchant Services, Inc.("Northern Merchants"). The Company is a custom credit card transaction processor that serves as a intermediary between the customer and the financial networks for the acceptance of credit card payments by merchants.

     Basis of Presentation The accompanying consolidated financial statements of the parent holding company, Pipeline Data, Inc., and its majority-controlled subsidiaries, SecurePay.com, Inc. and Northern Merchant Services, Inc., have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. All significant intercompany accounts and transactions have been eliminated.

2.   Inventories

     Inventories consist of technical parts and supplies valued at the lower of cost or market.

3.       Cash Equivalents

     Investments having an original maturity of 90 days or less that are readily convertible into cash have been included in, and are a significant portion of, the cash and cash equivalents balances.

4.   Property and Equipment

     Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.

                               Pipeline Data Inc.


                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2003


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING

                    POLICIES (continued)

4. Property and Equipment (continued)

     The estimated service lives of property and equipment are principally as follows:


                           Furniture and fixtures            5- 7 years
                           Computer equipment                3- 7 years
                           Computer software                 2- 7 years

     Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company does not believe the adoption of these standards will have a material impact on the Company's financial statements.

5.       Accounts Receivable

     The Company uses the allowance method to account for uncollectible accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $9,729 and $4,700 at December 31, 2003 and 2002, respectively.

6.  Revenue and Cost Recognition

     The Company and subsidiaries derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee transaction and may also be charged miscellaneous fees, including fees for handling charge backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive

                               Pipeline Data Inc.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003



NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES (continued)



6. Revenue and Cost Recognition (continued)

payments based primarily on processing volume for particular groups of merchants. Included in cost of goods and services sold are the expenses covering interchange and bank processing directly attributable to the furnishing of transaction processing and other services to the Company's merchant customers and are recognized simultaneously with the recognition of revenue.


7.        Advertising Cost

     Advertising cost are expensed as incurred. Advertising expense totaled $ 19,056 for 2003 and $ 14,194 for 2002.


8.       Recent Accounting Pronouncements

     New accounting statements issued, and adopted by the Company, include the following:

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 14 "Business Combinations" ("SFAS 141"), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. The adoption of SFAS 141 did not have a material impact on the Company's results of operations, financial position or cash flows.

                               Pipeline Data Inc.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003





NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES (continued)




8. Recent Accounting Pronouncements (continued)



     In July 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement is effective for the Company's 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. The adoption of SFAS 142 did not have an impact on the Company's results of operations, financial position or cash flows.



     In October 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with SFAS 142. SFAS 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS 144 also expands the reporting of discontinued operations to include components of an entity that have been or will be disposed of rather than limiting such discontinuance to a segment of a business. This Statement is effective for the Company's 2003 fiscal year, and early adoption is permitted. The adoption of SFAS 144 did not have a material impact on the Company's results of operations, financial position or cash flows.

                               Pipeline Data Inc.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003

NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES (continued)

8. Recent Accounting Pronouncements (continued)

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this Statement eliminates the requirement that gains and losses from extinguishment of debt be classified as extraordinary items. The Company will adopt SFAS 145 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than when a company commits to an exit plan as was previously required. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt SFAS 146 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This statement amends SFAS No. 123, transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS 123 and SFAS 148.

     In November 2002, FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosures requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the fiscal 2002 and 2003 financial statements.

     In January 2003, FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," ("VIE's") was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE's created after January 31, 2003. The Company does not believe that the adoption of this interpretation will have any impact on its financial statements.

                               Pipeline Data Inc.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003



NOTE B--EARNINGS PER SHARE

     Basic net earnings (loss) per common share is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.



  NOTE C - INCOME TAXES

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2003, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     At December 31, 2003, the Company has net operating loss carry forwards for income tax purposes of $1,886,611. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2012. The components of the net deferred tax asset as of are as follows:

         Deferred tax asset:
         Net operating loss carry forward                         $  1,886,611
         Valuation allowance                                      $  (1,886,611)
         Net deferred tax asset                                   $     -0-


     The Company recognized no income tax benefit from the loss generated for the period from the date of inception to December 31, 2003. SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

                               Pipeline Data Inc.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003


NOTE D - COMMITMENTS AND CONTINGENCIES

     Lease agreements

     The Company previously occupied office space at the office of the Chairman of the Board at 250 East Hartsdale Avenue, Hartsdale, New York, 10530 at a monthly rental of $500. This office has been closed and now headquartered in Braintree, Massachusetts. The offices of the Company's subsidiary, SecurePay, Inc. are located at 1599 Washington Street, Braintree, Massachusetts at a monthly rental of $1,410. The term of this lease shall be for three years with self-renewing unless terminated in writing no later than one hundred and eighty
(180) days before each expiration. Each lease year shall be subject to a rent increase not to exceed the most current consumer price index increase from the prior year. Each extension shall be for the same terms as the original lease. The operations center for SecurePay is located at 13339 North Central Expressway Suite 103, Dallas, Texas. This is a four year lease that commenced on June 2002. An initial deposit of $850 and monthly rental of $768 is required on the leased square foot area of 865 square feet.


                              Leases-Related Party:

     The office's of Northern Merchant Services, Inc. is located in Brasher Falls, New York, and has an annual lease with Kevin and Nancy Weller, officers' of the Company. The lease commenced on September 2002, with monthly rental of $1,000. The lease can be renewed annually with the option of the landlord not to renew, with just cause.


                            Capital Equipment Lease:

     On January 28, 2003, the Company entered into a capital equipment lease with Hewlett Packard Financial Services Company, Murray Hill, New Jersey. The initial term of the lease is for a period of 48 months with a base lease amount of $661.77 per month and an advance lease payment of $1,412.87. The lease has an equipment purchase option on " all or none" and "as-is, where-is" basis, without any representations or warranties, including no warranties of merchantability or fitness for a particular purpose. The equipment consist of five servers ($17,025), ten network products ($1,986.60), and four units of software ($3,559.50). The Company has an option to renew the Lease at the then Fair Market Rental Value and also has an option to return the equipment on or before the last day of the Lease term or purchase the equipment for $1.00.

                               Pipeline Data Inc.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003





NOTE E - STOCK OPTION ISSUANCES

     In February 2001, the company instituted the 2001-02 Non Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. This plan was extended to the year 2004.

     During the year ended December 31, 2002, the Company's Board of Directors approved the grant of 1,265,000 stock options to key employees and independent consultants with a weighted average exercise price of $0.37. As of December 31, 2002, none of these option shares were vested.

     During the year ended December 31, 2003, the Company's Board of Directors approved the grant of 647,637 stock options also to key employees and independent consultants with a weighted average exercise price of $0.60. During the year a total of 100,000 stock options were forfeited that had a weighted average exercise price of $0.35. Of the 467,636 options awarded to employees during the year, vest one-third each year beginning January 1, 2004. The options awarded to the Directors at December 31, 2003, (150,001 options), vest on January 1, 2004. The independent consultant's options of 30,000 shares, vest one-third each year beginning January 1, 2004.

     The above options shall have piggyback registration rights and shall be included in any S-8 registration statement.


     As of December 31, 2003, no options have been exercised and the Company has reserved an aggregate of 2,547,637 shares of common stock pending the exercise of the options.

      Stock option activity is summarized as follows:


      Options outstanding at beginning of year             2,000,000
      Granted                                                647,637
      Exercised                                                  -0-
      Forfeited                                              100,000
                                                             -------

      Options outstanding at end of the period             2,547,637

                               Pipeline Data Inc.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003




NOTE E - STOCK OPTION ISSUANCES (continued)


     The Company applies APB No. 25 in accounting for its employee stock option plans and, accordingly, recognizes employee compensation expense for the difference between the fair value of the underlying common shares and the exercise price of the option at the date of grant. The effect of applying SFAS No. 123 on pro forma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things
(1) the vesting period of the stock options and (2) the fair value of additional stock options in future years (3) the exercise price was equal to or higher than the market price as of the date of the grant.


NOTE F - RELATED PARTY TRANSACTIONS

     On November 18, 2003, Kevin Weller, an officer of the Company, issued a note payable to the Company in the amount of $85,000. This note has been made pursuant to that certain employment agreement between Weller and the Company. (see Note G )

     The Company's subsidiary, Northern Merchant Services, Inc., leases office space from Kevin and Nancy Weller. (see Note D )

                               Pipeline Data Inc.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003

NOTE G - NOTE RECEIVABLE

     In November 2000, the Company advanced $200,000 to Accu-Search, Inc. as evidenced by a note receivable which was due on December 31, 2001 with interest at 12% per annum. As a further inducement for the note, Accu-Search, Inc. gave Pipeline Data, Inc. a perpetual non-transferable license in an automated software process to convert multiple inputted documents into transmittable Adobe PDA formats. The software may only be used for the licensed technology to increase the functionality of its own web-site by being able to convert any documentation it receives into Adobe PDF format. The Company does not have a valuation on this asset. Accu-Search, Inc. renegotiated their note with the Company in July 2002, and the Company agreed to exchange $228,000 of debt for 37,004 shares of Series A Convertible Preferred Stock and remit payment of $23,447. At December 31, 2002 the only note receivable was for $1,000 with no stated interest that was scheduled to be repaid on a monthly basis. Original note was for $12,000. As of December 31, 2003, this note has been paid in full. In October and November 2003, the Company advanced Kevin Weller a total of $85,000 at the rate of four percent (4%) per annum to be repaid in whole or in part at any time without premium or penalty. (see notes to related party transactions)

NOTE H - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS

     Borrowings under Revolving Line of Credit

     The Company's revolving line of credit with a major credit card company amounted to $36,228 and $11,300 at December 31, 2003 and December 31, 2002, respectively.

         Details of Short-Term Debt:


                                                          December 31,

                                                2003                    2002
                                                ----                    ----
           Ladco Financial Group         $   12,500                  $ 150,000
                                        -----------                  -----------



         Details of Long-Term Debt:

         Ladco Financial Group          $        0                 $     12,500
         Officer's Loan Payable         $  100,000                 $    111,552
         8% Convertible notes           $  726,023                 $    324,553
         Officer preferred stock subject
           to mandatory redemption
          (see Note I)                 $ 2,500,000                 $          0

                               Pipeline Data Inc.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003


NOTE H - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS (continued)

         Conversion of Convertible Note:

     The Holder shall have the right, at its option, at any time during the term of the Convertible Note, to convert the principal amount of the Convertible Note, or any portion of such principal amount, into that number of fully paid and nonassessible shares of Common Stock (as such shares shall be constituted) determined pursuant to the terms of the agreement. The term "Conversion Amount" means, with respect to any conversion on of the Convertible Note, the sum of (1) the principal amount of the Convertible Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the determined interest rate.

         Capital Lease Obligations:

     See Note D-Lease Agreements for lease obligation with Hewlett Packard Financial Services Company, Murray Hill, New Jersey. As of December 31, 2003, the current portion amounted to $4,839, and the long-term portion amounted to $13,039.


NOTE I - ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150

     In May of 2003 the Financial Accounting Standards Board (FASB) issued SFAS No. 150- Accounting for certain Financial Instruments with Characteristics of Both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability or an asset. The effective date of SFAS NO. 150 is the beginning of the first interim period beginning after June 15, 2003. Also, restatement of financial statements of prior periods presented is not permitted.

     By adopting SFAS No. 150, the Company recognizes the requirement to repurchase 5000 shares of Series A Preferred Convertible Stock that were issued to Kevin Weller and Nancy Smith-Weller, officers' of the Company, that was part of the acquisition of Northern Merchant Services, Inc.(NMSI). This preferred convertible stock was issued in conjunction with the acquisition agreement of NMSI from the Wellers. Under the terms of the agreement, the stock must be repurchased by August 26, 2005 for a sum of $2,500,000. The Wellers have the option of refusing this offer. They may convert the Preferred shares at any time, in whole or in part, to common stock at a rate of $0.50 per common share, reducing the repurchase commitment on a pro-rata basis.

                               Pipeline Data Inc.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003


NOTE I - ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150
                       (continued)



INTANGIBLE ASSET-MERCHANT PORTFOLIO

     In adopting the new (SFAS) No. 150, the Company hired an independent third-party appraiser to render a reasonable value of the acquisition and carrying value of the purchase price and transaction costs associated with the business acquisitions of NMSI. Management will periodically evaluate whether certain circumstances may affect the estimated useful lives or the recoverability of the unamortized balance of the intangible asset using both objective and subjective factors. Objective factors include management's best estimates of projected future earnings and cash flows and analysis of recent sales and earnings trends. Subjective factors include competitive analysis and the Company's strategic focus.


NOTE J - SUBSEQUENT EVENTS

         Debt/Financing:

     On February 27, 2004, the Company entered into a Secured Convertible Term Note (the Loan Agreement) with Laurus Master Fund, LTD., c/o Ironshore Corporate Services Ltd., Grand Cayman, Cayman Islands. The Loan Agreement provides for borrowings of two million dollars, together with any accrued and unpaid interest, to be paid on February 27, 2007, if not sooner paid. Interest payable on this Note shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%). Amortizing payments of the aggregate principal amount outstanding under this Loan Agreement at any time shall begin on September 1, 2004 and shall recur on the first calendar day of each succeeding month thereafter until the maturity date. Monthly payments shall be $33,333.00 and will be increased to $41,667.00 from April 1, 2005 through March 1, 2007. Laurus Master Fund also agreed to make available to the Company, subject to the terms and conditions set forth in the agreement, an additional aggregate principal amount of up to $1,000,000 in increments of $500,000. Under Article II of the Loan Agreement, there is a conversion repayment option. Subject to the terms of the Loan Agreement, Laurus Master Fund, LTD., shall have the sole option to determine whether to elect to accept payment of the monthly amount on each repayment date either in cash or in shares of Common Stock, or a combination of both. This election notice has to be delivered to the Company in writing by the fifth business day prior to each amortization date.

                               Pipeline Data Inc.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003


NOTE J - SUBSEQUENT EVENTS (continued)


     Also, on February 27, 2004, the Company entered into a Common Stock Purchase Warrant with Laurus Master Fund, LTD., that entitles Laurus Master Fund to purchase from the Company, from and after the Issue Date and at any time or from time to time before February 27, 2011, up to 500,000 fully paid and nonassessable shares of common stock, $.001 par value per share, at the applicable exercise price per share as follows: (i) a price of $1.25 -125% of the Fixed Conversion Price for the first 166,667 shares acquired, (ii) a price of $1.50 -125% of the Fixed Conversion Price for the next 166,667 shares acquired, (iii) a price of $1.75 -125% of the Fixed Conversion Price for any additional shares acquired. All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. In conjunction with the term loan, Laurus Master Fund was paid a fee of $105,000.

     Of the $2,000,000 from Laurus Master Fund, $1,000,000 was used to repurchase 2,000 shares of Pipeline Data, Inc.'s preferred stock from Kevin and Nancy Weller.

                Asset Purchase Agreement

     On March 15, 2004, Northern Merchant Services, Inc. (a subsidiary of the Company) entered into an Asset Purchase Agreement with Leslie E. McElhiney, Michael Hornung, and Patricia Thornton, for Residuals Rights which relate to certain merchant accounts. As consideration for the assets sold, Northern Merchants shall pay an aggregate purchase price of $131,363.00 plus 21,968 shares of restricted Pipeline Data Inc. common stock to McElhiney; $42,093.33 plus 0 shares to Hornung; and, $94,624.68 plus 10,984 shares of restricted Pipeline Data Inc. common stock to Thornton.

                               PIPELINE DATA INC.
                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2002





--------------------------------------------------------------------------------

                              FINANCIAL STATEMENTS

     The consolidated financial statements included herein have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission.

     In the opinion of the Company, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position of the Company as of December 31, 2002, and the results of its operations and changes in its financial position from January 1, 2002, through December 31, 2002, have been made.

                          INDEX TO FINANCIAL STATEMENTS



Part 1 - Financial Information


                                                                            Page

Item 1 - Financial Statements


      Balance Sheets as of December 31, 2002 and 2001                       F-4


      Statements of Operations for the years ended December 31,
      2002 and 2001                                                         F-5


      Statements of Stockholders' Equity  for the years ended December 31,
      2002 and 2001                                                         F-6



      Statements of Cash Flows for the years ended December 31, 2002 and
      2001                                                                  F-7



      Notes to Financial Statements                                   F-8 - F-14

                           DRAKEFORD & DRAKEFORD, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

                         A LIMITED LIABILITY CORPORATION
                            ACCOUNTANTS & CONSULTANTS


601 Jefferson Davis Hwy                                Telephone:770-575-0915
Fredericksburg, Va. 22401                              E-mail:jaydeecpa@aol.com





REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Directors of Pipeline Data Inc.

     We have audited the accompanying balance sheets of Pipeline Data Inc. as of December 31,2002, and 2001,and the related statements of operations, of changes in stockholders' equity and of cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with standards established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pipeline Data Inc., as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.



/S/Drakeford & Drakeford, LLC
-------------------------------------

April 12, 2003

                               Pipeline Data Inc.

                           CONSOLIDATED BALANCE SHEET

                                      December 31, 2001      December 31, 2002
                                      -----------------      -----------------
                                     ASSETS

CURRENT ASSETS
    Cash and cash equivalents        $     94,295            $    85,463
    Accounts receivable                    51,518                253,707
     Accrued interest receivable
                                                0                  6,269
     Inventory                                  0                 29,494
     Advances and prepaid expenses              0                  6,340
     Note receivable                      230,000                  1,000

                                          -------                  -----

           Total current assets           375,813                382,273

                                          -------                -------

PROPERTY AND EQUIPMENT, net                35,580                126,705

                                           ------                -------

OTHER ASSETS
     Investment-
        Convertible preferred stock             0                208,983
     Deposits                                   0                    850
     Goodwill                                   0                176,005
                                                -                -------

              Total other assets                0                385,838
                                                -                -------

                       TOTAL ASSETS  $    411,393             $  894,816
                                      ------------             ----------


         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and
        accrued expenses             $    105,535           $    243,018
    Accrued salaries                            0                 54,376

    Payroll taxes and withholdings              0                 56,516
    Taxes payable                               0                 73,770
    Loan payable-
      revolving line of credit             70,315                 11,300
    Notes payable                               0                150,000
                                                -                -------

            Total current liabilities     175,850                588,980
                                          -------                -------

LONG-TERM LIABILITIES
     Officer loans payable                      0                111,552
     Note payable                               0                 12,500
     Notes payable-convertible 8%               0                324,553
                                                -                -------

            Total long-term liabilities         0                448,605
                                                -                -------

STOCKHOLDERS' EQUITY
    Preferred stock, authorized 5,000,000 shares
      $.01 par value each. AtDecember 31, 2001
      and 2002, there are 0 and 5,000 shares
      outstanding, respectively                 0                     50
    Common stock authorized 20,000,000
       shares, $.001 each. At December
       31, 2001 and December 31, 2002,
      there are 10,986,890 and 12,706,723
      shares outstanding respectively      10,987                 12,707

     Additional paid-in capital         1,045,349              1,324,851
    Retained Earnings (deficit)          (820,793)            (1,480,377)
                                         ---------            -----------

    Total stockholders' equity (deficit)  235,543               (142,769)
                                          -------               ---------

 TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY            $     411,393          $     894,816
                                     ============           ============


        The accompanying notes are an integral part of these statements.

                               Pipeline Data Inc.

                      CONSOLIDATED STATEMENTS OF OPERATIONS



For the years ended                      December 31, 2001    December 31, 2002
                                         -----------------    ------------------

Revenue                                    $     477,916           $  3,499,820
Cost of goods sold                                60,909              2,720,701
                                                 -------                -------
          Gross profit                           417,007                779,119
                                                 -------                -------

Operating Expenses
    Salaries and payroll cost                    341,255                935,678
    Selling, general and administrative          183,753                504,615
    Depreciation                                     759                  8,761
                                                     ---                  -----

          Total operating Expenses               525,767              1,449,054
                                                 -------              ---------

          Net Income (loss) from operations     (108,760)              (669,935)

Other income and expenses
     Interest income                               6,716                 28,413
     Interest expense                            (18,203)               (18,062)
                                                 ========               ========
           Total other income (expenses)         (11,487)                10,351
                                                 --------                ------

                  Income (loss)             $  ( 120,247)          $  ( 659,584)
                                            -------------          -------------

Basic  earnings (loss) per common share        $   (0.04)        $         (.06)
                                         ================        ===============

Weighted average shares outstanding, basic     3,116,890             11,986,890



        The accompanying notes are an integral part of these statements.


                               Pipeline Data Inc.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT


                                                                                        Additional
                                                              Common stock              Paid-in       Accumulated
                                                         Shares            Amount       Capital           Loss             Total
                                                       --------            ------      -----------     -------------   ------------



Balance at December 31, 2001                            10,986,890     $    10,987      $ 1,045,349      $(820,793)    $   235,543
                                                        ==========

On August 26, 2002, Northern Merchant
  Services Merger of 1,000 shares of common
  stock into 1,000,000 shares in
  exchange of stock of SecurePay                         1,000,000           1,000          95,003                          96,003

    ( 5,000 shares of series A preferred conv.)
                                                                              50

Issuance of common stock for services                      386,500             387          84,832                          85,219


Issuance of common stock on September 30, 2002             333,333             333          99,667                         100,000


Net loss for the year ended December  31, 2002                                                            (659,584)       (659,584)
                                                       -------------   -------------------   ------       ---------      ----------


Balance at December 31, 2002                              12,706,723   $     12,707   $   1,324,851    $(1,480,377)      $(142,769)
                                                       =============     ==========   ==============   =============     ==========





         The accompanying notes are an integral part of this statement.



                               Pipeline Data Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                            For the year ended         For the year ended
                                                                             December 31,2001           December 31, 2002
                                                                            ------------------         -------------------


OPERATING ACTIVITIES
    Net (loss)                                                                 $   (120,247)              $ (659,584)
    Adjustments for noncash and nonoperating items:
            Depreciation                                                                759                    8,761
          Non-cash compensation-consulting fees paid                                 67,500                   85,219

     Changes in operating assets and liabilities, net of acquisitions:
         Receivables                                                                      0                 (202,189)
         Note receivable                                                                  0                   229,000
         Accrued interest receivable                                                      0                   (6,269)
         Inventory                                                                        0                  (29,494)
         Advances and prepaid expenses                                                    0                   (6,340)
          Officer loans payable                                                           0                   112,552
                Accounts payable and accrued expenses                               (97,502)                  137,483
                Accrued salaries                                                          0                    54,376
                Payroll taxes and withholdings                                            0                    56,516
                Other loans and notes payable                                                                 137,253
                Taxes payable                                                             0                    73,770

                                                                                          -                    ------

     Cash provided (used) by operating activities                                  (149,490)                  (8,946)
                                                                                    ---------                 -------
INVESTING ACTIVITIES
    Capital expenditures                                                                  0                  (99,886)
                                                                                          -                  --------

    Cash used by investing activities                                                     0                  (99,886)
FINANCIAL ACTIVITIES
    Proceeds from sale of stock                                                           0                   100,000
                                                                                          -                   -------

    Cash provided by financing activities                                                 0                   100,000
                                                                                          -                   -------

NET  (DECREASE) IN CASH                                                            (149,490)                  (8,832)

    CASH BALANCE BEGINNING OF PERIOD                                                243,785                    94,295
                                                                                    -------                    ------

    CASH BALANCE END OF PERIOD                                                 $     94,295                    85,463
                                                                                  ----------                   ------

    NON CASH ACTIVITIES:
            Interest                                                           $     18,203             $     18,062
            Corporate income taxes                                             $          0             $          0
            Note receivable conversion to investment stock                     $          0             $    228,000
            Business acquisition-NMS                                           $          0             $     96,003








        The accompanying notes are an integral part of these statements.

                               Pipeline Data Inc.


                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2002


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

     1. Financial Information

     The consolidated financial statements include the accounts of the parent holding company, Pipeline Data, Inc. (the "Company"); and its majority-controlled subsidiaries, SecurePay.com, Inc. ("SecurePay") and Northern Merchant Services, Inc. ("Northern Merchants), together with the Company. All significant intercompany accounts and transactions have been eliminated.

     2. Inventories

     Inventories consist of technical parts and supplies valued at the lower of cost or market.

     3. Cash Equivalents

     Investments having an original maturity of 90 days or less that are readily convertible into cash have been included in, and are a significant portion of, the cash and cash equivalents balances.

     4. Property and Equipment

     Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.

     The estimated service lives of property and equipment are principally as follows:

                Furniture and fixtures                         5- 7 years
                Computer equipment                             3- 7 years
                Computer software                              2- 7 years

     Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset's carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

     5.   Accounts Receivable

     The Company uses the allowance method to account for uncollectible accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $1,500 and $4,700 at December 31, 2001 and 2002, respectively.

                               Pipeline Data Inc.

                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2002



NOTE A - BASIS OF PRESENTATION  AND SUMMARY OF SIGNIFICANT  ACCOUNTING
POLICIES
(continued)

     6. Revenue and Cost Recognition

     The Company and subsidiaries derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee per transaction and may also be charged miscellaneous fees, including fees for handling charge backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants. Included in cost of goods and services sold are the expenses covering interchange and bank processing directly attributable to the furnishing of transaction processing and other services to the Company's merchant customers and are recognized simultaneously with the recognition of revenue.

NOTE B--EARNINGS PER SHARE

     Basic loss per common share is computed by dividing the loss by the weighted average number of common shares outstanding during the period. During the years ended December 2002 and 2001, there were no dilutive securities outstanding.



  NOTE C - INCOME TAXES

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2002, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     At December 31, 2002, the Company has net operating loss carry forwards for income tax purposes of $1,474,535. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2010.

     The components of the net deferred tax asset as of are as follows:

         Deferred tax asset:
         Net operating loss carry forward                         $ 1,474,535
         Valuation allowance                                      $(1,474,535)
         Net deferred tax asset                                   $     -0-


     The Company recognized no income tax benefit from the loss generated for the period from the date of inception to December 31, 2002. SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

                               Pipeline Data Inc.

                                December 31, 2002


     NOTE D - COMMITMENTS AND CONTINGENCIES

     Lease agreements

     The Company occupies office space at the office of the Chairman of the Board at 250 East Hartsdale Avenue, Hartsdale, New York, 10530 at a monthly rental of $500. The offices of the Company's subsidiary, SecurePay.com, Inc. are located at 1599 Washington Street, Braintree, Massachusetts at a monthly rental of $1,410. The term of this lease shall be for three years with self-renewing unless terminated in writing no later than one hundred and eighty (180) days before each expiration. Each lease year shall be subject to a rent increase not to exceed the most current consumer price index increase from the prior year. Each extension shall be for the same terms as the original lease. The operations center for SecurePay is located at 13339 North Central Expressway Suite 100, Dallas, Texas. This is a four year lease that commenced on June 2002. An initial deposit of $850 and monthly rental of $768 is required on the leased square foot area of 865 square feet. The office's of Northern Merchant Services, Inc. is located in Brasher Falls, New York, and has an annual lease with Kevin and Nancy Weller, officers of the Company. The lease commenced on September 2002, with monthly rental of $1,000. The lease can be renewed annually with the option of the landlord not to renew, with just cause.

     On January 28, 2003, the Company entered into a capital equipment lease with Hewlett Packard Financial Services Company, Murray Hill, New Jersey. The initial term of the lease is for a period of 48 months with a base lease amount of $661.77 per month and an advance lease payment of $1,412.87. The lease has an equipment purchase option on " all or none" and "as-is, where-is" basis, without any representations or warranties, including no warranties of merchantability or fitness for a particular purpose. The equipment consists of five servers ($17,025), ten network products ($1,986.60), and four units of software ($3,559.50). The Company has an option to renew the Lease at the then Fair Market Rental Value and also has an option to return the equipment on or before the last day of the Lease term or purchase the equipment for $1.00.

                               Pipeline Data Inc.

                                December 31, 2002


NOTE E - STOCK OPTION ISSUANCES

     In February 2001, the company instituted the 2001-02 Non Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company.

     During the year ended December 31, 2002, the company issued the following options: 200,000 Options to Sheila Corvino Esq., for legal services, strike price $0.35. 150,000 Options to Sheila Corvino Esq., for legal services, strike price $0.40. 350,000 Options to MacAllister Smith for services, strike price $0.40. 150,000 Options to R. Scott Barter for analytical and financial research services, strike price $0.35.

     The following are options granted on December 18, 2002: 50,000 options to Jody Latimer for sales work performed, strike price $0.35. 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 50,000 options to Barbara Denis for services, strike price $0.35. 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 75,000 options to Donald Gruneisen for accounting services, strike price $0.35. 37,500 to vest on January 1, 2003 and 37,500 to vest on January 1, 2004. 96,666 options to Jack Rubinstein for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,666 options to MacAllister Smith for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,666 options to Jack Rubinstein for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,668 options to Kevin Weller for directorial services, strike price $0.35. All 96,668 shares to vest on January 1, 2003.

     The above options shall have piggyback registration rights and shall be included in any S-8 registration statement.

     As of December 31, 2002, no options have been exercised and the Company has reserved an aggregate of 585,000 shares of common stock pending the exercise of the options.

         Stock option activity is summarized as follows:

      Options outstanding at beginning of year                  -0-
      Granted                                              2,000,000
      Exercised                                                 -0-
                                                            --------
      Options outstanding at end of the period             2,000,000

                               Pipeline Data Inc.

                                December 31, 2002

NOTE E - STOCK OPTION ISSUANCES (continued)


     The Company applies APB No. 25 in accounting for its employee stock option plans and, accordingly, recognizes employee compensation expense for the difference between the fair value of the underlying common shares and the exercise price of the option at the date of grant. The effect of applying SFAS No. 123 on pro forma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things
(1) the vesting period of the stock options and (2) the fair value of additional stock options in future years (3) the exercise price was equal to or higher than the market price as of the date of the grant.


NOTE F - ACQUISITION

     On August 26, 2002, the Company consummated a merger with Northern Merchant Services, Inc. ("NMS"), a New York corporation. The Company issued five thousand shares of Series A Preferred Convertible Stock. The stock is convertible into one thousand (1,000) shares of common stock of the Company at the conversion price of $0.50 per common share and one million common shares of the Company in exchange for all of the capital stock of SecurePay.

     In addition, Kevin Weller and Nancy Smith-Weller have certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time the Company, as a wholly owned subsidiary of the Company, attains 5,000 merchant accounts, the Company is required to issue to the shareholders of NMS an aggregate of one million (1,000,000) common shares of the Company, up to an aggregate of 3,000,000 common shares. This earn-in restriction shall expire on the fourth anniversary of the date of this acquisition agreement governing the transaction. Further, Kevin Weller, President of the Company will be appointed to Pipeline's board of directors and remains President of NMS. Nancy Smith-Weller, vice president of the NMS will be appointed Vice President of the Company. Kevin Weller and Nancy Smith-Weller are married. As a result of this transaction, together the two former shareholders of NMS may be deemed to have a controlling interest in the Company.

     The transaction has been accounted using the purchase method of accounting, and the purchase price of the transaction is based on the fair market value of the Company's common stock issued. The purchase price will be allocated to the Company's assets acquired and liabilities assumed by NMS based on their relative fair market values at the acquisition date for as the issuance of shares of common stock.

                               Pipeline Data Inc.

                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2002


NOTE G - NOTE RECEIVABLE

     In November 2000, the Company advanced $200,000 to Accu-Search, Inc. as evidenced by a note receivable which was due on December 31, 2001 with interest at 12% per annum. As a further inducement for the note, Accu-Search, Inc. gave Pipeline Data, Inc. a perpetual non-transferable license in an automated software process to convert multiple inputted documents into transmittable Adobe PDA formats. The software may only be used for the licensed technology to increase the functionality of its own web-site by being able to convert any documentation it receives into Adobe PDF format. The Company has not a valuation on this asset. Accu-Search, Inc. renegotiated their note with the Company in July 2002, and the Company agreed to exchange $228,000 of debt for 37,004 shares of Series A Convertible Preferred Stock and remit payment of $23,447. At December 31, 2002 the only note receivable was for $1,000 with no stated interest that was scheduled to be repaid on a monthly basis. Original note was for $12,000.


NOTE H - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS

         Borrowings under Revolving Line of Credit

     The Company's revolving line of credit with a major credit card company amounted to $70,315 and $11,300 at December 31, 2001 and December 31, 2002, respectively.

         Details of Short-Term Debt:

                                                   December 31,

                                               2001               2002
                                               ----               ----

           Ladco Financial Group             $    0           $ 150,000
                                             -------          ---------


         Details of Long-Term Debt:

         Ladco Financial Group              $     0          $   12,500
            Officers' Loan Payable          $     0          $  111,552
            8% Convertible notes            $     0          $  324,553

                               Pipeline Data Inc.

                                December 31, 2002


NOTE H - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS (continued)


     Conversion of Convertible Note:

     The Holder shall have the right, at its option, at any time during the term of the Convertible Note, to convert the principal amount of the Convertible Note, or any portion of such principal amount, into that number of fully paid and nonassessible shares of Common Stock (as such shares shall be constituted) determined pursuant to the terms of the agreement. The term "Conversion Amount" means, with respect to any conversion on of the Convertible Note, the sum of (1) the principal amount of the Convertible Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the determined interest rate.

                               PIPELINE DATA, INC

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

     Until ________ __, 2005 (90 days from the date of this prospectus), all brokers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of a broker to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                               PIPELINE DATA INC.

                       785,210 class A redeemable warrants

                    785,210 shares of common stock issuable upon
                exercise of outstanding class A redeemable warrants

                       1,000,000 class B redeemable warrants

                   1,000,000 shares of common stock issuable upon
                    exercise of the class B redeemable warrants

                                P r o s p e c t u s


                                                          ,   2004

                               PIPELINE DATA INC.

       alternate prospectus front cover page for "at the market" and fixed price secondary offering by four selling stockholders who are affiliates

GRAPHIC OMITTED

                                   PROSPECTUS

                                PROSPECTUS DATED:

                               Pipeline Data Inc.
                1599 Washington Street, Braintree, Massachusetts

                         748,750 SHARES OF COMMON STOCK

     This prospectus relates to the public offering, which is not being underwritten, of up to an aggregate of 748,750 shares of our common stock by Jack Rubinstein, whom we consider to be an affiliate of our company.

     These shares may be sold from time to time in one or more transactions, in special offerings, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.


     We will not receive any of the proceeds from the sale of the shares.

  ----------------------------------------------------------------------------

              The shares of our common stock offered by the selling
                stockholders pursuant to this prospectus involve
                                substantial risk.
                     See "Risk Factors" beginning on page X.
   ---------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We will amend and complete the information in this prospectus. Although the selling stockholders are permitted by U.S. federal securities laws to offer these securities using this prospectus, the selling stockholders may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

         alternate prospectus front cover page for fixed price secondary offering by selling stockholders who are not affiliates

GRAPHIC OMITTED
                                   PROSPECTUS

                                PROSPECTUS DATED:

                               Pipeline Data Inc.
                1599 Washington Street, Braintree, Massachusetts

                          67,500 SHARES OF COMMON STOCK


     This prospectus relates to the public offering, which is not being underwritten, of up to 67,500 shares of our common stock by the selling stockholders identified in this prospectus. Each of those selling stockholders may sell his or her shares from time to time in one or more transactions, in special offerings, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the shares.

     -----------------------------------------------------------------------
              The shares of our common stock offered by the selling
                stockholders pursuant to this prospectus involve
                                substantial risk.
                     See "Risk Factors" beginning on page X.
     -----------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We will amend and complete the information in this prospectus. Although the selling stockholders are permitted by U.S. federal securities laws to offer these securities using this prospectus, the selling stockholders may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

           Alternate Table of Contents Page for Prospectus Relating to
                                Secondary Shares

                                Table of Contents
                                                                            Page


         Prospectus Summary..................................................
         The Company.........................................................
         The Offering........................................................
         Risk Factors........................................................
         Use of Offering Proceeds............................................
         Capitalization......................................................
         Forward- Looking Statements.........................................
         Business of the Company.............................................
         Management's Discussion and Analysis of
         Financial Condition and Results of Operations.......................
         Price Range of Common Stock and Class A Redeemable Warrants.........
         Dividend Policy.....................................................
         Plan of Distribution................................................
         Legal Proceedings...................................................

         Directors, Executive Officers,
         Promoters and Control Persons.......................................
         Security Ownership of Certain Beneficial Owners and Management......
         Description of Securities...........................................
         Interest of Named Experts and Counsel...............................
         Principal and Selling Stockholders..................................
         Certain  Provisions of Our Certificate of Incorporation  and By-Laws
          and Disclosure of Commission Position on Indemnification for
          Securities  Act Liabilities........................................
         Description of Property
         Certain Relationships and Related Transactions......................
         Relationships Among the Selling Stockholders and Pipeline Data Inc..
         Market for Common Equity and Related Stockholder Matters............
         Executive Compensation..............................................
         Financial Statements................................................
         Changes in and Disagreements With Accountants on Accounting and
          Financial Disclosure..............................................
         Where Can Investors Find Additional Information.....................
         Financial Statements of the Company.......................F-1 - F-15

           Alternate Page for Prospectus Relating to Secondary Shares

        The Sale of The Shares of Our Common Stock Registered Pursuant to This Prospectus Has Been Declared Effective in The Following States:

     We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sale made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Pipeline Data Inc. have not changed since the date hereof.


           Alternate Page for Prospectus Relating to Secondary Shares

                                  The Offering

     We will not receive any proceeds from the shares sold by the selling stockholders.

           Alternate Page for Prospectus Relating to Secondary Shares



     The following tables present certain information regarding the beneficial ownership of our common stock as of September 30, 2004 by the following:

     o Each person who is known by us to own beneficially more than five percent of our outstanding common stock;

     o Each of our Directors and executive officers named in the Summary Compensation Table;

     o    Each selling stockholder; and

     o    All of our current executive officers and Directors as a group.

     The percentage of outstanding selling shareholder shares is based on our common stock outstanding as of September 30, 2004

                                                   Shares

                                          Number             Percent              Offered(1)              Number          Percent
                                          ------             -------              --------               --------         ---------



         Selling Stockholders who are
         Directors, Officers
         And 5% Stockholders:

         Jack Rubinstein              748,750                   6.2%                   All                   All            All
         (All  officers  and  directors
         within this  group - 1
         person)

         Selling Stockholders
         Sheila Corvino                50,000                   0.4%                   All                   All            All
         Harold Halcrow                10,000                   0%                     All                   All            All
         Federico Brown                 5,000                   0%                     All                   All            All
         Arthur Gager                   2,500                   0%                     All                   All            All



     (a) There is no assurance that the selling stockholders will sell any or all of these shares.

     (b) Assumes that the directors, officers and 5% stockholders and the selling stockholders acquire no additional shares of our common stock prior to the completion of this offering.

     The SEC deems a security holder the beneficial owner of a security when that person maintains voting or investment power with respect to that security, subject to community property laws, where applicable. If stock options are presently exercisable or exercisable within 60 days of _____________, 2004, the SEC will deem the shares underlying those options to be outstanding and beneficially owned by their holder when computing the percentage of common stock held by that person. However, the SEC will not deem shares underlying these options to be outstanding when computing the percentage of common stock held by others.

           Alternate Page for Prospectus Relating to Secondary Shares

                  Relationships Among the Selling Stockholders
                             and Pipeline Data Inc.

     We have had material relationships with several of the selling stockholders in the past three years. See the discussion set forth in "Directors, Executive Officers, Promoters and Control Persons" for a description of business relationships with Pipeline Data Inc.

     Unless otherwise noted, all stockholders listed have sole voting and investment power with respect to their shares. There are no family relationships between our executive officers and Directors.

           alternate prospectus rear cover page for secondary offering by selling stockholders who are affiliates

                               PIPELINE DATA, INC

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

     Until ________ __, 2005 (90 days from the date of this prospectus), all brokers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of a broker to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                               PIPELINE DATA INC.

                         748,750 Shares of Common Stock
                     Offered by Certain Selling Stockholders

                               P r o s p e c t u s

                                              , 2004

                               PIPELINE DATA INC.

           alternate prospectus rear cover page for secondary offering by selling stockholders who are not affiliates

                               PIPELINE DATA, INC

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

     Until ________ __, 2005 (90 days from the date of this prospectus), all brokers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of a broker to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.


                               PIPELINE DATA INC.

                          67,500 Shares Of Common Stock
                     Offered By Certain Selling Stockholders

                               P r o s p e c t u s

                                     , 2004


                               PIPELINE DATA INC.

                                     Part II

                     Information Not Required in Prospectus


    Item 23. Changes In and Disagreements With Accountants on Accounting and
                              Financial Disclosure

     Thomas Monahan, CPA was our independent certifying accountant for the fiscal years ended December 31, 2001, 2000 and 1999. On July 1, 2002, we terminated his appointment and subsequently engaged DRAKEFORD & DRAKEFORD, LLC as our certifying accountant for the fiscal year ending December 31, 2002. The termination of Thomas Monahan, CPA and appointment of Drakeford & Drakeford, LLC. was approved by our Board of Directors.

     The reports of Thomas Monahan, CPA on our financial statements for the past two fiscal years for which Thomas Monahan, CPA provided such reports, contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principle except that such reports were modified with respect to our ability to continue as a going concern.

     In connection with the audits of the last two fiscal years ended December 31st and during the subsequent interim period preceding his dismissal, there were no disagreements between us and Thomas Monahan, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to his satisfaction, would have caused Thomas Monahan to make reference to the subject matter of the disagreement in connection with his reports.



Item 24. Indemnification of Directors and Officers

The company's Certificate of Incorporation contains provisions to

     (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty (other than breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law (the "DGCL") or for any transaction from which the director derived an improper personal benefit) and (ii) indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. As a result of this provision, the ability of the company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the Certificate of Incorporation and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.


Item 25. Other Expenses of Issuance and Distribution

     The estimated expenses of the initial offering were:


                  Registration Fees                                $     0
                  Blue Sky Filing Fees                             $     0
                  Attorney's Fees                                  $10,000
                  Accountant's Fees                                $ 5,000
                  Printing and Copying                             $ 2,500
                  Miscellaneous                                    $   500
                  TOTAL                                            $18,500



Item 26. Recent Sales of Unregistered Securities

     Pursuant to the NMSI Acquisition Agreement, dated, August 26th, 2002, whereby we purchased our NMSI subsidiary, we agreed that during the initial 36-month period of the this agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from the Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004 we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 million shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers.

     A part of the NMSI Acquisition Agreement, the Wellers are afforded the opportunity to borrow an aggregate amount of $200,000 from our company. On November 18, 2003, Kevin Weller borrowed $85,000 from our company pursuant to a promissory note with a term of eighteen months bearing interest at the rate of 4%. This note was paid in full on March 10, 2004.


     On February 27, 2004, we entered into a financing arrangement with Laurus Master Fund, Ltd. ("Laurus Funds"), a financial institution specializing in funding small and micro-capitalization companies. We issued Laurus Master Fund, Ltd. ("Laurus Funds" or "Laurus") a $2,000,000 convertible note on February 27, 2004, a $1,000,000 convertible note on June 16, 2004, and a $3,000,000 convertible note on August 31, 2004. These secured convertible term notes mature on February 27, 2007, June 16, 2007 and August 31, 2007 respectively, and each bears interest at the rate of six percent (6.0%) per annum. Convertible notes in the principal amount of $5,000,000 are convertible into shares of our common stock at a fixed conversion price of $1.00 per share. Convertible notes in the principal amount of $5,000,000 are convertible into shares of our common stock at a fixed conversion price of $1.25 per share., to provide our company with up to $3.0 million in financing. We used $1,000,000 of the proceeds of the financing to fulfill our repayment obligation under the NMSI Acquisition Agreement to repurchase a portion of the Weller stock, to purchase residual rights to merchant portfolios and we intend to use the remainder to acquire merchant portfolios in order to grow our business.

     We issued 56,250 shares of our common stock to GunnAllen Financial, Inc. as a finder's fee with respect to the Laurus transaction.


     On March 14, 2002, Accu-Search renegotiated their note with us. We agreed to convert the $200,000 note with interest totaling $224,000 into preferred stock of Accu-Search. They also paid an upfront payment of $4,000 in cash. In addition, Accu-Search will provide Pipeline Data two years web access to Accu-Search's on-line data and map system. Contracts were finalized and signed and monies delivered on or about April 30th, 2002. During 2003 $63,528 was received from Accu-Search representing payments of interest of 24,620 and a partial redemption of Accu-Search's preferred shares of $38,908


     On March 8th, 2002, Jack Rubinstein, our Chairman of the Board, lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note are convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005.

     As of September 30, 2004, our company issued $1,102,423.44 in convertible debt. The outstanding notes have a two year term, accrue interest at an annual interest rate of 8% and have 33% warrant coverage at a conversion price of $.35 per share. Beginning November 1, 2003, the conversion price was $.50 per share. As of January 2004, the conversion price was $0.65 per share and as of March 8, 2004, the conversion price was $1.00 per share.

     The names and amounts of the recipients are as follows:

8% Convertible Note

Date                 Name                   Amount
6.17.02              Michael Greenburg      20,000**

6.17.02              Robert Erlichman       15,000***

7.9.02               Elaine Greenburg        5,000

7.16.02              Barbara Klein          10,000

7.18.02              Hal Denton            100,000

8.28.02              Pearl Holloway          7,000

9.11.02              G. Timothy Kane        10,000

9.12.02              Jerry Trevor           25,000

9.20.02              Chandler Smith          4,000

9.29.02              Chasm Holdings, Inc    58,029.31

10.4.02              DSM Realty              15,000*

10.15.02             Don Swift                5,000

10.17.02             Brian Kornreich         25,000

11.25.02             Chasm Holdings, Inc      5,000

12.31.02             Chasm Holdings, Inc     20,524.13

3.12.03              Cara J. Fascione       200,000

3.31.03              Chasm Holdings, Inc     26,120

6.9.03                William Haas            5,000

6.26.03               Lane Gordon            50,000

5.6.03                Chasm Holdings, Inc     2,000

9.25.03               Chasm Holdings, Inc    15,000

9.2.03                Michael Greenburg       8,000

10.27.03              Chasm Holdings, Inc     8,950

10.31.03              Lane Gordon            50,000

11.13.03              Lane.Gordon            50,000

12.18.03              Tracy Bertolino         1,400

                                      II-4


01.08.04              Chasm Holdings, Inc    10,000

01.14.04              Chasm Holdings, Inc     4,000

1.20.04               Elaine Greenburg        5,000

1.20.04               Michael Greenburg      10,000

01.26.04              G. Timothy Kane        35,000

01.27.04              Barbara Klein           5,000

01.27.04              Alexis Rudolph          5,000

01.28.04              Tanya Crowley          15,000

01.28.04              Barbara Klein          10,000

02.03.04              Barry Shore             5,000

02.04.04              Robin & William Maher  10,000

02.05.04              Ken & Linda Swift      10,000

02.06.04              Joe Chang               5,000

02.09.04              Therese Buckley         5,000

02.13.04              Jill Johnson            5,000

02.13.04              Chris Bertolino         5,000

02.13.04              Louis Bertolino         5,000

02.13.04              Blair & Jill Johnson   16,000

02.17.04              Louis Bertolino        10,500

02.17.04              Carolyn Bertolino       5,000

02.19.04              David Cushing          20,000

02.25.04              Melvin Chait            9,000

02.25.04              Trudy Becker            5,000

02.25.04              Robert Erlichman        5,000

02.27.04              Peter Thompson         25,000

02.27.04              Carmen Lopez            4,000

02.27.04              Lane Gordon            50,400

03.05.04              Robert Erlichman        7,500

03.08.04              Lane Gordon            50,000

03.08.04              David Cushing          20,000

04.22.04              Donald Swift            3,000



     * On January 1, 2003, DSM Realty converted its note into 43,686 shares of Pipeline common stock.

     ** On June 17, 2004 Michael Greenburg converted his note and accrued interest into 66,286 shares of Pipeline Common Stock *** On June 17, 2004 Michael Greenburg converted his note and accrued interest into 49,714 shares of Pipeline Common Stock



         Item 27.  Exhibits.

         Exhibit No.         Description
                 3.1*        Certificate of Incorporation
                 3.2*        Amended and Restated Certificate of Incorporation
                 3.3*        By-laws of registrant
                 3.4*        Form of class A Redeemable Warrant
                 3.5*        Form of class B Redeemable Warrant
                 3.6*        Form of class A Warrant Agreement
                 3.7*        Form of class B Warrant Agreement
                 3.8*        Form of Lock-up Agreement
                 5*          Opinion on Legality of Sheila G. Corvino
                 10.1*       Web site development and servicing agreement
                 10.2*       Consulting Agreement with Unifund America, Inc.
                 10.3*       Agreement with Rainbow Media 10.4* Promissory Note dated
                             November 1,2000 issued by
                             Accu-Search, Inc. as Debtor to Pipeline Date Inc. as Payee
                 10.5*       License Agreement for Technology dated
                              November 1, 2000 between Pipeline Date Inc.
                              and Accu-Search Inc.
                 10.6*       Amended Promissory Note by Accu-Search as
                              Debtor to Pipeline as Payee
                 10.7*       Acquisition Agreement dated March 19, 2002 between the
                              Registrant and SecurePay.Com, Inc.
                 10.8*       Acquisition Agreement dated August 26, 2002 between the
                              Registrant and Northern Merchant Services, Inc.
                 23.1*       Consent of Sheila G. Corvino, Esq.
                 23.2        Consent of Drakeford & Drakeford,
                              Certified Public Accountant

         *    Previously filed.

Reports on Form 8-K.

     A report on Form 8-K was filed on April 28, 2002. The purpose of the Form 8-K was to report Pipeline Data's acquisition of SecurePay as its wholly owned subsidiary and changes to the officers and directors of the registrant.

     A report on Form 8-K was filed on August 29, 2002. The purpose of the Form 8K was to report Pipeline Data's acquisition of Northern Merchants Services, Inc. as its wholly owned subsidiary and its change in control was filed on August 29, 2002.

     A report on Form 8-K was filed on November 18, 2003. The purpose of the Form 8K was to report a change in Pipeline Data's name and address.

     A report on Form 8-K was filed on March 6, 2004. The purpose of the Form 8K was to report a press release about a financing arrangement with Laurus Master Fund, Ltd.

     A report on Form 8-K was filed on April 21, 2004. The purpose of the Form 8K was to report a joint alliance with WAY Systems to Deliver Mobile Transaction Terminal to the US Market.

     A report on Form 8-K was filed on May 4, 2004. The purpose of the Form 8K was to report the acquisition of business from St. Lawrence county.

     A report on Form 8-K was filed on June 1, 2004. The purpose of the Form 8K was to report 2004 first quarter results and second quarter acquisitions.

     A report on Form 8-K was filed on June 1, 2004. The purpose of the Form 8K was to report a press release regarding recent acquisitions.

     A report on Form 8-K was filed on June 1, 2004. The purpose of the Form 8K was to report recent acquisitions including United Processing Corporation Ltd and Millenium Merchant Services, Inc.

     A report on Form 8-K was filed on July 6, 2004. The purpose of the Form 8K was to report a press release reporting the employment of Thomas Tesmer to Chief Technical Officer.

     A report on Form 8-K was filed on July 6, 2004. The purpose of the Form 8K was to report a press release reporting a Pipeline's expansion in St. Lawrence County, New York.

     A report on Form 8-K was filed on August 16, 2004. The purpose of the Form 8K was to report a press release reporting a profitable second quarter.

     A report on Form 8-K was filed on September 21, 2004. The purpose of the Form 8K was to report a press release reporting an additional funding of $3,000,000 by the Laurus Master Fund, Ltd.

     A report on Form 8-K was filed on September 23, 2004. The purpose of the Form 8K was to report an additional funding of $3,000,000 by the Laurus Master Fund, Ltd.

     A report on Form 8-K was filed on September 28, 2004. The purpose of the Form 8K was to report a press release reporting the opening of its division Pipeline Data Processing.

     A report on Form 8-K was filed on November 16, 2004. The purpose of the Form 8K was to report third quarter earnings.

     A report on Form 8-K was filed on December 1, 2004. The purpose of the Form 8K was to file a company presentation to investment bankers.

Item 28. Undertakings

     The company hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)Include any additional or change in material information on the plan of distribution.

          (iv) Reflect the sale of more than 125,000 shares held by existing stockholders which are subject to a one-year "lockup" period from the effective date of this registration statement.


     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     (5) Attach a supplementary "sticker" to each prospectus used after more than 62,500 of the shares subject to the initial one-year "lockup" period from the effective date of this registration statement have been sold.

                                   Signatures

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Braintree, state of Massachusetts, on December 7, 2004.


                                          PIPELINE DATA INC.

                                          By: /s/ MacAllister Smith
                                              ----------------------------
                                                 MacAllister Smith
                                                 Chief Executive Officer,
                                                 Director

                                              /s/ Donald Gruneisen
                                          --------------------------------
                                                 Donald Gruneisen
                                                 Chief Financial Officer,


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Pipeline Data Inc., a Delaware corporation that is filing a registration statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint MacAllister Smith and Donald Gruneisen, and each of them, their true and lawful attorneys-in-fact and agents; with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such amendment to registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/  JACK RUBINSTEIN                     Director            December 7, 2004

------------------------------------
JACK RUBINSTEIN


/s/  KEVIN WELLER                        Director            December 7, 2004

------------------------------------
KEVIN WELLER KEVIN WELLER


/s/  MACALLISTER SMITH                   Director            December 7, 2004

------------------------------------
MACALLISTER SMITH

                                          CERTIFICATIONS

         I, MacAllister Smith, certify that:


     1.   I have reviewed this registration statement of Pipeline Data Inc;

     2. Based on my knowledge, this registration statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this registration statement;

     3. Based on my knowledge, the financial statements, and other financial information included in this registration statement, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this registration statement;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

          a) Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this registration statement is being prepared;

          b) Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

          c) Presented in this registration statement our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

          a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


December 7, 2004

                                           /s/ MacAllister Smith
                                           ----------------------------------
                                           MacAllister Smith
                                           President and C.E.O

     I, Donald Gruneisen, certify that:

     1. I have reviewed this registration statement Form SB-2 of Pipeline Data, Inc.;

     2. Based on my knowledge, this registration statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this registration statement;

     3. Based on my knowledge, the financial statements, and other financial information included in this registration statement, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this registration statement;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

          a) Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

          b) Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

          c) Presented in this registration statement our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

          a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


December 7, 2004                            /s/ Donald Gruneisen

                                              ----------------------------------
                                              Donald Gruneisen
                                              Chief Financial Officer